Execution Version
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AMENDED AND RESTATED RECEIVABLES TRANSFER AGREEMENT
by and among
TSPC, INC.,
as Transferor,
TRIMAS CORPORATION,
individually,
as Collection Agent,
TRIMAS COMPANY, LLC
individually,
as Guarantor,
The Persons party hereto from time to time as Purchasers
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and LC Issuer
Dated as of September 15, 2011
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TABLE OF CONTENTS
Page
Article I Definitions    1
Section 1.01.Certain Defined Terms    1
Section 1.02.Other Terms    1
Section 1.03.Computation of Time Periods    2
Article II Purchases and Settlements    2
Section 2.01.Facility    2
Section 2.02.Transfers; Eligible Receivables    3
Section 2.03.Letters of Credit    4
Section 2.04.Allocation and Application of Collections Prior to the Termination Date.    7
Section 2.05.Liquidation Settlement Procedures    9
Section 2.06.Change of Commitments    10
Section 2.07.Fees, Fronting Fees and LC Fees    12
Section 2.08.Protection of Ownership Interest of the Purchasers and the LC
Issuer    12
Section 2.09.Deemed Collections; Application of Payments    13
Section 2.10.Payments and Computations, etc    14
Section 2.11.Settlement Statements    14
Section 2.12.Frequency of Computation of Asset Interest.    15
Section 2.13.Right of Setoff    15
Section 2.14.Sharing of Payments, etc    15
Section 2.15.Illegality    16
Section 2.16.Inability to Determine the LMIR    16
Section 2.17.Indemnification    17
Section 2.18.Indemnity for Reserves and Expenses    20
Section 2.19.Indemnity for Taxes    22
Section 2.20.Other Costs, Expenses and Related Matters    23
Section 2.21.Purchasers    24
Section 2.22.Use of Historical Data    24
Article III Representations and Warranties    24
Section 3.01.Representations and Warranties of the Transferor    24
Article IV Conditions Precedent    28
Section 4.01.Conditions to Effectiveness    28
Section 4.02.Conditions to Each Credit Event    29
Article V Covenants    29
Section 5.01.Affirmative Covenants of the Transferor    29
Section 5.02.Negative Covenants of the Transferor    36

Article VI Administration and Collections    38
Section 6.01.Appointment of Collection Agent    38
Section 6.02.Duties of Collection Agent    39
Section 6.03.Rights After Designation of New Collection Agent    40
Section 6.04.Representations and Warranties of the Collection Agent    40
Section 6.05.Covenants of the Collection Agent    41
Section 6.06.Negative Covenants of the Collection Agent    42
Section 6.07.Collection Agent Default    43
Section 6.08.Responsibilities of the Transferor and the Sellers    44
Article VII Termination Events    44
Section 7.01.Termination Events    44
Section 7.02.Remedies Upon the Occurrence of a Termination Event    46
Article VIII The Administrative Agent    47
Section 8.01.Appointment    47
Section 8.02.Delegation of Duties    48
Section 8.03.Exculpatory Provisions    48
Section 8.04.Reliance by Administrative Agent    48
Section 8.05.Notice of Collection Agent Default    49
Section 8.06.Non-Reliance on the Administrative Agent and Other Purchasers    49
Section 8.07.Indemnification    49
Section 8.08.The Administrative Agent in Its Individual Capacity    50
Section 8.09.Resignation of Administrative Agent; Successor Administrative
Agent    50
Article IX Limited Guaranty    51
Section 9.01.Guaranty of Obligations    51
Section 9.02.Validity of Obligations; Irrevocability    51
Section 9.03.Several Obligations    52
Section 9.04.Subrogation Rights    52
Section 9.05.Rights of Set-Off    52
Section 9.06.Representations and Warranties    52
Article X Miscellaneous    53
Section 10.01.Term of Agreement    53
Section 10.02.Waivers; Amendments    54
Section 10.03.Notices    54
Section 10.04.Governing Law; Submission to Jurisdiction; Integration    56
Section 10.05.Severability; Counterparts    56
Section 10.06.Successors and Assigns    56
Section 10.07.Confidentiality    58
Section 10.08.Grant of Security Interest to Secure the LC Obligations; Characterization of the Transactions Contemplated by the Transaction Documents    59

Section 10.09.Limitation on the Termination of Sellers    60
Section 10.10.PATRIOT Act    60

SCHEDULES AND EXHIBITS

Schedule A        Definitions
Schedule B        Purchasers, their Notice Addresses and their Commitments
Exhibit A        Credit and Collection Policy
Exhibit B        Lock-Box Accounts
Exhibit C        Fiscal Months
Exhibit D        Form of Interim Report
Exhibit E        Form of Monthly Report
Exhibit F        Form of Transfer Notice
Exhibit G        Form of Reduction Notice
Exhibit H        Trade Names
Exhibit I        Form of Secretary’s Certificate

AMENDED AND RESTATED RECEIVABLES TRANSFER AGREEMENT
AMENDED AND RESTATED RECEIVABLES TRANSFER AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), dated as of September 15, 2011, by and among TSPC, INC., a Nevada corporation, as transferor (in such capacity, the “Transferor”), TRIMAS CORPORATION (“TriMas Corp.”), a Delaware corporation, individually, as collection agent (in such capacity, the “Collection Agent”), TRIMAS COMPANY LLC (“TriMas LLC”), a Delaware limited liability company, individually, as guarantor under the Limited Guaranty set forth in Article IX (in such capacity, the “Guarantor”), the several financial institutions identified on Schedule B and their respective permitted successors and assigns (the “Purchasers”; each, individually, a “Purchaser”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wachovia Bank, National Association (“WFB”), as letter of credit issuer (in such capacity, together with its successors in such capacity, the “LC Issuer”) and as administrative agent for the benefit of the Purchasers and the LC Issuer (in such capacity, together with its successors in such capacity, the “Administrative Agent”). This Agreement amends and restates in its entirety that certain Receivables Transfer Agreement dated as of December 29, 2009 by and among Transferor, the Collection Agent, the Guarantor, the Purchasers, and Wells Fargo Bank, National Association, as administrative agent.
PRELIMINARY STATEMENTS
WHEREAS, the Transferor may desire to convey, transfer and assign to the Purchasers from time to time, undivided percentage interests in its accounts receivable and related assets, and each of the Purchasers hereby severally agrees to accept its Pro Rata Share of each such conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of this Agreement; and
WHEREAS, the Transferor may from time to time request the LC Issuer to issue Letters of Credit for which the Transferor’s reimbursement obligations will be secured by a pledge of Transferor’s remaining interest in such accounts receivable and related assets, and the LC Issuer has agreed, subject to the terms and conditions contained in this Agreement, to issue such Letters of Credit.
NOW, THEREFORE, the parties hereby agree as follows:

Article I

Definitions
Section 1.01.    Certain Defined Terms. Capitalized terms used herein shall have the meanings assigned to such terms in, or incorporated by reference into, (a) Schedule A hereto, which Schedule A is incorporated by reference herein, or (b) the Receivables Purchase Agreement (hereinafter defined).
Section 1.02.    Other Terms. Except as otherwise expressly provided herein, all terms of an accounting or a financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if TriMas Corp. or the Transferor notifies the Administrative Agent that TriMas Corp. or the Transferor requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies TriMas Corp. or the Transferor that the Required Purchasers request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
Section 1.03.    Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each means “to but excluding,” and the word “within” means “from and excluding a specified date and to and including a later specified date.”
Article II

Purchases and Settlements
Section 2.01.    Facility. Upon the terms and subject to the conditions set forth in this Agreement:
Commitment to Accept Transfers. The parties hereto establish a receivables financing and letter of credit facility. The Purchasers’ several obligations to accept Transfers from the Transferor hereunder, and the LC Issuer’s obligation to issue Letters of Credit upon application of the Transferor hereunder, shall terminate on the Termination Date. Notwithstanding anything to the contrary contained herein or in the other Transaction Documents, no Purchaser shall be obligated to provide the Transferor with funds if, after giving effect thereto, an Investment Base Deficiency would exist or such Purchaser’s Credit Exposure would exceed its Commitment, and the failure of any Purchaser to make its Pro Rata Share of the Transfer Price for any Transfer available to the Transferor shall not relieve any other Purchaser of its obligations hereunder.
(a)    Letters of Credit. The Transferor may request that the LC Issuer issue Letters of Credit renew, extend, increase, decrease or otherwise modify each Letter of Credit (“Modify,” and each such action a “Modification”), and the LC Issuer hereby agrees to issue such Letters of Credit and, with the consent of the applicable beneficiary, to make such

Modifications from time to time upon the request of the Transferor; provided that no Letter of Credit shall be issued or Modified by the LC Issuer if, after giving effect thereto, (i) the LC Obligations would exceed the LC Sublimit, or (ii) an Investment Base Deficiency would exist; and provided, further, that each Letter of Credit issued pursuant to this Section 2.01(b) shall have a face amount of not less than $50,000. No Letter of Credit shall have an expiry date later than the earlier to occur of (A) 364 days from the date of issuance or Modification and (B) five Business Days prior to the Stated Termination Date.
Section 2.02.    Transfers; Eligible Receivables.
 Incremental Transfers. From time to time prior to the Termination Date, upon the terms and subject to the conditions set forth herein and in the other Transaction Documents, the Transferor may make a conveyance, transfer and assignment to the Purchasers of an undivided percentage ownership interest in the Receivables, together with Related Security, Collections and Proceeds with respect thereto (each, an “Incremental Transfer”) at the Transfer Price, without recourse except as provided herein, and each of the Purchasers severally agrees to fund its Pro Rata Share of each requested Incremental Transfer, provided, however, that after giving prospective effect to the funding of the Transfer Price for any Incremental Transfer and the payment to the Transferor of such Transfer Price, each of the applicable conditions precedent in Article IV of this Agreement shall be satisfied.
The Transferor shall, by telecopied or electronic notice to the Administrative Agent and the Purchasers in the form of Exhibit F hereto (each, a “Transfer Notice”), offer to make an Incremental Transfer at least one (1) Business Day prior to the proposed date thereof. Each such notice shall specify (x) the desired Transfer Price (which shall be at least $1,000,000 per Purchaser) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit; and (y) the desired date of such Incremental Transfer which shall be a Business Day. Each Incremental Transfer shall be subject to the condition precedent that the Collection Agent shall have delivered to the Administrative Agent and the Purchasers, in form and substance satisfactory to the Administrative Agent, all Settlement Statements required to be delivered as of the date of the applicable Transfer Notice, together with such other additional information as the Administrative Agent may reasonably request.
Each Transfer Notice shall be irrevocable and binding on the Transferor, and the Transferor shall indemnify the Purchasers against any loss or expense incurred by the Purchasers, either directly or indirectly, as a result of any failure by the Transferor to complete such Incremental Transfer, including, without limitation, any loss or expense incurred by the Purchasers by reason of the liquidation or reemployment of funds acquired by the Purchasers to fund such Incremental Transfer.
On the day of each Incremental Transfer, each Purchaser participating in such purchase shall deposit to the Transferor’s account, in immediately available funds, an amount equal to its Pro Rata Share of the Transfer Price for such Incremental Transfer. No Purchaser shall have any responsibility for the failure of any other Purchaser to make any such deposit.
(a)    Reinvestment Transfers. On each Business Day occurring after the initial Incremental Transfer and prior to the Termination Date, the Transferor may convey, transfer and assign to each Purchaser, and each Purchaser shall purchase from the Transferor, an undivided percentage ownership interest in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.04(c)(i) hereof. The Transferor agrees to maintain, at all times prior to the Termination Date, a Net Receivables Balance in an amount at least sufficient to maintain the Effective Asset Interest at an amount not greater than the Maximum Percentage Interest. Accordingly, the maximum amount of funding that the Transferor may obtain on any Business Day shall be equal to the maximum Aggregate Net Investment that would not cause an Investment Base Deficiency.
(b)    All Transfers. Each Transfer shall constitute a purchase of undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, in each case, whether existing on the date of such Transfer or thereafter arising. The applicable Purchasers’ aggregate undivided percentage ownership interest in the Receivables, together with the Related Security, Collections and Proceeds with respect thereto, shall equal the Transferred Percentage in effect from time to time. By accepting any conveyance, transfer and assignment of ownership interests in the Receivables hereunder, none of the Purchasers nor the Administrative Agent assumes or shall have any obligations or liability under any of the applicable Contracts, all of which shall remain the obligations and liabilities of the Sellers. Such purchases from the Transferor by the Purchasers shall be made in accordance with their respective Pro Rata Shares.
(c)    Voluntary Reductions. The Transferor may, by delivery of a Reduction Notice to the Administrative Agent and each Purchaser electronically or by facsimile, at any time and from time to time reduce the Aggregate Net Investment, in whole or in part, upon at least one (1) Business Day’s prior notice to the Administrative Agent and the Purchasers before 11:00 a.m., New York City time; provided, however, that each partial reduction of the Aggregate Net Investment shall be in an amount that is not less than $2,000,000 in the aggregate. Upon the date specified in such Reduction Notice for such reduction, the Transferor shall immediately pay to each of the Purchasers, from previously received Collections, an amount equal to its Pro Rata Share of such targeted reduction.
Section 2.03.    Letters of Credit.
(a)    Letter of Credit Requests. Subject to Section 2.01, the Transferor shall give the LC Issuer notice, reasonably in advance of the proposed date of issuance or Modification of each Letter of Credit, by delivering electronically or by facsimile a copy of the Letter of Credit Request provided to it under the Receivables Purchase Agreement. The issuance or Modification by the LC Issuer of any Letter of Credit shall, in addition to the conditions precedent set forth in Article IV, be subject to the conditions precedent that (i) such Letter of Credit shall be reasonably satisfactory to the LC Issuer and (ii) the Transferor shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Letter of Credit as the LC Issuer shall have reasonably requested (each, an “LC Application”). In the event of any conflict between the terms of this Agreement and the terms of any LC Application, the terms of this Agreement shall control. The Administrative Agent will promptly notify the Purchasers of the issuance or Modification of any Letter of Credit.
(b)    Notice of Disbursement; Reimbursement by the Transferor.

(i)    The LC Issuer shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The LC Issuer shall promptly notify the Transferor by telephone (confirmed by telecopy) of such demand for payment and whether the LC Issuer has made or will make a disbursement in respect of such Letter of Credit (an “LC Disbursement” ); provided that any failure to give or delay in giving such notice shall not (i) relieve the Transferor of its obligation to reimburse the LC Issuer with respect to any such LC Disbursement (other than with respect to the timing of such reimbursement obligation set forth in Section 2.03(b)(ii)) or (ii) relieve any Purchaser’s obligations to acquire participations as required pursuant to Section 2.03(e).
(ii)    If the LC Issuer shall make any LC Disbursement, the Transferor shall reimburse such LC Disbursement by paying to the LC Issuer an amount equal to such LC Disbursement not later than 4:00 p.m., New York City time, on the date that such LC Disbursement is made if the Transferor shall have received notice of such LC Disbursement prior to 12:00 noon, New York City time, on such date, or, if such notice has not been received by the Transferor prior to such time on such date, then not later than 4:00 p.m., New York City time, on the Business Day immediately following the day that the Transferor receives such notice; provided that the Transferor may request in accordance with Section 2.02 that such Reimbursement Obligation be financed with a Transfer in an equivalent amount and, to the extent so financed, each of the Purchasers is hereby directed to pay the proceeds of its Pro Rata Share of the Transfer price for each such Transfer directly to the LC Issuer in satisfaction of such Reimbursement Obligations. If the Transferor fails to satisfy in full any Reimbursement Obligation when due, all such amounts paid by the LC Issuer in respect of an LC Disbursement and remaining unpaid by the Transferor shall bear interest (“Interest”), payable on each Monthly Payment Date in arrears out of Remaining Collections, for each day until paid at the Default Rate. The Transferor’s Reimbursement Obligations, its obligation to pay Interest thereon and its obligation to pay LC Fees and Fronting Fees, shall be secured by a pledge of the Remaining Interest.
(iii)    The responsibility of the LC Issuer to the Transferor shall be only to determine that the documents (including each demand for payment) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit; provided that the Transferor shall not hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Transferor to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer or (ii) the LC Issuer’s failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit.
(c)    Obligations Absolute. The Transferor’s Reimbursement Obligations as provide for in Section 2.03(b) shall be absolute and unconditional under any and all circumstances and irrespective of (i) any lack of validity or enforceability of such Letter of Credit, this Agreement or the applicable LC Application; (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Transferor or any of its Affiliates may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the LC Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect (provided that such draft, demand, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof) or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) any payment by the LC Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit (provided that such draft, demand, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof); or any payment made by the LC Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code of the United States, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally; (v) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to the departure from any guarantee, for all or any of the obligations of the Transferor or any Seller in respect of any Letter of Credit; or (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Transferor or the applicable Seller. The Transferor shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it, and, in the event of any claim of noncompliance with the Transferor’s instructions or other irregularity, the Transferor will immediately (and in any event within five Business Days) notify the LC Issuer. The Transferor shall be conclusively deemed to have waived any such claim against the LC Issuer and its correspondents unless such notice is given as aforesaid.
(d)    Actions of LC Issuer. With respect to any actions taken or omitted in the absence of gross negligence or willful misconduct, the LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed in good faith by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer.
(e)    Risk Participations. (i) The LC Issuer hereby sells to each of the Purchasers, and, to induce the LC Issuer to issue Letters of Credit hereunder, each Purchaser hereby irrevocably accepts and purchases from the LC Issuer, on the terms and conditions hereinafter stated, for such Purchaser’s own account and risk, an undivided interest equal to such Purchaser’s Pro Rata Share of the LC Issuer’s rights and obligations under each Letter of Credit issued hereunder and the amount of each LC Disbursement paid by the LC Issuer thereunder. Each Purchaser absolutely, unconditionally and irrevocably agrees with the LC Issuer that, if an LC Disbursement is paid under any Letter of Credit for which the LC Issuer is not reimbursed in full by the Transferor in accordance with the terms of this Agreement (including, without limitation, reimbursement with the proceeds of a Transfer, such Purchaser shall pay to the LC Issuer upon demand an amount equal to such Purchaser’s Pro Rata Share of the amount of such LC Disbursement, or any part thereof, which is not so reimbursed.
(ii) Upon becoming aware of any amount required to be paid by any Purchaser to the LC Issuer pursuant to Section 2.03(e)(i) in respect of any unreimbursed portion of any LC Disbursement made by the LC Issuer under any Letter of Credit, the Administrative Agent shall notify each Purchaser of the amount and due date of such required payment and such Purchaser shall pay to the LC Issuer the amount specified on the applicable due date. If any such amount is paid to the LC Issuer after the date such payment is due, such Purchaser shall pay to the LC Issuer on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the LC Issuer, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. With respect to payment to the LC Issuer of the unreimbursed amounts described in this Section 2.03(e)(ii), if the Purchasers receive notice that any such payment is due (A) prior to 1:00 p.m. (New York time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (New York time) on any Business Day, such payment shall be due on the following Business Day.

(iii) Whenever, at any time after the LC Issuer has made an LC Disbursement and has received from any Purchaser its Pro Rata Share of such payment in accordance with this Section 2.03(e), the LC Issuer receives any payment related to such Letter of Credit (whether directly from the Transferor or otherwise, or any payment of Interest on account thereof), the LC Issuer will distribute to such Purchaser its pro rata share thereof in accordance with such Purchaser’s Pro Rata Share; provided, that in the event that any such payment received by the LC Issuer shall be required to be returned by the LC Issuer, such Purchaser shall return to the LC Issuer the portion thereof previously distributed by the LC Issuer to it.

Section 2.04.    Allocation and Application of Collections Prior to the Termination Date.
(a)    Allocation of Collections Between the Transferred Interest and the Remaining Interest prior to the Termination Date. On each day on which Collections are received prior to the Termination Date, the Collection Agent shall allocate such Collections to the Transferred Interest and the Remaining Interest in accordance with the Transferred Percentage and the Remaining Percentage, respectively. Collections allocated to the Transferred Interest are hereinafter referred to as “Purchaser Collections”, and Collections allocated to the Remaining Interest are hereinafter referred to as “Remaining Collections.”
(b)    Monthly Payment Dates Prior to the Termination Date. On each Monthly Payment Date after the date of this Agreement but prior to the Termination Date:
(i)    Unless the Dominion Date has occurred, the Transferor shall pay to the Administrative Agent and, regardless of whether the Dominion Date has occurred, the Administrative Agent shall distribute to the Purchasers, Purchaser Collections (to the extent received) in an amount equal to the sum of all accrued and unpaid Discount, all accrued and unpaid Fees for the calendar month (or portion thereof) then most recently ended and all other Aggregate Unpaids (other than Aggregate Net Investment, Interest, Fronting Fees and LC Fees), if any, that are then due and owing,
(ii)    Unless the Dominion Date has occurred, the Transferor shall pay to the Administrative Agent and, regardless of whether the Dominion Date has occurred, the Administrative Agent shall distribute to the LC Issuer, Remaining Collections (to the extent received) in the amount equal to the accrued and unpaid LC Fees, Fronting Fees and Interest for the calendar month (or portion thereof) then most recently ended,
(iii)    Unless the Dominion Date has occurred, the Transferor shall pay to the Administrative Agent and, regardless of whether the Dominion Date has occurred, the Administrative Agent shall distribute to the Collection Agent, Remaining Collections (to the extent received) in the amount equal to the accrued and unpaid Servicing Fee for the calendar month (or portion thereof) then most recently ended, and
(iv)    All other Collections may be retained by (or, after the Dominion Date shall be distributed by the Administrative Agent to) the Transferor for use in accordance with the Transaction Documents and applicable law.
(c)    Application of Purchaser Collections prior to the Termination Date; Reinvestment Procedures.
(i)    On each Business Day on or after the date of this Agreement but prior to the Termination Date, provided that no Investment Base Deficiency exists and is continuing or will result therefrom, after payment of any amounts that are then due and owing from Purchaser Collections under Section 2.04(b)(i), Purchaser Collections shall first be applied to paying for additional Transfers of undivided interests in the Receivables and the associated Related Security, Collections and Proceeds, such that after giving effect thereto, the Aggregate Net Investment is equal to or less than the Aggregate Net Investment immediately prior to receipt of such Purchaser Collections (each such Transfer, a “Reinvestment”), and any remaining Purchaser Collections may be used by the Transferor in accordance with the Transaction Documents and applicable law.
(ii)    At any time prior to the Termination Date on which an Investment Base Deficiency occurs, after payment of any amounts that are then due and owing on such date under Section 2.04(b)(i)-(iii), if any, on the applicable Settlement Date in accordance with the definition of such term, (A) Purchaser Collections shall be applied to reduction of the Aggregate Net Investment, and/or (B) Remaining Collections shall be deposited as cash collateral into the Letter of Credit Collateral Account, such that after giving effect to the foregoing reduction and/or cash collateral pledge, no Investment Base Deficiency is continuing. In the event there are insufficient Collections to eliminate such Investment Base Deficiency, a Termination Event will be deemed to have occurred.
(d)    Application of Remaining Collections prior to the Termination Date.

On each day prior to the Termination Date on which any Remaining Collections are received, after payment of any amounts that are then due and owing from Remaining Collections pursuant to Section 2.04(b) or Section 2.04(c), Remaining Collections shall be:
(i)    first, applied to the purchase by the Transferor of additional Receivables under the Receivables Purchase Agreement, such that after giving effect thereto, the Net Receivables Balance is greater than or equal to the Net Receivables Balance immediately prior to receipt of such Remaining Collections,
(ii)    second, applied to the payment of any accrued and unpaid interest or principal under the Subordinated Note to the extent reductions of principal thereof are then permitted by the terms of the Receivables Purchase Agreement and the Subordinated Note, and
(iii)    third, paid to the Transferor for use in accordance with the Transaction Documents and applicable law.
(e)    Release of Excess Cash Collateral. If on any Settlement Date prior to the Termination Date, the balances in the Letter of Credit Collateral Account exceed the amount required by this Agreement, unless a Termination Event a Potential Termination Event exists and is continuing, the Administrative Agent shall release the excess cash collateral to the Transferor.
Section 2.05.    Liquidation Settlement Procedures.
(a)    Allocation and Segregation of Collections from and after the Termination Date. On the Termination Date and on each day thereafter, all Collections shall be ratably allocated to both the Transferred Interest and the Remaining Interest and shall be held in trust for the Administrative Agent, the LC Issuer and the Purchasers, as applicable, by the Collection Agent until the next Monthly Payment Date or Settlement Date in a segregated account which is subject to a first priority perfected security interest in favor of the Administrative Agent, for the benefit of the Administrative Agent, the LC Issuer and the Purchasers.
(b)    Each Business Day. On each Business Day on or after the Termination Date, all Collections shall be turned over and applied to payment and Cash Collateralization of the Aggregate Unpaids and the Servicing Fee as follows:
(i)    First, unless the Dominion Date has occurred, the Transferor shall pay to the Administrative Agent’s Account and on and after the Dominion Date has occurred, the Administrative Agent shall deposit in the Administrative Agent’s Account, for distribution to the Purchasers and the LC Issuer, as applicable, Collections in an amount equal to all reimbursable expenses of the Administrative Agent, the LC Issuer and the Purchasers then due and owing, ratably in accordance with their respective amounts thereof;
(ii)    Second, unless the Dominion Date has occurred, the Transferor shall pay to the Administrative Agent and, regardless of whether the Dominion Date has occurred, the Administrative Agent shall distribute to the Collection Agent, Collections in the amount equal to the accrued and unpaid Servicing Fee through such date, whether or not then due and owing;
(iii)    Third, unless the Dominion Date has occurred, the Transferor shall pay to the Administrative Agent’s Account and, regardless of whether the Dominion Date has occurred, the Administrative Agent shall deposit to the Administrative Agent’s Account, for distribution to the Purchasers and the LC Issuer, Collections in an amount equal to all accrued and unpaid Discount and Interest, ratably in accordance with their respective amounts thereof, whether or not then due and owing;
(iv)    Fourth, the Transferor shall pay to the Administrative Agent’s Account, for distribution to the Purchasers and the LC Issuer, Collections in an amount equal to all accrued and unpaid Fees and LC Fees, ratably in accordance with their respective amounts thereof, whether or not then due and owing;
(v)    Fifth, the Transferor shall pay to the Administrative Agent’s Account, for distribution to the Purchasers and deposit into the Letter of Credit Collateral Account, Collections in an amount equal to the Aggregate Credit Exposure;
(vi)    Sixth, the Transferor shall pay to the Administrative Agent’s Account, for the Administrative Agent’s own account and for distribution to the Purchasers and the LC Issuer, as applicable, all other Aggregate Unpaids; and
(vii)    Seventh, after payment in full of all Aggregate Unpaids and full Cash Collateralization of the LC Obligations, the balance may be retained by the Transferor.
(c)    The Administrative Agent, upon its receipt of any such amounts in the Administrative Agent’s Account, shall distribute such amounts to the Purchasers and, if applicable, the LC Issuer entitled thereto; provided that if the Administrative Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Administrative Agent shall pay such amounts in the order of priority set forth above and, with respect to any such category above for which the Administrative Agent shall have insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to such Persons) among all such Persons entitled to payment thereof.
(d)    Following the date on which the Aggregate Unpaids have been paid in full, (i) the Asset Interest shall equal zero, (ii) the Administrative Agent, on behalf of the Purchasers and the LC Issuer, shall be considered to have reconveyed to the Transferor all of the Purchasers’ and LC Issuer’s right, title and interest in, to and under the Receivables and Related Security, Collections and Proceeds with respect thereto, and (iii) the Administrative Agent, on behalf of the Purchasers and the LC Issuer, shall execute and deliver to the Transferor, at the Transferor’s expense, such documents or instruments as are necessary to terminate the Purchasers’ and the LC Issuer’s respective interests in the Receivables and Related Security, Collections and Proceeds with respect thereto. Any such documents shall be prepared by or on behalf of the Transferor.
Section 2.06.    Change of Commitments.
  (a)    Reduction of Commitments. Upon ten (10) Business Days written notice to the Administrative Agent and the Purchasers, the Transferor may ratably reduce the Aggregate Commitment in an amount equal to $5,000,000 or a whole multiple of $500,000 in excess thereof. Upon any such reduction of the Aggregate Commitment, the Commitment of each Purchaser shall be reduced in an amount equal to such Purchaser’s Pro Rata Share of the amount of such reduction, and the Facility Limit shall be reduced to the level of the reduced Aggregate Commitment. Once reduced, the Commitments shall not be subsequently reinstated. The Commitment of each Purchaser, and the commitment of the LC Issuer to issue Letters of Credit, shall be automatically reduced to zero on the Commitment Expiry Date.
(b)    Increase of Commitments and Facility Limit.
(i)    Provided that the Aggregate Commitment has not been previously reduced pursuant to Section 2.06(a), the Transferor may, by written notice to the Purchasers, from time to time request that the Facility Limit and Aggregate Commitment be increased by an amount not to exceed the Facility Limit Increment Amount in effect at such time. Such notice shall set forth the amount of the requested increase (which shall at least be the lesser of (x) $5,000,000 and (y) the remaining Facility Limit Increment Amount) and the date on which such increase is requested to become effective (which shall be not fewer than ten (10) Business Days or more than sixty (60) days after the date of such notice and which, in any event, must be at least six months prior to the Commitment Expiry Date) and shall offer each Purchaser the opportunity to increase its Commitment by its Pro Rata Share of the proposed increase in the Facility Limit. Each such Purchaser shall, by notice to the Transferor and the Administrative Agent given not more than ten (10) Business Days after the date on which the Administrative Agent provides notice to the Purchasers as set forth above, either agree to increase its Commitment by all or a portion of its Pro Rata Share of the proposed increase (each Purchaser so agreeing, an “Increasing Purchaser”) or decline to increase its Commitment, and any such Purchaser that does not deliver such a notice within the foregoing period of five (5) Business Days shall be deemed to have declined to increase its Commitment (each such Purchaser so declining or being deemed to have declined, a “Non-Increasing Purchaser”). If, at the end of such period of ten (10) Business Days, all or some of such Purchasers shall have agreed pursuant to the preceding sentence to increase their Commitments by an amount that is less than the aggregate amount requested by the Transferor (the difference between such requested amount and the amount aggregate amount agreed to by such Purchasers, the “Unsubscribed Amount”), the Transferor may arrange for one or more banks or other entities (any such bank or other entity, an “Augmenting Purchaser”), which may include any existing Purchaser, to extend Commitments or increase their existing Commitments in an aggregate amount up to the Unsubscribed Amount, and the Administrative Agent will provide to Transferor such assistance as Transferor reasonably may request in arranging for Augmenting Purchasers. Each proposed Augmenting Purchaser, including any that is already a Purchaser hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and the Transferor. Each Augmenting Purchaser approved by the Administrative Agent and the Transferor shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence such Augmenting Purchaser’s Commitment and/or its status as a Purchaser hereunder. Subject to the minimum requirements set forth above, any increase in the Commitments may be made in an amount which is less than the increase requested by the Transferor if the Transferor is unable to arrange for, or the Transferor chooses not to arrange for, sufficient Augmenting Purchasers to provide the Unsubscribed Amount.
(ii)    Each of the parties hereto hereby agrees that the Administrative Agent may take any and all actions as may be reasonably necessary to ensure that, after giving effect to any increase in the Commitments pursuant to this Section 2.06(b), the Transferred Interest is held by the Administrative Agent for the benefit of the Purchasers in accordance with their respective Pro Rata Shares. This may be accomplished at the discretion of the Administrative Agent by reallocation of the Transferred Interest in its books and records.
(iii)    Notwithstanding the foregoing, no increase in the aggregate Commitments shall become effective under this Section 2.06(b) unless on the effective date of such increase, the conditions set forth in Section 4.03 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Transferor.
Section 2.07.    Fees, Fronting Fees and LC Fees. To the extent not otherwise provided for by the provisions of this Agreement, (a) the Transferor shall pay to the Purchasers the Fees and LC Fees specified in the Fee Letter, and (b) the Transferor shall pay to the LC Issuer, the Fronting Fees (if any) specified in the Fee Letter.
Section 2.08.    Protection of Ownership Interest of the Purchasers and the LC Issuer.
(a) The Transferor will, and will cause each Seller to, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Administrative Agent may reasonably request in order to perfect or protect the Asset Interest or to enable the Administrative Agent, the LC Issuer or the Purchasers to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the Transferor will, and will cause each Seller to, upon the request of the Administrative Agent, the LC Issuer or any of the Purchasers, in order to accurately reflect this purchase and sale transaction, (x) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 10.06 hereof) as may be requested by the Administrative Agent for the benefit of the LC Issuer and the Purchasers and (y) mark its respective master data processing records and other documents with a legend describing the conveyance to the Transferor (in the case of the Sellers) and the Administrative Agent for the benefit of the Purchasers and the LC Issuer, of the Asset Interest. The Transferor shall, and will cause the Sellers to, upon request of the

Administrative Agent, obtain such additional search reports as the Administrative Agent, for the benefit of the Purchasers and the LC Issuer, shall reasonably request. To the fullest extent permitted by applicable law, the Administrative Agent shall be permitted to sign (if required) and file continuation statements and amendments thereto and assignments thereof without the Transferor’s or any Seller’s signature. Carbon, photostatic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Administrative Agent is hereby authorized to file a financing statement naming Transferor as the debtor and/or seller and describing the collateral covered thereby as “all personal property and the proceeds thereof”, “all assets and the proceeds thereof” or words of similar effect. The Administrative Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.
The Transferor shall not, and shall not permit any Seller to, change its respective name (within the meaning of Section 9-507(c) of the Relevant UCC), or jurisdiction of organization, form of organization, taxpayer identification number or state organizational number, unless it shall have: (i) given the Administrative Agent at least thirty (30) days’ prior notice thereof and (ii) prepared at the Transferor’s expense and delivered to the Administrative Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or requested by the Administrative Agent in connection with such change. Any filings under the Relevant UCC or otherwise that are occasioned by such change shall be made at the expense of the Transferor.
(b)    The Collection Agent shall instruct, and shall cause the other Sellers to instruct, all Obligors to cause all Collections to be deposited directly with a Lock-Box Bank. Subject to the next sentence, the Administrative Agent shall be entitled to give instructions directing disposition of the funds in each Lock-Box Account without further consent by the Transferor of any of its Affiliates, and accordingly, any Lock-Box Account maintained by a Lock-Box Bank pursuant to the related Lock-Box Agreement shall be under the exclusive “control” (within the meaning of Section 9-104 of the Relevant UCC) of the Administrative Agent. Notwithstanding the foregoing, the Collection Agent shall be permitted to give instructions to the Lock-Box Banks prior to delivery of a Collection Notice by the Administrative Agent. The Collection Agent shall not add any bank as a Lock-Box Bank to those listed on Exhibit B attached hereto unless such bank has entered into a Lock-Box Agreement. The Collection Agent shall not terminate any bank as a Lock-Box Bank unless the Administrative Agent shall have received sixty (60) days’ prior notice of such termination. If the Transferor, any Seller or the Collection Agent receives any Collections, the Transferor or the Collection Agent, as applicable, shall, or shall cause such Seller to, remit such Collections to a Lock-Box Account within one (1) Business Day of receipt thereof.
(c)    The Transferor hereby pledges, assigns and transfers to the Administrative Agent, for the benefit of the Purchasers and the LC Issuer, and hereby creates and grants to the Administrative Agent, for the benefit of the Purchasers and the LC Issuer, a security interest in the Lock-Box Accounts and all cash, checks and other negotiable instruments, funds and other evidences of payment held therein.
Section 2.09.    Deemed Collections; Application of Payments.
(a)    If on any day a Receivable becomes a Diluted Receivable, the Transferor shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation, and the Transferor shall pay to the Collection Agent an amount equal to such reduction or cancellation (to the extent not netted against the Transfer Price on such day pursuant to Section 3.01 of the Receivables Purchase Agreement). Any such amount shall be applied by the Collection Agent as a Collection in accordance with Section 2.04 or 2.05 hereof, as applicable, and the Aggregate Net Investment shall be reduced by the amount of such payment actually received by the Administrative Agent.
(b)    If on any day any of the representations or warranties in Article III of this Agreement was or becomes untrue with respect to a Receivable or the nature of the Administrative Agent’s interest therein (each such Receivable, a “Fully Diluted Receivable”), the Transferor shall be deemed to have received on such day a Collection of such Receivable in full and the Transferor shall, on such day, pay to the Collection Agent an amount equal to the Outstanding Balance of such Receivable and such amount shall be allocated and applied by the Collection Agent as a Collection allocable to the Transferred Interest in accordance with Section 2.04 or 2.05 hereof, as applicable. The Aggregate Net Investment shall be reduced by the amount of such payment actually received by the Administrative Agent.
(c)    Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor or the Seller shall, except as provided in paragraphs (a) and (b) of this Section 2.09 or as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Purchasers, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest (in order of the age of such Receivable, starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.
Section 2.10.    Payments and Computations, etc. All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder or under the Fee Letter shall be paid or deposited in accordance with the terms hereof no later than 12:00 p.m. (New York City time) on the day when due in immediately available funds. If such amounts are payable directly to any Purchaser, they shall be paid to such account as such Purchaser may from time to time specify in writing to the Transferor and the Collection Agent; if such amounts are payable to the LC Issuer or to the Administrative Agent for the account of any Purchaser, they shall be paid or deposited to the Administrative Agent’s Account, until otherwise notified by the Administrative Agent. No later than 3:00 p.m. (New York City time) on the date of any Incremental Transfer hereunder, the applicable Purchasers will make available to the Transferor, in immediately available funds, their respective Pro Rata Shares of the Transfer Price for such Incremental Transfer on such day by remitting such amount to an account of the Transferor specified in the related notice of Transfer. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit. Any computations by the Administrative Agent, the LC Issuer or any Purchaser of amounts payable to it by the Transferor under the Transaction Documents shall be binding upon the Transferor absent manifest error.
Section 2.11.    Settlement Statements.

(a)     Interim Reports. On each Interim Reporting Date, the Collection Agent shall deliver to the Administrative Agent, the Purchasers and the Transferor an Interim Report as of the close of business on the immediately preceding Business Day. The Interim Report may be delivered in an electronic format or by facsimile.
(b)    Monthly Report. On each Monthly Reporting Date, the Collection Agent shall deliver to the Administrative Agent, the Purchasers and the Transferor a monthly report, substantially in the form of Exhibit E (the “Monthly Report”). The Monthly Report may be delivered in an electronic format or by facsimile.
Section 2.12.    Frequency of Computation of Asset Interest.
(a)     Required Computations. The Asset Interest shall be computed as of the close of business on the last day covered by any Settlement Statement (in each case, after giving effect to any payments to be made on the next succeeding Settlement Date pursuant to this Agreement) and on the Termination Date.
(b)    Optional Recomputations of the Asset Interest. In addition to the computations required by Section 2.12(a), if, on any Business Day prior to the Termination Date, the Transferor desires to make an Incremental Transfer or desires the LC Issuer to issue, increase or extend a Letter of Credit and the Asset Interest as reflected on the most recent Settlement Statement delivered to the Administrative Agent would exceed the Maximum Percentage Interest after giving effect to such proposed Incremental Transfer, Letter of Credit issuance or Letter of Credit increase, the Transferor may provide, or request that the Collection Agent provide, to the Administrative Agent and the Purchasers, not later than delivery of the notice of such Incremental Transfer pursuant to Section 2.02(a), a written recomputation of the Asset Interest reflecting the proposed increase in the Aggregate Net Investment or the LC Obligations and changes since the prior Settlement Report in the Net Receivables Balance and Required Reserve, in which case, the Asset Interest shall be recomputed as of the date of such recomputation.
Section 2.13.    Right of Setoff. Each of the Purchasers and the LC Issuer is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date, or during the continuation of a Termination Event, to set off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Person to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Person (even if contingent or unmatured).
Section 2.14.    Sharing of Payments, etc. If any Purchaser (for purposes of this Section 2.14 only, a “Recipient”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any interest in the Transferred Interest owned by it in excess of its Pro Rata Share of payments on account of any interest in the Transferred Interest obtained by the Purchasers entitled thereto, such Recipient shall forthwith purchase from the Purchasers entitled to a share of such amount participations in the percentage interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person’s Pro Rata Share (according to the proportion of (a) the amount of such other Person’s required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.
Section 2.15.    Illegality. (a) Notwithstanding any other provision herein, if, after the Closing Date, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law), shall make it unlawful for any Purchaser to fund or maintain an LMIR Tranche as contemplated by this Agreement, (i) such Purchaser shall promptly, and in any event within forty-five (45) days after receiving actual knowledge thereof, deliver a certificate to the Transferor (with a copy to the Administrative Agent) setting forth the basis for such illegality, which certificate shall be conclusive absent manifest error, and (ii) for so long as such illegality continues, the Funded Amount of such Purchaser shall be maintained as an ABR Tranche.
If circumstances subsequently change so that it is no longer unlawful for an affected Purchaser to acquire or maintain an LMIR Tranche as contemplated hereunder, such Purchaser will, as soon as reasonably practicable after such Purchaser knows of such change in circumstances, notify the Transferor and the Administrative Agent, and upon receipt of such notice, the Funded Amount of such Purchaser shall be maintained as an LMIR Tranche.
(b)    Each Purchaser agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15(a) with respect to such Purchaser, it will, if requested by the Transferor and to the extent permitted by law or by the relevant Official Body, endeavor in good faith to change the office at which it books its portions of LMIR Tranches hereunder if such change would make it lawful for such Purchasers to continue to acquire or to maintain its acquisition of portions of LMIR Tranches hereunder; provided, however, that such change may be made in such manner that such Purchaser, in its sole determination, suffers no unreimbursed cost or expense or any other disadvantage whatsoever.
Section 2.16.    Inability to Determine the LMIR. If, at any time:
(1)    the Administrative Agent shall have determined (which determination in the absence of manifest error shall be conclusive and binding upon the Transferor) that, by reason of circumstances affecting the interbank Eurodollar market, either (a) deposits of a type appropriate to match-fund its investment at the LMIR are not available, or (b) adequate and reasonable means do not exist for ascertaining the LMIR; or
(2)    the Administrative Agent shall have received notice from the Required Purchasers that the LMIR will not adequately and fairly reflect the cost to such Purchasers (as conclusively certified by such Purchasers) of purchasing or maintaining their affected portions of LMIR Tranches;
then, in either such event, the Administrative Agent shall give telecopy or telephonic notice thereof (confirmed in writing) to the Transferor and the Purchasers as soon as practicable (but, in any event, within ten (10) days after such determination or notice, as applicable) thereafter. Until such notice has been withdrawn by the Administrative Agent, no further LMIR Tranches shall be made. The Administrative Agent agrees to withdraw any such notice as soon as reasonably practicable after the Administrative Agent is notified of a change in circumstances which makes such notice inapplicable.
Section 2.17.    Indemnification.
  (a)    Indemnities by the Transferor. Without limiting any other rights which the Administrative Agent, the LC Issuer or the Purchasers may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Purchasers, the LC Issuer and the Administrative Agent and any successors and permitted assigns and their respective officers, directors, agents and employees (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, deficiencies, costs, disbursements and expenses, including, without limitation, interest, penalties, amounts paid in settlement and reasonable attorneys’ fees (including allocated costs of attorneys who may be employees of the Administrative Agent) (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between the Transferor, the Collection Agent in such capacity or the Sellers and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the issuance, execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or the use of the proceeds therefrom, the ownership or maintenance, either directly or indirectly, by the Administrative Agent or any Purchaser of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent relating to or resulting from (x) gross negligence or willful misconduct on the part of an Indemnified Party or (y) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables, (ii) the LC Issuer’s failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, (iii) all taxes (other than Indemnified Taxes). Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts (without duplication of amounts for which any Indemnified Party is effectively held harmless under any other provision hereof) relating to or resulting from:
(A)    any representation or warranty made in writing by the Transferor, the Guarantor, the Collection Agent or any Seller or any officers of the Transferor, the Guarantor, the Collection Agent or any Seller under or in connection with this Agreement, any of the other Transaction Documents, any Settlement Statement or any other information or report delivered by any of them pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;
(B)    the failure by the Transferor, the Guarantor, the Collection Agent or any Seller to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;
(C)    the failure to either (x) vest and maintain vested in the Administrative Agent,

for the benefit of the Purchasers, an undivided first priority, perfected percentage ownership interest, to the extent of the Transferred Interest, in the Receivables and Related Security, Collections and Proceeds with respect thereto, free and clear of any Adverse Claim or (y) to create or maintain a valid and perfected first priority security interest in favor of the Administrative Agent, for the benefit of the LC Issuer and the Purchasers, in the Remaining Interest in the Receivables and Related Security, Collections and Proceeds with respect thereto, free and clear of any Adverse Claim (other than any Adverse Claim created by or through the Purchasers);
(D)    the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the Relevant UCC or other applicable laws with respect to any of the Receivables or Related Security, Collections and Proceeds with respect thereto;
(E)    any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;
(F)    any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;
(G)    the transfer of an ownership interest in any Receivable other than an Eligible Receivable pursuant to the Transaction Documents;
(H)    the failure by any of the Transferor, the Guarantor, TriMas Corp. as the Collection Agent or any Seller to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any duty or obligation in accordance with the provisions hereof or thereof or to perform any of its duties or obligations under the Contracts;
(I)    the Asset Interest exceeding the Maximum Percentage Interest at any time on or prior to the Termination Date;
(J)    the failure of any Seller or the Guarantor to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables with respect to which an Indemnified Party may be held liable as a transferee of such Receivables;
(K)    any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Investment which such Indemnified Party believes in good faith is required to be made;
(L)    the commingling by the Transferor, the Guarantor, any Seller or TriMas Corp.

as the Collection Agent of Collections of Receivables at any time with other funds;
(M)    any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers by the Transferor or any Seller, the ownership of Transferred Interests, or any Receivable, Related Security or Contract;
(N)    the failure of any Lock-Box Bank to remit any amounts held in the Lock-Box Accounts pursuant to the instructions of the Collection Agent, the Transferor, the Sellers or the Administrative Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Lock-Box Agreement) whether by reason of the exercise of set-off rights or otherwise;
(O)    any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Transferor or the Sellers to qualify to do business or file any notice of business activity report or any similar report;
(P)    any failure of the Transferor to give reasonably equivalent value to the applicable Seller in consideration of the purchase by the Transferor from such Seller of any Receivable, or any attempt by any Person to void, rescind or set aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;
(Q)    any action taken by the Transferor, any Seller, the Guarantor or the Collection Agent in the enforcement or collection of any Receivable; provided, however, that the Transferor shall not be liable for Indemnified Amounts attributable to the fraud, gross negligence, breach of fiduciary duty or willful misconduct of any Collection Agent in the enforcement or collection of any Receivable if such Collection Agent is not TriMas Corp. or an Affiliate or stockholder of TriMas Corp.; or
(R)    the LC Issuer’s issuance of any Letter of Credit which specifies that the term “beneficiary” included therein includes any successor by operation of law of the named beneficiary, but which Letter of Credit does not require that any drawing by any such successor beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor beneficiary.
(b)    Indemnities by the Collection Agent. Without limiting any other rights which the Administrative Agent, the LC Issuer or the Purchasers may have hereunder or under applicable law, the Collection Agent hereby agrees to indemnify the Indemnified Parties from and against any and all Indemnified Amounts awarded against or incurred by any of them in any action or proceeding between the Collection Agent in such capacity and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the Letters of Credit, the ownership or maintenance, either directly or indirectly, by the Administrative Agent or any Purchaser of the Transferred Interest or any of the other transactions contemplated hereby or thereby, relating to or resulting from:
(A)    any representation or warranty made in writing by the Collection Agent or any officers of the Collection Agent under or in connection with this Agreement, any of the other Transaction Documents, any Settlement Statement or any other information or report delivered by the Collection Agent pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;
(B)    the failure by the Collection Agent to comply with any applicable law, rule or regulation in collecting or enforcing any Receivable or the related Contract;
(C)    the failure by any of TriMas Corp. or any of its Affiliates as the Collection Agent to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any duty or obligation in accordance with the provisions hereof or thereof;
(D)    the commingling by TriMas Corp. as the Collection Agent of Collections of Receivables at any time with other funds;
(E)    any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers by the Transferor or any Seller, the ownership of Transferred Interests, or any Receivable, Related Security or Contract; or
(F)    any action taken by the Collection Agent in the enforcement or collection of any Receivable; provided, however, that the Collection Agent shall not be liable for Indemnified Amounts attributable to the fraud, gross negligence, breach of fiduciary duty or willful misconduct of any Collection Agent in the enforcement or collection of any Receivable if such Collection Agent is not TriMas Corp. or an Affiliate or stockholder of TriMas Corp.;
excluding, however, in each of the foregoing cases, (i) Indemnified Amounts to the extent relating to or resulting from (x) gross negligence or willful misconduct on the part of an Indemnified Party or (y) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (ii) all taxes (other than Indemnified Taxes).

Section 2.18.    Indemnity for Reserves and Expenses. (a) If after the date hereof, the adoption of any Law or bank regulation or regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulation or regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulation or regulatory guideline, whether or not having the force of Law), other than Laws, interpretations, guidelines or directives relating to Taxes:
(i)    shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, any Letter of Credit, the ownership, maintenance or financing of the Asset Interest, the Receivables or payments of amounts due hereunder or its obligation to issue Letters of Credit or advance funds hereunder or under the other Transaction Documents; or
(ii)    imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys’ fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, any Letter of Credit, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interests or the Receivables;
and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any Purchases hereunder or under the other Transaction Documents, by an amount deemed by such Indemnified Party to be material, then, within ten (10) Business Days after demand by such Indemnified Party through the Administrative Agent, acting at the direction of the applicable Purchaser, the Transferor shall pay to the Administrative Agent, for the benefit of such Indemnified Party, such additional amount or amounts (other than with respect to taxes) as will compensate such Indemnified Party for such increased cost or reduction; provided that no such amount shall be payable with respect to any period commencing more than two hundred seventy (270) days prior to the date the Administrative Agent, acting at the direction of the applicable Purchaser, first notifies the Transferor of its intention to demand compensation therefor under this Section 2.18; provided, further, that if such change in Law, rule or regulation giving rise to such increased costs or reductions is retroactive, then such 270-day period shall be extended to include the period of retroactive effect thereof. In making demand hereunder, the applicable Indemnified Party shall submit to the Transferor a certificate as to such increased costs incurred which shall provide in reasonable detail the basis for such claim.
(b)    If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulation or regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party’s obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) Business Days after demand by such Indemnified Party through the Administrative Agent, acting at the direction of the applicable

Purchaser, the Transferor shall pay to the Administrative Agent, for the benefit of such Indemnified Party, such additional amount or amounts (other than with respect to taxes) as will compensate such Indemnified Party (or its parent) for such reduction; provided that no such amount shall be payable with respect to any period commencing more than two hundred seventy (270) days prior to the date the Administrative Agent first notifies the Transferor of its intention to demand compensation therefor under this Section 2.18(b); provided, further, that if such change in Law, rule or regulation giving rise to such increased costs or reductions is retroactive, then such 270-day period shall be extended to include the period of retroactive effect thereof. In making demand hereunder, the applicable Indemnified Party shall submit to the Transferor a certificate as to such increased costs incurred which shall provide in reasonable detail the basis for such claim.
Section 2.19.    Indemnity for Taxes. (a) All payments made by the Transferor or the Collection Agent to the Administrative Agent for the benefit of the Purchasers or the LC Issuer under this Agreement and any other Transaction Document shall be made free and clear of, and without deduction or withholding for or on account of any Indemnified Taxes. If any such Indemnified Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Indemnified Party hereunder, (i) the amounts so payable to the Administrative Agent or such Indemnified Party shall be increased to the extent necessary to yield to the Administrative Agent or such Indemnified Party (after payment of all Indemnified Taxes) all amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Transaction Documents and (ii) the Transferor or the Collection Agent, as the case may be, shall make such deductions or withholdings and shall pay the amount so deducted or withheld to the applicable Official Body in accordance with the applicable law. The Transferor shall indemnify the Administrative Agent or any Indemnified Party for the full amount of any Indemnified Taxes paid by the Administrative Agent or the Indemnified Party within ten (10) Business Days after the date of written demand therefor by the Administrative Agent or such Indemnified Party if the Administrative Agent or such Indemnified Party, as the case may be, has delivered to the Transferor a certificate signed by an officer of the Administrative Agent or such Indemnified Party, as the case may be, setting forth in reasonable detail the amount so paid and the computations made to determine such amount. Such certificate shall be conclusive absent manifest error.
(b)    Each Indemnified Party that is not a United States person (within the meaning of Section 7701(a)(30) of the Code) (a “United States Person”) shall:
(i)    at the time such Indemnified Party becomes a party to this Agreement or the Transaction Documents, deliver to the Transferor and the Administrative Agent (A) two duly completed copies of IRS Form W-8ECI, or successor applicable form, as the case may be, and (B) an IRS Form W-8BEN or W-9, or successor applicable form, as the case may be;
(ii)    deliver to the Transferor and the Administrative Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Transferor or the Administrative Agent; and
(iii)    obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Transferor or the Administrative Agent;
unless, in the case of (ii) and (iii) above, any change in treaty, law regulation, governmental rule, guideline order, or official application or official interpretation thereof has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Indemnified Party from duly completing and delivering any such form with respect to it, and such Indemnified Party so advises the Transferor and the Administrative Agent. Each such Indemnified Party that is not a United States person (A) shall certify (i) in the case of an IRS Form W-8ECI, or successor applicable form, that it is entitled to receive payments under this Agreement and the other Transaction Documents without deduction or withholding of any United States federal income taxes and (ii) in the case of an IRS Form W-8BEN or IRS Form W-9, or successor applicable form, that it is entitled to an exemption from United States backup withholding tax and (B) shall agree to provide any other certification and documentation as required by the applicable law that is reasonably requested by the Transferor, the Sellers or the Collection Agent. Each Person that is a Purchaser or Participant hereunder, or which otherwise becomes a party to this Agreement and the other Transaction Documents as a Purchaser, shall, prior to the effectiveness of such assignment, participation or addition, as applicable, be required to provide all of the forms and statements required pursuant to this Section 2.19.
Section 2.20.    Other Costs, Expenses and Related Matters. (a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Administrative Agent and the Purchasers harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’, accountants’, rating agencies’ and other third parties’ fees and expenses, any filing fees and expenses incurred by officers or employees of the Administrative Agent and/or the Purchasers) or intangible, documentary or recording taxes incurred by or on behalf of the Administrative Agent and the Purchasers (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest) and (ii) (A) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (B) arising in connection with the Administrative Agent’s, the LC Issuer’s or the Purchasers’ enforcement or preservation of rights (including, without limitation, the perfection and protection of the Asset Interest under this Agreement), or (C) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, “Transaction Costs”). All Transaction Costs owed by the Transferor pursuant to this Section 2.20(a) shall be payable in accordance with Sections 2.04 and 2.05.
(b)    [Intentionally deleted].
(c)    The Administrative Agent, at the request of any Purchaser, will within forty-five (45) days after receipt of notice of any event occurring after the date hereof which will entitle an Indemnified Party to compensation pursuant to this Article II, notify the Transferor in writing of such event. Any notice by a Purchaser claiming compensation under this Article

II and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error, provided that such claim is made in good faith and on a reasonable basis. In determining such amount, the applicable Purchaser or any applicable Indemnified Party may use any reasonable averaging and attributing methods.
(d)    If the Transferor is required to pay any additional amount to any Purchaser pursuant to Sections 2.18 or 2.19, then such Purchaser shall use reasonable efforts (which shall not require such Purchaser to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden reasonably deemed by it to be significant) (A) to file any certificate or document reasonably requested in writing by the Transferor or (B) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce amounts payable pursuant to Section 2.18 or 2.19, as the case may be, in the future.
Section 2.21.    Purchasers. Each Purchaser is hereby authorized to record on each Business Day its Funded Amount and the aggregate amount of Discount and Fees accruing with respect thereto on such Business Day. Any such recordations by a Purchaser, absent manifest error, shall constitute prima facie evidence of the accuracy of the information so recorded. Each of the Purchasers will report the amounts due to it for the prior Calculation Period to the Transferor, the Collection Agent and the Administrative Agent not later than two (2) Business Days prior to the related Settlement Date or Monthly Payment Date, as applicable. Furthermore, each Purchaser will maintain records sufficient to identify the percentage interest of such Purchaser in the Receivables and any amounts owing thereunder.
Section 2.22.    Use of Historical Data. Where necessary to calculate any ratios or other amounts under this Agreement with reference to periods prior to the Initial Incremental Transfer Date, historical data shall be used.
Article III

Representations and Warranties
Section 3.01.    Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Administrative Agent, the LC Issuer and the Purchasers that:
(a)    Corporate Existence and Power. The Transferor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Transferor is duly qualified (or has duly applied for such qualification) to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.
(b)    Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Transferor of this Agreement and the other Transaction Documents to which the Transferor is a party are within the Transferor’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene any provision of applicable law, rule or regulation or of the Certificate of Incorporation or Bylaws of the Transferor or constitute a default under any agreement or any judgment, injunction, order, writ, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor (except as contemplated by Section 2.08 hereof).
(c)    Binding Effect. Each of this Agreement and the other Transaction Documents to which the Transferor is a party constitutes the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).
(d)    Perfection. Immediately preceding each Credit Event hereunder, the Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims (except for Liens in favor of the Administrative Agent created pursuant to this Agreement, as contemplated by Section 2.08 hereof and other than Liens for taxes or assessments or other governmental charges payable by the Transferor that are not yet due and payable). On or prior to each Credit Event and each recomputation of the Asset Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Asset Interest against all creditors of, and purchasers from, the Transferor and the Sellers will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.
(e)    Accuracy of Information. All information heretofore furnished by or on behalf of the Transferor or the Collection Agent on its behalf (including, without limitation, the Settlement Statements, any other reports delivered pursuant to the terms of this Agreement and the Transferor’s financial statements) to any Purchaser, the LC Issuer or the Administrative Agent for purposes of, or in connection with, this Agreement and the other Transaction Documents are, and all such information hereafter furnished by or on behalf of the Transferor to any Purchaser, the LC Issuer or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.
(f)    Tax Status. The Transferor has filed all material tax returns (Federal, state and local) required to be filed and has paid or made adequate provision for the payment of all material taxes, assessments and other governmental charges other than taxes or filings contested in good faith or taxes which are not yet due and payable, and for which adequate reserves have been established in accordance with GAAP consistently applied.
(g)    Action, Suits. There are no actions, suits or proceedings pending or, to the knowledge of the Transferor threatened, against or affecting the Transferor or its properties, in or before any court, arbitrator or other Official Body, which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, except as set forth in the TriMas Corp. Form 10-Q for the period ended June 30, 2011.
(h)    Use of Proceeds. No proceeds of any Transfer will be used by the Transferor to acquire any security in any transaction which violates Regulation T, U or X of the Federal Reserve Board.
(i)    Jurisdiction of Organization, Etc. The principal place of business and chief executive office of the Transferor are located at the address of the Transferor indicated in Section 10.03 hereof, and the jurisdiction of organization and offices where the Transferor keeps all its Records, are located at the address(es) described on Schedule I to the Receivables Purchase Agreement or such other locations notified to the Administrative Agent in accordance with Section 2.08 hereof in jurisdictions where all action required by Section 2.08 hereof has been taken and completed.
(j)    Good Title. Upon each Credit Event and each recomputation of the Asset Interest, the Administrative Agent, on behalf of the Purchasers, shall acquire (A) a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest and (B) a first priority perfected security interest in each Receivable that exists on the date of such Credit Event and recomputation and in the Related Security, Collections and Proceeds with respect thereto, in either case free and clear of any Adverse Claim except as contemplated by Section 2.08 hereof and other than Liens for taxes or assessments or other governmental charges payable by the Transferor that are not yet due and payable.
(k)    Trade Names, etc. As of the date hereof: (i) the Transferor’s chief executive office is located at the address for notices set forth in Section 10.03 hereof; (ii) the Transferor has no subsidiaries or divisions; and (iii) the Transferor has, within the last five (5) years, operated under no trade name, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).
(l)    Nature of Receivables. Each Receivable (x) represented by the Transferor or the Collection Agent to be an Eligible Receivable (including in any Monthly Report or other report delivered pursuant to Section 2.11 hereof) or (y) included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of “Eligible Receivable.”
(m)    Coverage Requirement; Amount of Receivables. The Asset Interest does not exceed the Maximum Percentage Interest.
(n)    Credit and Collection Policy. Since the Closing Date, there have been no material changes in the Credit and Collection Policy, other than as permitted hereunder. Since the Closing Date, no material adverse change has occurred in the overall rate of collection of the Receivables.
(o)    Collections and Servicing. Since June 30, 2011, there has been no material adverse change in the ability of the Collection Agent, the Guarantor, the Sellers, the Transferor or any Subsidiary or Affiliate of any of the foregoing to service and collect the Receivables.
(p)    No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.
(q)    Not an Investment Company. The Transferor is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.
(r)    ERISA. Each of the Transferor and its ERISA Affiliates is in compliance with ERISA except for any noncompliance which would not reasonably be expected to have a Material Adverse Effect, and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.
(s)    Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit B hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrative Agent and the Purchasers and for which Lock-Box Agreements have been executed in accordance with Section 2.08(b) hereof and delivered to the Collection Agent). All Obligors have been instructed to make payment to a Lock-Box Account, and only Collections are deposited into a Lock-Box Account.
(t)    Bulk Sales. No transaction contemplated hereby or by the Receivables Purchase Agreement requires compliance with any “bulk sales” act or similar law.
(u)    Transfers Under Receivables Purchase Agreement. Each Receivable which has been transferred to the Transferor by any Seller has been purchased by the Transferor from such Seller pursuant to, and in accordance with, the terms of the Receivables Purchase Agreement.
(v)    Preference; Voidability. The Transferor shall have given reasonably equivalent value to each Seller in consideration for the transfer to the Transferor of the Receivables and Related Security, Collections and Proceeds with respect thereto from the Seller, and each such transfer shall not have been made for or on account of an antecedent debt owed by the Seller to the Transferor, and no such transfer is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§101 et seq.), as amended (the “Bankruptcy Code”).
(w)    Subsidiaries. The Transferor shall not have any subsidiaries.
(x)    OFAC. Neither the Transferor nor any of its Affiliates (i) is a Sanctioned Person, (ii) does business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC or (iii) does business in such country or with any such agency, organization or person, in violation of the economic sanctions of the United States administered by OFAC.
(y)    Fiscal Months. Exhibit C sets forth the last day of 24 Fiscal Months beginning with the first Fiscal Month of 2011.
Any document, instrument, certificate or notice delivered to the Administrative Agent or any Purchaser by the Transferor or any agent of the Transferor hereunder shall be deemed a representation and warranty by the Transferor.

Article IV

Conditions Precedent
Section 4.01.    Conditions to Effectiveness. This Agreement shall become effective on the first day on which the Administrative Agent shall have received the following documents, instruments and Fees, all of which shall be in a form and substance acceptable to each Purchaser:
(a)    A Certificate of the Secretary or Assistant Secretary of the Transferor in substantially the form of Exhibit I hereto certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder (on which Certificate the Administrative Agent and the Purchasers may conclusively rely until such time as the Administrative Agent shall receive from the Transferor a revised Certificate meeting the requirements of this clause (a)(i)), (ii) either an attached copy of the Transferor’s Certificate of Incorporation, certified by the Secretary of State of the State of Nevada, or that there has been no change in such Certificate of Incorporation since the Closing Date, (iii) either an attached copy of the Transferor’s By-Laws, as amended through the date hereof, or that there has been no change in such By-Laws since the Closing Date, (iv) an attached copy of resolutions of the Board of Directors of the Transferor approving this Agreement and the transactions contemplated hereby and (v) that the Transferor is in good standing under the laws of the State of Nevada.
(b)    A Certificate of the Secretary or Assistant Secretary of each Seller in substantially the form of Exhibit I hereto certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute the Receivables Purchase Agreement and any other documents to be delivered by it (on which Certificate the Administrative Agent and the Purchasers may conclusively rely until such time as the Administrative Agent shall receive from the Seller a revised Certificate meeting the requirements of this clause (b)(i)), (ii) either an attached copy of the Seller’s certificate of incorporation, certified by the Secretary of State of the state of such Seller’s incorporation or that there has been no change in such certificate of incorporation since the Closing Date, (iii) either an attached copy of such Seller’s By-Laws or that there has been no change in such By-Laws since the Closing Date, (iv) an attached copy of resolutions of the Board of Directors of the Seller approving Amendment No. 1 to the Receivables Purchase Agreement and (v) that such Seller is in good standing under the laws of its jurisdiction of incorporation.
(c)    One or more opinions of Cahill Gordon & Reindel llp, special counsel to the Transferor and the Sellers, addressed to the Administrative Agent and the Purchasers, regarding the lack of substantive consolidation in the event of a bankruptcy of TriMas Corp., TriMas LLC or any Seller and true sale between each Seller and the Transferor.
(d)    An executed copy of this Agreement, the Fee Letter, Amendment No. 1 to the Receivables Purchase Agreement and each other Transaction Document to be executed by the Transferor, the Guarantor, the Collection Agent or any of the Sellers on the date hereof.

(e)    All Fees and LC Fees, if any, required to be paid on or prior to the date hereof in accordance with the Fee Letter shall have been paid, and all invoiced expenses of the Administrative Agent required to be reimbursed as of the date hereof shall have been paid.
(f)    Such other documents, instruments and certificates as the Administrative Agent shall reasonably request.
Section 4.02.    Conditions to Each Credit Event. Each Credit Event shall be subject to the further conditions precedent that (a) the Commitment Expiry Date shall not have occurred; (b) in the case of an Incremental Transfer, the Administrative Agent shall have received a Transfer Notice, duly completed and executed by the Transferor; (c) in the case of the issuance or Modification of a Letter of Credit, the Administrative Agent shall have received a Letter of Credit Request in accordance with Section 2.03(a), duly completed and executed by the applicable Seller, together with an LC Application, duly completed and executed by the Transferor; and (d) on the date on which such Credit Event is to occur, the following statements shall be true (and acceptance of the proceeds of such Transfer or approval of delivery of any Letter of Credit or Modification thereof shall be deemed a representation and warranty by Transferor that such statements are then true):
(i)    the representations and warranties set forth in Section 3.01 are true and correct in all material respects on and as of the date of such Credit Event as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall remain true and correct in all material respects as of such earlier date;
(ii)    no event has occurred and is continuing, or would result from such Credit Event, that will constitute a Termination Event or a Potential Termination Event; and
(iii)    after giving effect to such Credit Event, no Investment Base Deficiency will exist and be continuing.
Article V

Covenants
Section 5.01.    Affirmative Covenants of the Transferor. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which all Commitments have been terminated, the Aggregate Net Investment has been reduced to zero, all accrued Discount, Fees, Servicing Fees and all other Aggregate Unpaids shall have been paid in full in cash:
(a)    Financial Reporting. The Transferor will maintain a system of accounting established and administered in accordance with GAAP consistently applied, and the Transferor and TriMas Corp. will furnish (in an electronic format or by facsimile) to the Administrative Agent and the Purchasers:
(i)    Annual Reporting. Within ninety-five (95) days after the close of each Fiscal Year, audited financial statements of TriMas Corp. and unaudited financial statements of the Transferor, prepared in accordance with GAAP consistently applied, in the case of TriMas Corp. on a consolidated basis for TriMas Corp. and its Subsidiaries, including balance sheets as of the end of such period, related statements of operations, shareholders’ equity and cash flows, accompanied by (in the case of TriMas Corp.) an audit report certified by KPMG llp or other nationally recognized independent certified public accountants (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of the audit), acceptable to the Administrative Agent, prepared in accordance with generally accepted auditing standards and any management letter prepared by said accountants (it being understood that TriMas Corp.’s obligation to furnish its audited financial statements to the Administrative Agent and the Purchasers -- but not its obligation to furnish such management letter -- shall be deemed to be satisfied by the filing of TriMas Corp.’s Form 10-K for such Fiscal Year with the Commission).
(ii)    Quarterly Reporting. Within fifty (50) days after the close of the first three (3) quarterly periods of each Fiscal Year, for (x) the Transferor and (y) for TriMas Corp. and its Subsidiaries, on a consolidated basis, unaudited balance sheets as at the close of each such period and related statements of operations, shareholders’ equity and cash flows in each case for the period from the beginning of such Fiscal Year to the end of such quarter, in the case of the Transferor, certified by its senior financial officer (it being understood that TriMas Corp.’s obligation to furnish its quarterly financial statements to the Administrative Agent and the Purchasers shall be deemed to be satisfied by the filing of TriMas Corp.’s Form 10-Q for such fiscal quarter with the Commission).
(iii)    Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by the Transferor’s chief financial officer stating that (x) the attached financial statements have been prepared in accordance with GAAP consistently applied and accurately reflect the financial condition of the Transferor or TriMas Corp., as applicable, and (y) to the best of such Person’s knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.
(iv)    Notice of Termination Events or Potential Termination Events. As soon as possible and in any event within two (2) Business Days after the actual knowledge of a Responsible Officer of the Transferor of the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief financial officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor has taken or proposes to take with respect thereto.
(v)    Change in Credit and Collection Policy. Within ten (10) Business Days after the date any material change in or amendment to the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment.

(vi)    Credit and Collection Policy. Within ninety (90) days after the close of each Fiscal Year, a complete copy of the Credit and Collection Policy then in effect.
(vii)    ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any reportable event (as defined in Article IV of ERISA) which the Transferor, any of the Sellers or any ERISA Affiliate of the Transferor or the Sellers files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Transferor, any of the Sellers or any ERISA Affiliates of the Transferor or the Sellers receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.
(viii)    Other Information. Such other information (including non-financial information) as the Administrative Agent may from time to time reasonably request with respect to the Sellers, the Collection Agent, the Transferor or any Subsidiary of any of the foregoing.
(ix)    Settlement Statements. Each Settlement Statement when and as required by Section 2.11.
(x)    Appointment of Independent Director. Not less than 10 days prior to the appointment of any replacement or additional Independent Director, notice of the proposed appointee, together with a certificate of a Responsible Officer of the Transferor certifying that such candidate satisfies the criteria set forth in the definition of “Independent Director” in this Agreement.
(xi)    Information, Reports and Certificates under Credit Agreement. Simultaneously with the delivery to the administrative agent under the Credit Agreement, copies of any and all financial statements, budgets, projections, Parent Compliance Certificates, accountants’ certificates, proxy statements and other information delivered by TriMas Corp. or Guarantor pursuant to Section 5.01 of the Credit Agreement, copies of the same (it being understood that such obligation to furnish the foregoing to the Administrative Agent and the Purchasers shall be deemed to be satisfied by the filing of any such information with the Commission).
(b)    Conduct of Business. The Transferor will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except any jurisdictions where the failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect.
(c)    Compliance with Laws. The Transferor will, and will cause each Seller and each of the Transferor’s and such Seller’s Affiliates to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject, except to the extent that the failure to so comply with such laws, rules, regulations, writs, judgments, injunctions, decrees or awards would not materially adversely affect the ability of the Transferor to perform its obligations under this Agreement.
(d)    Furnishing of Information and Inspection of Records. The Transferor will, and will cause each Seller to, furnish (in an electronic format or by facsimile) to the Administrative Agent from time to time such information with respect to the Receivables as the Administrative Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable, together with an aging of Receivables. The Transferor will, and will cause each Seller to, at any time and from time to time during regular business hours and upon reasonable notice and permit the Administrative Agent, the Purchasers, or their agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Transferor and the Sellers for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor’s and the Sellers’ performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers or employees of the Transferor and the Sellers having knowledge of such matters (each such visit, a “Review”); provided that there shall be no more than two Reviews in any calendar year unless a Potential Termination Event or Termination Event has occurred and is continuing. The Transferor agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, including, without limitation, the cost of any auditors or other independent contractors participating in a Review (collectively, “Review Costs”) in connection with (x) the first Review in each calendar year, (y) if the Administrative Agent determines that the first Review in any calendar year reveals material reporting inaccuracies, the Transferor agrees to pay the Review Costs associated with a second Review in such calendar year, and (z) if any Potential Termination Event or Termination Event exists and is continuing, the number of Reviews in any calendar year shall not be limited, and the Transferor agrees to pay the Review Costs associated with all Reviews in such calendar year.
(e)    Keeping of Records and Books of Account. The Transferor will, and will cause each Seller to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Transferor will, and will cause each Seller to, give the Administrative Agent and each of the Purchasers, prompt notice of any change in the administrative and operating procedures of the Transferor or such Seller, as applicable, referred to in the previous sentence to the extent such change may have a Material Adverse Effect.
(f)    Performance and Compliance with Contracts. The Transferor, at its expense, will instruct the Collection Agent to, and to the extent applicable, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Transferor under the Contracts related to the Receivables.

(g)    Credit and Collection Policies. The Transferor will instruct the Collection Agent and the Sellers to comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.
(h)    Collections. The Transferor shall instruct the Collection Agent and the Sellers to instruct all Obligors to cause all Collections (other than Collections remitted directly) to be deposited directly to a Lock-Box Account.
(i)    Collections Received. The Transferor shall, and shall instruct the Collection Agent and the Sellers to, hold in trust, and deposit immediately (but in any event no later than one (1) Business Day following receipt thereof) to a Lock-Box Account all Collections received from time to time by the Transferor, the Collection Agent and the Sellers.
(j)    Sale Treatment. The Transferor will not (i) account for (including for accounting purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement in any manner other than as a sale of Receivables by the Sellers to the Transferor, or (ii) account for (other than for tax purposes) or otherwise treat the transactions contemplated hereby in any manner other than as a sale of Receivables by the Transferor to the Purchasers. In addition, the Transferor shall disclose (in a footnote or otherwise) in all of its financial statements (including any such financial statements consolidated with any other Persons’ financial statements) the existence and nature of the transaction contemplated hereby and by the Receivables Purchase Agreement and the interest of the Transferor and the Purchasers in the Receivables and Related Security, Collections and Proceeds with respect thereto.
(k)    Separate Business. The Transferor shall not engage in any business not permitted by its Certificate of Incorporation as in effect on the Closing Date.
(l)    Corporate Documents. The Transferor shall only amend, alter, change or repeal its Certificate of Incorporation or the By-laws with the prior written consent of the Administrative Agent which shall not be unreasonably withheld.
(m)    Net Worth. The Transferor on the Initial Incremental Transfer Date has a net worth, and thereafter maintain at all times a net worth (as defined in accordance with GAAP), of at least $25,000,000.
(n)    Separate Corporate Existence. The Transferor shall:
(i)    Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions and use its commercially reasonable efforts to ensure that the funds of the Transferor will not be diverted to any other Person or for other than corporate uses of the Transferor and that, except as contemplated by Section 6.02(b) such funds will not be commingled with the funds of any Seller or any Subsidiary or Affiliate of the Sellers;
(ii)    To the extent that it shares the same officers or other employees as any of its stockholders or Affiliates, fairly allocate among such entities the salaries of and the expenses related to providing benefits to such officers and other employees, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;
(iii)    To the extent that it jointly contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, fairly allocate among such entities the costs incurred in so doing, and each such entity shall bear its fair share of such costs. To the extent that the Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs;
(iv)    Enter into all material transactions between the Transferor and any of its Affiliates, whether currently existing or hereafter entered into, only on an arm’s length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (iv);
(v)    Maintain office space separate from the office space of the Sellers and any Affiliates of the Sellers. To the extent that the Transferor and any of its stockholders or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;
(vi)    Issue separate unaudited financial statements prepared not less frequently than quarterly and prepared in accordance with GAAP consistently applied;
(vii)    Conduct its affairs strictly in accordance with its articles of incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders’ and directors’ meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;
(viii)    Not assume or guarantee any of the liabilities of the Sellers or any Affiliate thereof;
(ix)    Take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct with respect to the Transferor and (y) comply with those procedures described in such provisions which are applicable to the Transferor;
(x)    Take such actions as are necessary to ensure that not less than one member of Transferor’s Board of Directors shall be an individual who (1) is not,

and never has been, a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, material supplier or material customer of the Collection Agent or any of its Affiliates, and (2) has experience as an independent director for a corporation whose charter documents required the unanimous consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceeding against it or before it could file a petition seeking relief under any applicable federal or state law relating to bankruptcy or insolvency, and (3) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities (each, an the “Independent Director”). The certificate of incorporation of the Transferor shall provide that (i) at least one member of the Transferor’s Board of Directors shall be an Independent Director, (ii) at any time while this Agreement remains in effect or any Aggregate Unpaids remain outstanding, no Person shall be appointed as a replacement Independent Director without at least 10 days’ prior written notice of the proposed replacement having been given to the Administrative Agent and the Administrative Agent having confirmed in writing that the proposed replacement conforms, in the reasonable judgment of the Administrative Agent, to the criteria set forth above in the definition of “Independent Director,” (iii) the Transferor’s Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Transferor unless a unanimous vote of the Transferor’s Board of Directors (which vote shall include the affirmative vote of each Independent Director) shall approve the taking of such action in writing prior to the taking of such action and (iv) the provisions requiring an Independent Director and the provision described in clauses (i)-(iii) of this paragraph cannot be amended without the prior written consent of each Independent Director;
(xi)    Take such actions as are necessary to ensure that no Independent Director shall at any time serve as a trustee in bankruptcy for the Transferor or any Affiliate thereof;
(xii)    Take such actions as are necessary to ensure that the books of account, financial reports and corporate records of the Transferor will be maintained separately from those of TriMas Corp., TriMas LLC and each other Affiliate of the Transferor;
(xiii)    Take such actions as are necessary to ensure that any financial statements of TriMas Corp. or Affiliate thereof which are consolidated to include the Transferor will contain detailed notes clearly stating that (A) all of the Transferor’s assets are owned by the Transferor, and (B) the Transferor is a separate corporate entity with its own separate creditors that will be entitled to be satisfied out of the Transferor’s assets prior to any value in the Transferor becoming available to the Transferor’s equity holders; and the accounting records and the published financial statements of the Sellers will clearly show that, for accounting purposes, the Receivables and Related Security have been sold to the Transferor;
(xiv)    Take such actions as are necessary to ensure that the Transferor’s assets will be maintained in a manner that facilitates their identification and segregation from those of TriMas Corp., the Sellers and other Affiliates of TriMas Corp.;
(xv)    Take such actions as are necessary to ensure that no Affiliates of the Transferor shall, directly or indirectly, name the Transferor or enter into any agreement to name the Transferor a direct or contingent beneficiary or loss payee or any insurance policy covering the property of any such Affiliate; and
(xvi)    Take such actions as are necessary to ensure that no Affiliate of the Transferor will be, nor will hold itself out to be, responsible for the debts of the Transferor or the decisions or actions in respect of the daily business and affairs of the Transferor. The Transferor will immediately correct any known misrepresentation with respect to the foregoing, and the Transferor and its Affiliates will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.
(o)    Enforcement of Receivables Purchase Agreement. The Transferor shall use its best efforts to enforce all rights held by it under the Receivables Purchase Agreement and shall not waive any breach of any covenant contained in Section 5.01 thereunder.
Section 5.02.    Negative Covenants of the Transferor. At all times from the date hereof until the date on which all Commitments have been terminated, the Aggregate Net Investment has been reduced to zero, and all accrued Discount, Fees, Servicing Fees and all other Aggregate Unpaids shall have been paid in full in cash:
(a)    No Sales, Liens, etc. Except as otherwise provided herein and in the Receivables Purchase Agreement, the Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than Liens for taxes, assessments or other governmental charges that are not yet due and payable) upon, or the filing of any financing statement with respect to, (x) any of the Receivables or Related Security, or (y) any Lock-Box Account.
(b)    No Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.02 hereof, the Transferor will not, and will not permit any Seller to, extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.
(c)    No Change in Business or Credit and Collection Policy. The Transferor will not, and will not permit any Seller to, make any change in the character of its business or in the Credit and Collection Policy that could reasonably be expected to have a Material Adverse Effect.
(d)    No Mergers, etc. The Transferor will not without the prior written consent of the Administrative Agent, and except as otherwise permitted pursuant to the Receivables Purchase Agreement, will not permit any Seller to, (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person, provided that a Seller may merge with or into another Seller or with another Person if (A)(1) such Seller is the corporation surviving such consolidation or merger or (2) the

Person into or with whom the Seller is merged or consolidated is an Affiliate and the surviving corporation assumes in writing all duties and liabilities of the Seller under the Transaction Documents, and (B) immediately after and giving effect to such consolidation or merger, no Termination Event or Potential Termination Event shall have occurred and be continuing.
(e)    Change in Payment Instructions to Obligors; Deposits to Lock-Box Accounts; Notice of Legal Process Against Lock-Box Account. The Transferor will not, and will not permit any Seller to, add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit B hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Administrative Agent shall have received written notice of such addition, termination or change at least thirty (30) days prior thereto and the Administrative Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable. The Transferor will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables. However, in the event any Seller deposits or otherwise credits, or cause or permits to be so deposited or credited, to any Lock-Box Account, cash or cash proceeds other than Collections of Receivables, the Transferor shall, or shall cause such Seller to, segregate or cause to be segregated any such cash or cash proceeds from Collections within one (1) Business Day following the deposit or credit to any Lock-Box Account. Promptly after a Responsible Officer of the Transferor or the Collection Agent receives notice or becomes aware that a lien, writ, garnishment or other legal process has been filed against the Transferor, TriMas Corp., the Collection Agent, any Seller or any Lock- Box Bank with respect to a Lock-Box Account or Lock-Box Agreement, the Transferor or the Collection Agent, as applicable, will notify the Administrative Agent thereof.
(f)    Change of Name, etc. The Transferor will not, and will not permit a Seller to, change its name, jurisdiction of organization, form of organization, taxpayer identification number or state organizational number, unless at least ten (10) days prior to the effective date of any such change the Transferor delivers to the Administrative Agent (i) such documents, instruments or agreements, executed by the Transferor as are necessary to reflect such change and to continue the perfection of the Administrative Agent’s ownership interests or security interests in the Receivables and Related Security, Collections, the Letter of Credit Collateral Account and Proceeds with respect thereto and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Administrative Agent to continue to exercise its rights contained in Section 2.09 hereof.
(g)    Amendment to Receivables Purchase Agreement. The Transferor will not, and will not permit any of the Sellers to, amend, modify, or supplement the Receivables Purchase Agreement, except with the prior written consent of the Administrative Agent; nor shall the Transferor take, or permit any of the Sellers to take, any other action under the Receivables Purchase Agreement that shall have a material adverse affect on the Administrative Agent or any Purchaser or which is inconsistent with the terms of this Agreement.
(h)    Other Debt. Except as provided for herein or in the Receivables Purchase

Agreement, the Transferor will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor representing fees, expenses and indemnities arising hereunder or under the Receivables Purchase Agreement (including the Subordinated Note) for the purchase price of the Receivables under the Receivables Purchase Agreement; (ii) other indebtedness incurred in the ordinary course of its business to the extent permitted by or required under any other Transaction Document and (iii) additional indebtedness in an amount not to exceed $13,474 at any time outstanding.
(i)    ERISA Matters. The Transferor will not, and will not permit any Seller to, (i) engage or permit any of its ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Transferor or any ERISA Affiliate of the Transferor is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability to the Pension Benefit Guaranty Corporation; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Transferor or any ERISA Affiliate of the Transferor under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, failure to make payments, terminations and reportable events occurring within any Fiscal Year in the aggregate, involve a payment of money or an incurrence of liability by the Transferor or any ERISA Affiliate of the Transferor in an amount which would reasonably be expected to have a Material Adverse Effect.
(j)    Payment to the Sellers. With respect to any Receivable sold by the Sellers to the Transferor, the Transferor shall, and shall cause the Sellers to, effect such sale under, and pursuant to the terms of, the Receivables Purchase Agreement, including, without limitation, the payment by the Transferor either in cash or by increase in the amount of the Subordinated Note of an amount equal to the purchase price for such Receivable as required by the terms of the Receivables Purchase Agreement.
Article VI

Administration and Collections
Section 6.01.    Appointment of Collection Agent. The servicing, administering and collection of the Receivables shall be conducted by such Person (the “Collection Agent”) so designated from time to time in accordance with this Section 6.01. Until the Administrative Agent (at the direction of the Required Purchasers) gives notice to TriMas Corp. of the designation of a new Collection Agent pursuant to this Section 6.01, TriMas Corp. is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Collection Agent may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Collection Agent, without the prior written consent of the Administrative Agent; provided that TriMas Corp. shall be permitted to delegate its duties and obligations as Collection Agent hereunder to the Sellers, or any of TriMas Corp.’s Affiliates or stockholders, but such delegation shall not relieve TriMas Corp. of its duties and obligations as Collection Agent hereunder. The Administrative Agent may, and upon the direction of the Required Purchasers the Administrative Agent shall, but only after the occurrence of a Collection Agent Default or any other Termination Event, designate as Collection Agent any Person (including itself) to succeed TriMas Corp. or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. Following a Collection Agent Default or a Termination Event, the Administrative Agent may notify any Obligor of the designation of a successor Collection Agent.
Section 6.02.    Duties of Collection Agent. (a) The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Transferor, the Purchasers and the Administrative Agent, hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.01 hereof, to enforce its respective rights and interests in and under the Receivables and Related Security, Collections and Proceeds with respect thereto. To the extent permitted by applicable law, the Transferor hereby grants to any Collection Agent appointed hereunder an irrevocable power of attorney to take in the Transferor’s name and on behalf of the Transferor any and all steps necessary or desirable, in the reasonable determination of the Collection Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Collection Agent shall set aside for the account of the Transferor and the Purchasers their respective allocable shares of the Collections of Receivables in accordance with Sections 2.04 and 2.05 hereof. The Collection Agent shall segregate and deposit to the Administrative Agent’s Account each Purchaser’s allocable share of Collections of Receivables when required pursuant to Article II hereof. The Collection Agent shall, and shall cause the Sellers to, hold in trust for the Transferor, the Purchasers and the Administrative Agent, in accordance with their respective interests, all Records which evidence or relate to Receivables, Related Security or Collections. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is TriMas Corp. or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security. The Collection Agent shall not make the Administrative Agent or any of the Purchasers a party to any litigation without the prior written consent of such Person.
(b)    The Collection Agent shall, as soon as practicable following receipt thereof, segregate any funds deposited in a Lock-Box Account or otherwise commingled and not attributable to a Receivable within one (1) Business Day of receipt thereof and remit such funds to the appropriate Person. If the Collection Agent is not the Transferor, TriMas Corp., any Seller, or an Affiliate of the Transferor or the Sellers, the Collection Agent, by giving three (3) Business Days’ prior written notice to the Administrative Agent, may revise the Servicing Fee; provided that such revised Servicing Fee shall be a reasonable fee agreed upon by the Collection Agent and the Administrative Agent reflecting rates and terms prevailing at such time as would be negotiated on an arm’s-length basis. The Collection

Agent, if other than the Transferor, TriMas Corp., any Seller, TriMas Corp. stockholder or an Affiliate of the Transferor or the Sellers, shall as soon as practicable upon demand, deliver to the applicable Seller all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.
(c)    [Intentionally Omitted]:
(d)    Notwithstanding anything to the contrary contained in this Article VI, the Collection Agent, if not the Transferor, TriMas Corp., any Seller or any Affiliate of the Transferor or the Sellers, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness that is not included in the Transferred Interest other than to deliver to the Transferor the collections and documents with respect to any such indebtedness as described in Section 6.02(b) hereof.
Section 6.03.    Rights After Designation of New Collection Agent. At any time following the designation of a Collection Agent other than TriMas Corp., any Seller or the Transferor pursuant to the penultimate sentence of Section 6.01 hereof:
(i)    the Administrative Agent may, at its option, or shall, at the direction of the Required Purchasers, direct that payment of all amounts payable under any Receivable be made directly to the Administrative Agent or its designee for the benefit of the Purchasers;
(ii)    the Transferor shall, at the Administrative Agent’s request and at the Transferor’s expense, give notice of the Transferor’s and/or the Purchasers’ ownership of Receivables to each Obligor and direct that payments be made directly to the Administrative Agent or its designee;
(iii)    the Transferor shall, at the Administrative Agent’s request, (A) assemble all of the Records, and shall make the same available to the Administrative Agent or its designee at a place selected by the Administrative Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Administrative Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee; and
(iv)    the Transferor hereby authorizes the Administrative Agent to take any and all steps in the Transferor’s name and on behalf of the Transferor necessary or desirable, in the determination of the Administrative Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.
Section 6.04.    Representations and Warranties of the Collection Agent. The Collection Agent represents and warrants (solely as to itself) to the Administrative Agent, the LC Issuer and each Purchaser as of the date it becomes a Collection Agent hereunder that:
(a)    Corporate Existence and Power. The Collection Agent is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have a Material Adverse Effect. The Collection Agent is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.
(b)    Corporate and Governmental Authorization, Contravention. The execution, delivery and performance by the Collection Agent of this Agreement (i) are within the Collection Agent’s corporate powers, (ii) have been duly authorized by all necessary corporate action on the Collection Agent’s part, (iii) require no action by or in respect of, or filing with, any Official Body or official thereof (except for the filing of UCC financing statements as required by this Agreement or as have been taken or filed and, with respect to filings other than UCC financing statements, filings where the failure to file will not have a Material Adverse Effect), (iv) do not contravene, or constitute a default under, any provision of applicable Law or of the organizational documents of the Collection Agent or of any agreement or other material instrument binding upon the Collection Agent, except where such contravention or default would not have a Material Adverse Effect, or (v) result in the creation or imposition of any Adverse Claim on the assets of the Collection Agent or any of its Affiliates (except those created by the Transaction Documents).
(c)    Binding Effect. This Agreement constitutes the legal, valid and binding obligations of the Collection Agent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).
(d)    Action, Suits. Except as set forth in the TriMas Corp. Form 10-Q for the period ended June 30, 2011, there are no actions, suits or proceedings pending, or to the knowledge of the Collection Agent, threatened, against the Collection Agent, or any Affiliate of the Collection Agent, or its respective properties, in or before any court, arbitrator or other body, which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(e)    OFAC. Neither the Collection Agent nor any of its Affiliates (i) is a Sanctioned Person, (ii) does business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC or (iii) does business in such country or with any such agency, organization or person, in violation of the economic sanctions of the United States administered by OFAC.
Section 6.05.    Covenants of the Collection Agent. At all times from the date hereof to the date on which all Commitments have been terminated, the Aggregate Net Investment has been reduced to zero, and all accrued Discount, Fees, Servicing Fees and all other Aggregate Unpaids have been paid in full in cash:
(a)    Credit and Collection Policy. The Collection Agent will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.
(b)    Collections Received. The Collection Agent shall hold in trust, and deposit as soon as reasonably practicable (but in any event no later than one Business Day following its receipt thereof) to a Lock-Box Account all Collections received from time to time by the Collection Agent.
(c)    Notice of Termination Events, Potential Termination Events or Collection Agent Defaults. Immediately, and in any event within one (1) Business Day after the Collection Agent obtains knowledge of the occurrence of each Termination Event, Potential Termination Event or Collection Agent Default, the Collection Agent will furnish (in an electronic format or by facsimile) to the Administrative Agent and each Purchaser a statement of a Responsible Officer of the Collection Agent setting forth details of such Termination Event, Potential Termination Event or Collection Agent Default, and the action which the Collection Agent, the Transferor or a Seller proposes to take with respect thereto.
(d)    Conduct of Business. The Collection Agent will do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent that the failure to maintain such would have a Material Adverse Effect.
(e)    Compliance with Laws. The Collection Agent will comply in all respects with all Laws with respect to the Receivables to the extent that any non-compliance would have a Material Adverse Effect.
(f)    Further Information. The Collection Agent shall furnish or cause to be furnished (in an electronic format or by facsimile) to the Administrative Agent and, after a Termination Event or a Potential Termination Event, any Purchaser, such other information relating to the Receivables and readily available public information regarding the financial condition of the Collection Agent, as soon as reasonably practicable, and in such form and detail, as the Administrative Agent may reasonably request and, after a Termination Event or a Potential Termination Event, as any Purchaser may reasonably request.
Section 6.06.    Negative Covenants of the Collection Agent. At all times from the date hereof to the date on which all Commitments have been terminated, the Aggregate Net Investment has been reduced to zero, and all accrued Discount, Fees, Servicing Fees and all other Aggregate Unpaids have been paid in full in cash:
(a)    No Sales, Liens, Etc. Except as otherwise provided herein, in the Receivables Purchase Agreement, in the Credit Agreement and in the Indenture, the Collection Agent will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create any Adverse Claim upon (or file any financing statement) or with respect to (x) any of the Receivables, Related Security, Collections or Proceeds with respect thereto, (y) any Lock-Box Account (or any other account referred to in Section 5.01(i) to which any Collections of any Receivables are sent, or assign any right to receive income in respect thereof, or (z) grant any Adverse Claim or file any financing statement (other than those granted in the Transaction Documents) on or with respect to any inventory or goods, the sale of which may give rise to a Receivable or a Collection.

(b)    Consolidations, Mergers and Sales of Assets. The Collection Agent shall not without the prior written consent of the Administrative Agent, (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided that the Collection Agent may consolidate or merge with another Person if (A)(1) the Collection Agent is the corporation surviving such consolidation or merger or (2) the Person into or with whom the Collection Agent is merged or consolidated is an Affiliate and the surviving corporation assumes in writing all duties and liabilities of the Collection Agent hereunder and (B) immediately after and giving effect to such consolidation or merger, no Termination Event or Potential Termination Event shall have occurred and be continuing.
(c)    Lock-Box Accounts. Except as permitted pursuant to Section 2.08(b) of this Agreement or as otherwise permitted under or required by the Transaction Documents, the Collection Agent shall not make, or cause or permit any other Person to make any transfer of funds on deposit in a Lock-Box Account.
(d)    Modifications of Receivables or Contracts. The Collection Agent shall not extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Receivable or amend, modify or waive any term or condition of any Contract related thereto; provided that the Collection Agent may take such actions as are expressly permitted by the terms of any Transaction Document and are in accordance with the Credit and Collection Policy.
Section 6.07.    Collection Agent Default. The occurrence of any one or more of the following events shall constitute a Collection Agent default (each, a “Collection Agent Default”):
(a)    (i) the Collection Agent or, to the extent that the Transferor, TriMas Corp., any Seller or any Affiliate of the Transferor or the Sellers is then acting as Collection Agent, the Transferor, TriMas Corp., such Seller or such Affiliate, as applicable, shall fail to observe or perform any material term, covenant or agreement hereunder (other than as referred to in clauses (ii) and (iii) of this Section 6.07(a)), and such failure shall remain unremedied for ten (10) days, after a Responsible Officer of the Collection Agent has knowledge thereof or (ii) the Collection Agent or, to the extent that the Transferor, TriMas Corp., any Seller or any Affiliate of the Transferor or the Sellers is then acting as Collection Agent, the Transferor, TriMas Corp., such Seller or such Affiliate, as applicable, shall fail to make any payment or deposit required to be made by it hereunder when due and such failure remains uncured for one (1) Business Day or the Collection Agent shall fail to observe or perform in any material respect any term, covenant or agreement on the Collection Agent’s part to be performed under Section 2.08(b) hereof, or (iii) the Collection Agent fails to deliver any Settlement Statement within two (2) Business Days of the date when due; or
(b)    any representation, warranty, certification or statement made by the Collection Agent in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; provided that no such event shall constitute a Collection Agent Default unless such event shall continue unremedied for a period of ten (10) days from the date a Responsible Officer of the Collection Agent obtains knowledge thereof; or

(c)    the Collection Agent or any of its Subsidiaries shall fail to make any payment of principal or interest in respect of any Indebtedness evidencing an aggregate outstanding principal amount exceeding $15,000,000, when and as the same shall become due and payable after giving effect to any applicable grace period with respect thereto; or any event or condition occurs that results in any such Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (c) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or
(d)    an involuntary proceeding described under clause (ii) of the definition of Event of Bankruptcy shall occur and be continuing for sixty (60) days, or any other Event of Bankruptcy shall occur and be continuing, in each case with respect to the Collection Agent or any of its Subsidiaries; or
(e)    a Change of Control shall have occurred; or
(f)    there shall have occurred any event which, in the commercially reasonable judgment of the Administrative Agent and the Required Purchasers materially and adversely affects the Collection Agent’s ability to collect the Receivables under this Agreement.
Section 6.08.    Responsibilities of the Transferor and the Sellers. Anything herein to the contrary notwithstanding, the Transferor shall, and/or shall cause each Seller to, (i) perform all of such Seller’s obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and under the Receivables Purchase Agreement and the exercise by the Administrative Agent and the Purchasers of their rights hereunder and under the Receivables Purchase Agreement shall not relieve the Transferor or the Seller from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Administrative Agent nor any of the Purchasers shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Seller thereunder.
Article VII

Termination Events
Section 7.01.    Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:
(a)    TriMas Corp., TriMas LLC, the Transferor, any Seller or the Collection Agent shall fail to make any payment or deposit to be made by it hereunder or under any of the Transaction Documents when due hereunder or thereunder and such failure continues for one (1) Business Day; or
(b)    any representation, warranty, certification or statement made by TriMas Corp., the Transferor, the Collection Agent or any Seller in this Agreement, any other

Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; provided that no such event shall constitute a Termination Event unless such event shall continue unremedied for a period of ten (10) days from the date a Responsible Officer of the Transferor obtains knowledge thereof; provided, further, that no grace period shall apply to Sections 3.01(c), 3.01(d), 3.01(j), 3.01(r) and 3.01(s) of this Agreement (and, for the avoidance of doubt, the cure period described in the first proviso of this Section 7.01(b) shall not apply to payments required to be made pursuant to Section 2.09(b)); and provided, further, that no such event shall constitute a Termination Event if the Transferor shall have timely paid to the Collection Agent the Deemed Collection required to be paid as a result of such event in accordance with Section 2.09(b); or
(c)    TriMas Corp., the Transferor, any Seller or the Collection Agent shall default in the performance of any payment, covenant or other undertaking (other than those covered by clause (a) above or clause (h) below) under any Transaction Document and such default shall continue for ten (10) days after a Responsible Officer of TriMas Corp., TriMas LLC, the Transferor or the Collection Agent has knowledge thereof; or
(d)    the Transferor shall fail to make any payment of principal or interest in respect of any Indebtedness when and as the same shall become due and payable after giving effect to any applicable grace period with respect thereto; or any event or condition occurs that results in any such Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or
(e)    any Event of Bankruptcy shall occur with respect to the Transferor, the Collection Agent, any Seller, TriMas Corp., or any of its Subsidiaries; or
(f)    after the filing in the appropriate offices of the financing statements described in Sections 4.02(b), 4.02(c), 4.02(d) and 4.02(e), the Administrative Agent, on behalf of the Purchasers, shall, for any reason, fail or cease to have a valid and perfected first priority ownership or security interest in the Receivables and Related Security, Collections and Proceeds with respect thereto, free and clear of any Adverse Claims (other than, in the case of the Transferor, Liens for taxes, assessments or other governmental charges that are not yet due and payable and, in the case of any Seller, Permitted Originator Encumbrances); or
(g)    a Collection Agent Default shall have occurred; or
(h)    the Transferor, TriMas Corp., or any Seller shall enter into any corporate transaction or merger that is not otherwise permitted by this Agreement or the Receivables Purchase Agreement; or
(i)    there shall have occurred since the Closing Date any event or condition which could reasonably be expected to have a Material Adverse Effect; or
(j)    (i) the Asset Interest exceeds the Maximum Percentage Interest unless the Transferor reduces the Aggregate Net Investment from previously received Collections or other funds available to the Transferor, pays Collections into the Letter of Credit Collateral Account or increases the balance of the Receivables on the next Business Day following such breach so as to reduce the Asset Interest to less than or equal to 100%; or (ii) the Aggregate Credit Exposure shall exceed the Facility Limit; or
(k)    the average Dilution Ratio for the three preceding Calculation Periods exceeds 9.0%; or
(l)    the average Default Ratio for the three preceding Calculation Periods exceeds 3.0%; or
(m)    the average Delinquency Ratio for the three preceding Calculation Periods exceeds 5.0%; or
(n)    a Responsible Officer of the Transferor receives notice or becomes aware that a notice of lien has been filed against TriMas Corp., TriMas LLC, the Transferor or the Collection Agent under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the Code or Section 302(f) of ERISA applies; or
(o)    the Receivables Purchase Agreement is terminated; or
(p)    TriMas Corp., TriMas LLC and the Sellers (in the aggregate) shall fail to maintain 100% ownership of the Transferor; or
(q)    TriMas Corp., TriMas LLC or any of its Subsidiaries default in the observance or performance of Section 6.12 or 6.13 of the Credit Agreement (whether or not such agreement remains in effect).
Section 7.02.    Remedies Upon the Occurrence of a Termination Event.
(a)    Optional Liquidation. Upon the occurrence of a Termination Event (other than a Termination Event described in Section 7.01(e)), the Administrative Agent may (and shall at the request of any of the Purchasers or the LC Issuer), declare the Termination Date to have occurred, whereupon the Termination Date shall occur and the Applicable Margin shall increase by 200 basis points.
(b)    Automatic Liquidation. Upon the occurrence of a Termination Event described in Section 7.01(e), the Termination Date shall automatically occur, without any notice, election or action on the part of the Administrative Agent, the LC Issuer or any Purchaser and, to the fullest extent permitted by applicable law, the Applicable Margin shall automatically increase by 200 basis points.
(c)    Additional Remedies. Upon the occurrence of the Termination Date pursuant to Section 7.02(a) or 7.02(b), no Incremental Transfers or Reinvestments thereafter will be made, and no Letters of Credit will be issued, and the Administrative Agent shall promptly notify the Transferor in writing whether it has declared the Termination Date to have occurred and whether it will be exercising the remedies specified in this Section 7.02. From and after the Termination Date, (i) the Administrative Agent, on behalf of the Purchasers and the LC Issuer, shall have all of the rights and remedies provided to a secured creditor or a purchaser of accounts under the Relevant UCC by applicable law in respect thereto and (ii) (A) the Facility Limit shall be reduced as of each calendar day thereafter equal to the Aggregate Credit Exposure as of such date and (B) the Asset Interest shall be increased to 100%.
(d)    Cash-Collateralization of LC Obligations. Upon the occurrence of the Termination Date pursuant to Section 7.02(a) or 7.02(b), the Transferor shall be and become thereby unconditionally obligated, without any further notice, act or demand, to Cash-Collateralize the LC Obligations in full. The Administrative Agent may at any time or from time to time after funds are deposited in the Letter of Credit Collateral Account, apply such funds to the payment of LC Disbursements and any other amounts as shall from time to time have become due and payable by Seller to the LC Issuer under the Transaction Documents. After all of the LC Obligations have been indefeasibly paid in full and the obligation of the LC Issuer to issue Letters of Credit has been terminated, any funds remaining in the Letter of Credit Collateral Account shall be returned by the Administrative Agent to Seller or paid to whomever may be legally entitled thereto at such time.
(e)    Potential Termination Events. If an event or condition shall have occurred which constitutes a Potential Termination Event, of which the Administrative Agent is aware, the Administrative Agent may advise the Transferor of the occurrence of such Potential Termination Event.
Article VIII

The Administrative Agent
Section 8.01.    Appointment. Each of the Purchasers and the LC Issuer hereby irrevocably designates and appoints the Administrative Agent as the agent of such Person under this Agreement and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, (i) the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent; and (ii) in no event shall the Administrative Agent be liable under or in connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. In performing its functions and duties hereunder, the Administrative Agent shall act solely as the agent of the Purchasers, and the Administrative Agent does not assume, nor shall be deemed to have assumed, any trust or fiduciary obligation or relationship with or for any such Person. Without limiting the foregoing, in accordance with customary practices in syndicate financings, the Administrative Agent will promptly forward to each Purchaser any written information delivered by or on behalf of the Transferor, any Seller or TriMas Corp. or TriMas LLC to the Administrative Agent.
Section 8.02.    Delegation of Duties. The Administrative Agent may

execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel (who may be counsel for the Transferor or the Collection Agent), independent public accountants and other experts selected by it concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.
Section 8.03.    Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (x) with the consent or at the request of the Purchasers or (y) in the absence of its own gross negligence or willful misconduct or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Transferor, the Collection Agent, the Sellers or any officer thereof contained in this Agreement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Transaction Document, the Receivables (or any Related Security, Collections and Proceeds with respect thereto) or any Transferred Interest or for any failure of any of the Transferor, the Collection Agent, the Sellers or the Obligors to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document or to inspect the properties, books or records of the Transferor, the Collection Agent or any Seller.
Section 8.04.    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, fax, e-mail, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Transferor or the Collection Agent), independent accountants and other experts selected by the Administrative Agent and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Purchasers as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Transaction Documents in accordance with a request of the Required Purchasers (unless, in the case of any action relating to the giving of consent hereunder, the giving of such consent requires the consent of all Purchasers), and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Purchasers.
Section 8.05.    Notice of Collection Agent Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Collection

Agent Default or any Termination Event unless the Administrative Agent has received notice from a Purchaser, the Transferor or the Collection Agent referring to this Agreement, describing such Collection Agent Default or Termination Event and stating that such notice is a “notice of a Collection Agent Default” or “notice of a Termination Event”, as the case may be. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Purchasers, the Transferor and the Collection Agent. The Administrative Agent shall take such action with respect to such event as shall be reasonably directed by the Required Purchasers, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Purchasers.
Section 8.06.    Non-Reliance on the Administrative Agent and Other Purchasers. Each of the Purchasers expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Transferor, shall be deemed to constitute any representation or warranty by the Administrative Agent to any such Person. Each of the Purchasers represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Transferor, the Collection Agent and the Sellers and made its own decision to enter into this Agreement. Each of the Purchasers also represents that it will, independently and without reliance upon the Administrative Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Transferor, the Collection Agent and the Sellers. Except for notices, reports and other documents expressly required to be furnished to the Purchasers by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Purchaser with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Transferor, the Collection Agent or the Sellers which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
Section 8.07.    Indemnification. Each of the Purchasers, severally and not jointly, agrees to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Transferor, the Collection Agent and the Sellers and without limiting the obligation of the Transferor, the Collection Agent and the Sellers to do so) ratably in accordance with their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Purchaser shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of all amounts payable hereunder.
Section 8.08.    The Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Transferor, the Collection Agent or any of their Affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to any Transferred Interest held by the Administrative Agent, the Administrative Agent shall have the same rights and powers under this Agreement and the other Transaction Documents as any Purchaser and may exercise the same as though it were not the Administrative Agent, and the term “Purchaser” shall include the Administrative Agent in its individual capacity.
Section 8.09.    Resignation of Administrative Agent; Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent at any time by giving thirty (30) days’ notice to the Purchasers, the Transferor and the Collection Agent. The Administrative Agent may be removed at any time by a resolution of the Required Purchasers, removing the Administrative Agent and appointing from among the Purchasers a successor administrative agent, which successor administrative agent shall be approved by the Transferor and the Collection Agent (which approval shall not be unreasonably withheld), delivered to the Administrative Agent and the Collection Agent. If WFB shall resign as Administrative Agent under this Agreement, then the Required Purchasers, shall promptly appoint a successor administrative agent from among the Purchasers, which successor administrative agent shall be approved by the Transferor and the Collection Agent (which approval shall not be unreasonably withheld). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Purchasers, the Transferor and the Collection Agent, a successor agent from among the Purchasers. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Collection Agent shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Purchasers appoint a successor agent as provided for above. Effective upon the appointment of a successor administrative agent, such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor administrative agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
Article IX

Limited Guaranty
Section 9.01.    Guaranty of Obligations. The Guarantor unconditionally guarantees the full and prompt payment when due of all of the payment obligations and the timely performance of all of the performance obligations, in each of the foregoing cases, of the Sellers of every kind and nature now or hereafter existing, or due or to become due, under the Transaction Documents (collectively, the “Obligations”); provided that, such Obligations shall not include amounts not collected in respect of any Receivable as a result of the lack of creditworthiness of an Obligor, including, but not limited to, amounts required to be returned to an Obligor as a voidable preference. The Guarantor shall pay all reasonable costs and expenses including, without limitation, all court costs and reasonable attorney’s fees and expenses paid or incurred by the Administrative Agent and the other Beneficiaries in connection with (a) the collection of all or any part of the Obligations from the Guarantor and (b) the prosecution or defense of any action by or against the Administrative Agent, the other Beneficiaries or the Transferor in connection with, or relating to, the Obligations, whether involving the Sellers, the Collection Agent, the Guarantor, the Transferor or any other party (including, but not limited to, a trustee in a bankruptcy or a debtor-in-possession).
Section 9.02.    Validity of Obligations; Irrevocability. The Guarantor agrees that subject to the proviso set forth in Section 9.01 above its obligations under this Guaranty shall be unconditional, irrespective of (i) the validity, enforceability, discharge, disaffirmance, settlement or compromise (by any Person, including a trustee in a bankruptcy or a debtor-in-possession) of the Obligations or of the Transaction Documents or any Contract, (ii) the absence of any attempt to collect the Obligations from a Seller or the Collection Agent or any other party, (iii) the waiver or consent by any Person with respect to any provision of any instrument evidencing the Obligations, (iv) any change of the time, manner or place of payment or performance, or any other term of any of the Obligations, (v) any law, regulation or order of any jurisdiction affecting any term of any of the Obligations or rights of any Person with respect thereto, (vi) the failure by any Person to take any steps to perfect and maintain perfected its interest in the Receivables or any security or collateral related to the Obligations or (vii) any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. The Guarantor agrees that the Administrative Agent and the Beneficiaries shall be under no obligation to marshal any assets in favor of or against or in payment of any or all of the Obligations. The Guarantor further agrees that, to the extent a payment is made by a Seller or the Collection Agent under the Transaction Documents, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Seller or the Collection Agent, its estate, trustee, receiver or any other party, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The Guarantor waives all set-offs, defenses and counterclaims and all presentments, demands for performance, notices of dishonor and notice of acceptance of this Guaranty. The Guarantor’s obligations under this Guaranty shall be irrevocable.
Section 9.03.    Several Obligations. The obligations of the Guarantor hereunder are separate and apart from the Sellers or any other Person, and are primary obligations concerning which the Guarantor is the principal obligor. This Guaranty shall not be discharged except by payment in full of the Obligations and complete performance of the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder shall not be affected in any way by the release or discharge of a Seller from the performance of any of the Obligations (other than the full and final payment of all of the Obligations), whether occurring by reason of law or any other cause, whether similar or dissimilar to the foregoing.
Section 9.04.    Subrogation Rights. If any amount shall be paid to the Guarantor on account of subrogation rights relating to the Obligations at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Administrative Agent, on behalf of the Beneficiaries, and shall forthwith be paid to the Administrative Agent to be applied to the Obligations. If (a) the Guarantor shall make payment to the Administrative Agent of or perform all or any part of the Obligations and (b) all the Obligations shall be paid and performed in full, the Administrative Agent will, at the Guarantor’s request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of any interest in the Obligations resulting from such payment or performance by the Guarantor. The Guarantor shall have no rights of subrogation with respect to amounts due to the Administrative Agent or the Beneficiaries until such time as all obligations of the Sellers to the Transferor, the Administrative Agent and the Beneficiaries have been paid or performed in full and this Agreement has been terminated.
Section 9.05.    Rights of Set-Off. The Guarantor hereby authorizes the Administrative Agent, on behalf of the Beneficiaries, at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or the Beneficiaries to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty (even if contingent or unmatured). The Guarantor hereby acknowledges that rights of the Administrative Agent, on behalf of the Beneficiaries, described in this Section 9.05 are in addition to all other rights and remedies (including, without limitation, other rights of set-off) the Administrative Agent and the Beneficiaries may have.
Section 9.06.    Representations and Warranties. The Guarantor hereby represents and warrants to the Administrative Agent, for the benefit of the Beneficiaries, as of the date hereof, as follows:
(a)    Existence and Power. The Guarantor is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has all limited liability company power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Guarantor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.
(b)    LLC and Governmental Authorization; Contravention. The execution,

delivery and performance by the Guarantor of this Guaranty and the other Transaction Documents to which the Guarantor is a party are within the Guarantor’s limited liability company powers, have been duly authorized by all necessary limited liability company action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Formation of the Guarantor or of any material agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Guarantor or result in the creation or imposition of any Adverse Claim on the assets of the Guarantor or any of its Subsidiaries (except as contemplated by Section 2.08).
(c)    Binding Effect. Each of this Guaranty and the other Transaction Documents to which the Guarantor is a party constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors and general equitable principles (whether considered in a proceeding at law or in equity).
(d)    Accuracy of Information. All written information heretofore furnished by the Guarantor to the Administrative Agent or the Beneficiaries for purposes of or in connection with this Guaranty, the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such written information hereafter furnished by the Guarantor to the Administrative Agent or the Beneficiaries will be, true and accurate in every material respect on the date such information is stated or certified.
(e)    Tax Status. The Guarantor has filed all tax returns (Federal, state and local) required to be filed and has paid prior to delinquency or made adequate provision for the payment of all taxes, assessments and other governmental charges (including for such purposes, the setting aside of appropriate reserves for taxes, assessments and other governmental charges being contested in good faith).
(f)    Action, Suits. Except as set forth in the TriMas Corp. Form 10-Q for the period ended June 30, 2011, there are no actions, suits or proceedings pending, or to the knowledge of the Guarantor threatened, against or affecting the Guarantor or any Affiliate of the Guarantor or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.
(g)    Not an Investment Company. The Guarantor is not, nor is it controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.
Article X

Miscellaneous
Section 10.01.    Term of Agreement. This Agreement shall terminate on the date following the Termination Date upon which the Aggregate Net Investment has been reduced to zero, and all accrued Discount, Fees, Servicing Fees and all other Aggregate Unpaids have been paid in full, in each case, in cash; provided, however, that the rights and remedies of the Administrative Agent and the Purchasers with respect to any representation and warranty made or deemed to be made by the Transferor or the Seller pursuant to this

Agreement, and (ii) the indemnification and expense payment provisions of this Agreement, shall be continuing and shall survive any termination of this Agreement.
Section 10.02.    Waivers; Amendments. No failure or delay on the part of the Administrative Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the parties hereto and the Required Purchasers; provided, however, that no such amendment or waiver shall, without the consent of each affected Purchaser and, if affected, the LC Issuer, (A) extend the Termination Date or the date of any payment or deposit of Collections by the Transferor or the Collection Agent, (B) reduce the rate or extend the time of payment of any Discount, interest or fees hereunder or under any Fee Letter, (C) change the amount of any Purchaser’s Commitment except in accordance with Section 2.6 or change the manner of computation of any Purchaser’s Pro Rata Share (except by virtue of a change in the Aggregate Commitments in accordance with Section 2.06), (D) consent to or permit the assignment or transfer by the Transferor of any of its rights or obligations under this Agreement, (E) amend or modify the definitions of “Asset Interest” (or any component thereof), “Effective Asset Interest” (or any component thereof), “Required Purchasers” or any other defined term used in such definitions, to the extent used in such definitions, (F) amend or modify this Section 10.02, (G) change the Net Investment held by any Purchaser, (H) at any time while there are two or fewer Purchasers, amend or waive any Collection Agent Default under Section 6.07(e), (I) amend or waive any Termination Event described in Sections 7.01(e), 7.01(f), 7.01(j), 7.01(k), 7.01(l), 7.01(m) or 7.01(p), (J) release or terminate any interest created hereunder in any Receivable or Related Security with respect thereto (other than a Fully-Diluted Receivable for which the Administrative Agent has received a payment in cash of the full Outstanding Balance, and other than a Charged-Off Receivable, if, in each of the foregoing cases, no Termination Event or Potential Termination Event exists and is continuing on the date of release), or (K) amend or waive any provision of Section 2.12(a).
Section 10.03.    Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy, electronic mail, electronic facsimile transmission or similar writing) and shall be given to the other party at its address, e-mail address or telecopy number set forth below or at such other address, e-mail address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 10.03 and confirmation is received, (ii) if given by mail three (3) Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, including by electronic mail, when received at the address specified in this Section 10.03. However, anything in this Section 10.03 to the contrary notwithstanding, the Transferor hereby authorizes the Administrative Agent and each Purchaser to effect Transfers, and, as applicable, Tranche Period selections based on telephonic notices made by any Person which the Administrative Agent or such

Purchaser in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the Administrative Agent and each Purchaser a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent or such Purchaser, the records of the Administrative Agent or such Purchaser shall govern absent manifest error.
If to a Purchaser, to its address set forth on Schedule B (with a copy to the Administrative Agent).
If to the Transferor:
TSPC, Inc.
2520 Saint Rose Parkway, Suite 212
Henderson, NV 89074-7787
Attention: Michael DeWinter
Telephone: (702) 836-3510
Telecopy: (702) 925-3905
with a copies to:
Comptroller and General Counsel
39400 Woodward Avenue Suite 130
Bloomfield Hills, MI 48304
Telephone: (248) 631-5400
Telecopy: (248) 631-5413
and
Douglas Horowitz
Cahill Gordon & Reindel llp
80 Pine Street
New York, NY 10005
Telecopy: (212) 269-5420
If to the Sellers, as provided in Section 9.03 of the Receivables Purchase Agreement.

If to the Administrative Agent:
Wells Fargo Bank, National Association
6 Concourse Parkway, Suite 1450
Atlanta, GA 30328
Attention:     Ryan Tozier
Telephone:     (404) 732-0812
Telecopy:     (404) 732-0801
E-mail:     ryan.tozier@wellsfargo.com
If to the Purchasers, at their respective addresses set forth on Schedule B.
Section 10.04.    Governing Law; Submission to Jurisdiction; Integration.

(a) This Agreement shall be governed by, and construed in accordance with the laws of the State of New York. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 10.04 shall affect the right of any party hereto to bring any action or proceeding against any party hereto or its respective properties in the courts of other jurisdictions.
(b)    Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Agreement or the other Transaction Documents.
(c)    This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
Section 10.05.    Severability; Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 10.06.    Successors and Assigns. (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that (i) the Transferor may not assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Administrative Agent and the Purchasers, (ii) neither the Guarantor nor any Seller may assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Administrative Agent and the Required Purchasers, and (iii) without the prior written consent of the Administrative Agent and the Required Purchasers, the Collection Agent may not assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party except as permitted in Section 10.06(b). No provision of this Agreement shall in any manner restrict the ability of any Purchaser to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest as provided in this Section 10.06.
(b)    Assignments and Delegation by Collection Agent. So long as TriMas Corp. or any of its Affiliates is acting as the Collection Agent, the Collection Agent may delegate certain of its duties and responsibilities as Collection Agent hereunder to the Sellers in accordance with the Receivables Purchase Agreement, so long as the Collection Agent remains primarily liable to the Administrative Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Collection Agent hereunder. Notwithstanding any such delegation by the Collection Agent, the Administrative Agent and the Purchasers shall be entitled to deal exclusively with the Collection Agent in matters relating to the discharge by the Collection Agent of its duties and responsibilities hereunder, and the Administrative Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than the Collection Agent in order for communication to the Collection Agent and the Sellers as its subservicers or delegates in respect thereof to be accomplished. In addition to the foregoing, in order to facilitate the collection of certain Defaulted Receivables and Fully-Diluted Receivables, the Collection Agent may delegate certain of its duties and responsibilities as Collection Agent hereunder in respect of such Receivables to outside collection agencies in accordance with past practices, and provided that no Termination Event or Potential Termination Event exists and is continuing, the Transferor may assign such Defaulted Receivables and Fully-Diluted Receivables to such collection agencies for collection, free and clear of any ownership interest or security interest of the Administrative Agent and the Purchasers.
(c)    Participations. Any Purchaser may, with the consent of the Administrative Agent and in the ordinary course of its business and its accordance with applicable law, at any time sell to one or more Persons (each, a “Participant”) participating interest in its rights and obligations hereunder and under the Transaction Documents; provided, however, that each Participant shall purchase an identical percentage in such selling Purchaser’s Commitment, and Pro Rata Share of the Funded Amount. Notwithstanding any such sale by a Purchaser of a participating interest to a Participant, such Purchaser’s rights and obligations under this Agreement shall remain unchanged, such Purchaser shall remain solely responsible for the performance hereof, and the Administrative Agent shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement and the other Transaction Documents. Each Purchaser agrees that any agreement between such Purchaser and any such Participant in respect of such participating interest shall not restrict such Purchaser’s right to agree to any amendment, supplement, waiver or modification to this Agreement.
(d)    Assignments.
(i)    Any Purchaser may at any time and from time to time, upon the prior written consent of the Administrative Agent, and, if the Assignee is not an Affiliate of the selling Purchaser, the prior written consent of the Transferor (which consent shall not be unreasonably withheld), assign to one or more accredited investors or other Persons (“Assignee(s)”) all or any part of its rights and obligations under this Agreement and the other Transaction Documents pursuant to a supplement to this Agreement, substantially in the form of Exhibit K hereto (each, a “Transfer Supplement”), executed by the Assignee, such selling Purchaser, the Administrative Agent and, if applicable, the Transferor; and provided, however, that (A) each Assignee shall purchase an identical percentage in such selling Purchaser’s Commitment and Pro Rata Share of its Funded Amount, (B) any such assignment cannot be for an amount less than the lesser of (1) $5,000,000 and (2) such selling Purchaser’s Commitment or Pro Rata Share of the Funded Amount (calculated at the time of such assignment) and (C) each Assignee must be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended).
(ii)    [intentionally deleted].
(iii)    Upon (A) execution of a Transfer Supplement, (B) delivery of an executed copy thereof to the Administrative Agent, and (C) payment, if applicable, by the Assignee to such selling Purchaser of an amount equal to the purchase price agreed between such selling Purchaser and the Assignee, such selling Purchaser shall be released from its obligations hereunder to the extent of such assignment and the Assignee(s) shall, for all purposes, be a Purchaser party to this Agreement and shall have all the rights and obligations of a Purchaser under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by the Purchasers or the Administrative Agent shall be required. The amount of the assigned portion of the selling Purchaser’s Pro Rata Share of the Funded Amount allocable to the Assignee shall be equal to the Transferred Percentage (as defined in the Transfer Supplement) of such selling Purchaser’s Pro Rata Share of the Funded Amount which is transferred thereunder regardless of the purchase price paid therefor. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of the Assignee as a Purchaser and the resulting adjustment of the selling Purchaser’s Commitment arising from the purchase by the Assignee of all or a portion of the selling Purchaser’s rights, obligations and interest hereunder.
(iv)    Notwithstanding any other provision of this Agreement to the contrary, any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Transferred Interest and any rights to payment of Net Investment, Discount and any other amounts) under this Agreement to secure obligations of such Purchaser to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Purchaser from any of its obligations hereunder, or substitute any such pledgee or grantee for such Purchaser as a party hereto.
Section 10.07.    Confidentiality. (a) Each of the Transferor, the Collection Agent and the Guarantor shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Transaction Documents and all other confidential proprietary information with respect to the Purchasers and the Administrative Agent and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction Documents, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants and other professional advisors to the Transferor, the Collection Agent, the Guarantor and their respective Affiliates, (ii) as required by law, regulation or legal process (including in connection with any registration Statement or other filing made with the Commission) or in connection with any legal or regulatory proceeding to which the Transferor, the Collection Agent, the Guarantor or any of their respective Affiliates is subject. Each of the Transferor, the Collection Agent and the Guarantor hereby consents to the disclosure of any nonpublic information with respect to it received by any Purchaser or the Administrative Agent to any other Purchaser, any potential Purchaser, any Participant or any potential Participant.
(b)    Each of the Purchasers and the Administrative Agent shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Transaction Documents and all other confidential proprietary information with respect to the Transferor, the Sellers, the Guarantor and their Affiliates and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction Documents, except for information that has become publicly available except that such information may be disclosed (i) to legal counsel, accountants and other professional advisors to the Purchasers, the Administrative Agent and their respective Affiliates, (ii) as required by law, regulation or legal process or (iii) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, (iv) to any other Person specified in the last sentence of Section 10.07(a), or (v) upon the request of demand of any regulatory authority having jurisdiction over the Administrative Agent or any Purchaser.
Section 10.08.    Grant of Security Interest to Secure the LC Obligations; Characterization of the Transactions Contemplated by the Transaction Documents.
(a)    The Transferor hereby grants to the Administrative Agent, on behalf of the LC Issuer, a first priority perfected and continuing security interest in all of the Transferor’s right, title and interest in and to the Remaining Interest and the Letter of Credit Collateral Account, to secured payment of the LC Obligations.
(b)    It is the intention of the parties that the transactions contemplated hereby constitute (other than for tax purposes) the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Purchasers, and that the Transferred Interest not be part of the Transferor’s estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Administrative Agent, on behalf of the Purchasers and the LC Issuer, and the Transferor hereby grants to the Administrative Agent, on behalf of the Purchasers, a first priority perfected and continuing security interest in all of the Transferor’s right, title and interest in, to and under the Receivables outstanding on the Initial Incremental Transfer Date and thereafter owned by the Transferor, together with the Related Security and Collections with respect thereto and all Proceeds of the foregoing, whether now owned or hereafter acquired and wherever located, the Lock-Box Accounts, the Letter of Credit Collateral Account and all of the Transferor’s rights under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of the Seller with respect to the Receivables, and that this Agreement shall constitute a security agreement under applicable law. If, notwithstanding the intention of the parties expressed above, any sale or transfer by the Transferor hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, the Transferor represents and warrants that each remittance of Collections to the Administrative Agent, the LC Issuer or the Purchasers hereunder will have been (i) in payment of a debt incurred in the ordinary course of business or financial affairs and (ii) made in the ordinary course of business or financial affairs. The Transferor hereby assigns to the Administrative Agent, on behalf of the LC Issuer and the Purchasers, all of its rights and remedies under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of the Seller with respect to the Receivables. The Transferor shall not give any consent or waiver required or permitted to be given under the Receivables Purchase Agreement without the prior consent of the Administrative Agent and the Required Purchasers, such consent not to be unreasonably withheld.
(c)    It is the intention of the parties that the transactions contemplated by this Agreement will create a debt obligation of the Transferor for United States Federal, state and local income and franchise tax purposes. Unless otherwise required by law, the parties agree to treat the transactions accordingly for all such purposes.
Section 10.09.    Limitation on the Termination of Sellers. Notwithstanding anything to the contrary contained in the Receivables Purchase Agreement, the Transferor shall not consent to any request made pursuant to Section 8.03 thereof, nor shall any Seller or Seller Division which is the subject of such request be terminated under the Receivables Purchase Agreement, in each case unless (i) no Termination Event or Potential Termination Event (other than with respect to the Seller or Seller Division to be so terminated) has occurred and is continuing (both before and after giving effect to such termination) and (ii) the Administrative Agent shall have received prior notice of such termination.
Section 10.10.    PATRIOT Act. Each Purchaser that is subject to the requirements of the USA Patriot Act (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Transferor, the Guarantor and the Sellers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Transferor, the Guarantor, and the Sellers, which information includes, among other things, the name and address of the Transferor, the Guarantor, and the Sellers and other information that will allow such Purchasers to identify such parties in accordance with the Act.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Receivables Transfer Agreement as of the date first written above.
TSPC, INC., as Transferor
By: /s/ Robert J. Zalupski
Name: Robert J. Zalupski
Title: Vice President and Treasurer

TRIMAS CORPORATION, individually, as
Collection Agent
By: /s/ Robert J. Zalupski
Name: Robert J. Zalupski
Title: Vice President Finance, Corporate Development and Treasurer

TRIMAS COMPANY, LLC, individually, as
Guarantor
By: /s/ Robert J. Zalupski
Name: Robert J. Zalupski
Title: Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Purchaser, as LC Issuer and as Administrative Agent

By: /s/ Eero Maki
Name: Eero Maki
Title: SVP

SCHEDULE A
DEFINITIONS

“ABR Tranche” shall mean a Tranche as to which Discount is calculated at the sum of the Alternate Base Rate plus the Applicable Margin.
“ABR Tranche Period” shall mean a calendar month or any portion thereof.
“Administrative Agent” shall mean WFB, as administrative agent on behalf of the Purchasers, and any successor appointed pursuant to Section 8.09 of the Receivables Transfer Agreement.
“Administrative Agent’s Account” shall mean account no. 37235547964500200, at Wells Fargo Bank, National Association, ABA No. 121000248, Reference: TSPC, Inc., or any other account or accounts as the Administrative Agent may indicate from time to time.
“Adjusted Dilution Ratio” shall mean, at any time, the rolling average of the Dilution Ratio for the 12 Calculation Periods then most recently ended.
“Advance” shall have the meaning specified in Section 3.02(b) of the Receivables Purchase Agreement.
“Adverse Claim” shall mean a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument properly filed against such Person’s assets or properties).
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.
“Aggregate Commitment” shall mean, at any time, the sum of the Commitments then in effect.
“Aggregate Credit Exposure” shall mean, on any date of determination with respect to all Purchasers, the sum of the Purchasers’ respective Credit Exposures.
“Aggregate Face Amount Outstanding” shall mean, on any date of determination, the aggregate undrawn amount of Letters of Credit then outstanding.
“Aggregate Net Investment” shall mean, on any date of determination, the sum of the Purchasers’ respective Net Investments.
“Aggregate Unpaids” shall mean, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Discount and Interest at such time, (ii) the Aggregate Credit

Exposure at such time, (iii) all Fees and LC Fees, (iv) all Indemnified Amounts, amounts payable pursuant to Section 2.18 and Indemnified Taxes and (v) all other amounts owed (whether due or accrued) by the Transferor to the Purchasers, the Administrative Agent or the LC Issuer at such time.
“Alternate Base Rate” or “ABR” shall mean, for any date of determination a rate per annum equal to the greater of (i) the prime rate of interest announced by the Administrative Agent from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Administrative Agent) or (ii) the sum of (a) 0.50% and (b) the Federal Funds Rate for such date.
“Amendment No. 1 to the Receivables Purchase Agreement” shall mean Amendment No. 1 to the Receivables Purchase Agreement, dated as of the date hereof.
“Applicable Margin” shall have the meaning specified in the Fee Letter.
“Approved Foreign Country” shall mean Canada or the United Kingdom.
“Asset Interest” shall mean, collectively, the Transferred Interest and the Remaining Interest. The Asset Interest shall remain constant at 100% at all times until such time as the Administrative Agent, on behalf of itself, the Purchasers and the LC Issuer, shall have received payment in full in cash of the Aggregate Unpaids at which time the Asset Interest shall equal zero
“Availability” shall mean the excess (if any) of (a) the lesser of (i) the Facility Limit and (ii) the Net Receivables Balance minus the Required Reserves, over (b) the Aggregate Credit Exposure.
“Bankruptcy Code” shall have the meaning assigned to that term in Section 3.01(v) of the Receivables Transfer Agreement.
“Beneficiaries” shall mean the Purchasers, the LC Issuer and the Administrative Agent, collectively.
“Benefit Plan” shall mean any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Transferor, any Seller or any ERISA Affiliate of the Transferor, or any Seller is, or at any time during the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.
“Business Day” shall mean any day excluding Saturday, Sunday and any day on which commercial banks in The City of New York are authorized or required by law to close, and, when used with respect to the determination of the LMIR or any notice with respect thereto, any such day which is also a day for trading by and between banks in the London interbank market in United States dollar deposits.
“Calculation Period” shall mean each Fiscal Month.
“Capitalized Lease” of a Person shall mean any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP consistently applied.
“Carrying Cost Reserve Ratio ” shall mean, for any Calculation Period, the product (expressed as a percentage) of (i) 1.5 times (ii) the Alternate Base Rate as of the immediately preceding Cut-Off Date times (iii) a fraction the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.
“Cash-Collateralize” shall mean to pledge and deposit into the Letter of Credit Collateral Account at WFB, for the benefit of the LC Issuer, as collateral for the LC Obligations, immediately available funds pursuant to documentation in form and substance satisfactory to the Administrative Agent and the LC Issuer.
“Change of Control” shall mean the occurrence of a “Change in Control” (as defined in the Credit Agreement as in effect on the Closing Date or as such definition may thereafter be amended with the consent of the Administrative Agent hereunder).
“Charged-Off Receivables” shall mean, with respect to any Calculation Period, all Receivables (or portions thereof) which, in accordance with the Credit and Collection Policy, have or should have been written off during such Calculation Period as uncollectible, including, without limitation, the Receivables of any Obligor which becomes the subject of any voluntary or involuntary bankruptcy proceeding.
“Closing Date” shall mean December 29, 2009.
“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
“Collection Agent” shall mean, at any time, the Person then authorized pursuant to Section 6.01 of the Receivables Transfer Agreement to act as Collection Agent. The initial Collection Agent shall be TriMas Corp.
“Collection Agent Default” shall have the meaning specified in Section 6.07 of the Receivables Transfer Agreement.
“Collection Notice” shall mean a written notice by the Administrative Agent to a Lock-Box Bank pursuant to a Lock-Box Agreement to cease honoring funds transfer and withdrawal instructions from the Transferor. The Administrative Agent may deliver a Collection Notice only if deemed necessary or advisable in its reasonable judgment.
“Collections” shall mean, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable and any Deemed Collections.
“Commission” shall mean the Securities and Exchange Commission.
“Commitment” shall mean, with respect to any Purchaser, the amount specified as such on Schedule B to the Receivables Transfer Agreement for such Purchaser, as the same may be reduced or increased from time to time as provided in Section 2.06 of the Receivables Transfer Agreement.
“Commitment Expiry Date” shall mean the earliest to occur of (i) the date on which all amounts due and owing to the Purchasers under the Transaction Documents have been paid in full and the Aggregate Commitment has been reduced to zero pursuant to the Receivables Transfer Agreement, (ii) the Termination Date, and (iii) the Stated Termination Date.
“Concentration Limit” shall mean, on any day:
(a)    in relation to all Eligible Foreign Receivables, 15% of total Eligible Receivables; and
(b)    in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings), the applicable Concentration Limit shall be determined according to the following table:

S&P Short-Term Rating	Moody’s Short-Term Rating	S&P Long-Term Rating	Moody’s Long-Term Rating	Allowable % of Eligible Receivables
A-1+	P-1	AA- or better	A2 or better	12%
A-1	P-1	A	A-2 or better	10%
A-2	P-2	BBB+	Baa1	8%
A-3	P-3	BBB-	Baa3	6%
Below A-3 or Not Rated by either S&P or Moody’s	Below P-3 or Not Rated by either S&P or Moody’s	Below BBB- or Not Rated by either S&P or Moody’s	Below Baa3 or Not Rated by either S&P or Moody’s	4%

; provided, however, that (i) if any obligor has a split rating, the applicable rating will be the lower of the two, and (ii) if any obligor is not rated by either S&P or Moody’s, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above.
“Contract” shall mean a written agreement or invoice, pursuant to or under which an Obligor shall be obligated to pay for merchandise purchased or services rendered and including all items and provisions incorporated or implied by applicable law, including, without limitation, the Relevant UCC.
“Credit Agreement” shall mean that certain Credit Agreement, dated as of June 21, 2011, by and among TriMas Corp., TriMas LLC, various Subsidiaries of the foregoing, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, J.P. Morgan

Securities Inc., as sole lead arranger and sole bookrunner, and the various lending institutions party thereto, as amended, supplemented or otherwise modified or replaced or refinanced and in effect from time to time.
“Credit and Collection Policy” shall mean the Sellers’ credit and collection policy or policies relating to Contracts and Receivables existing on the Closing Date and referred to in Exhibit A attached to the Receivables Transfer Agreement, as amended, supplemented or otherwise Modified and in effect from time to time in compliance with Section 5.02(c) of the Receivables Transfer Agreement.
“Credit Event” shall mean the issuance or Modification of a Letter of Credit or the making of a Transfer under the Receivables Transfer Agreement.
“Credit Exposure” shall mean, on any date of determination with respect to any Purchaser, the sum of (i) such Purchaser’s Net Investment, plus (ii) its Pro Rata Share of the LC Obligations. In computing a Purchaser’s Credit Exposure in connection with a Transfer, the proceeds of which will be used to refinance an LC Disbursement, the Transferor need not count (A) both such Purchaser’s Pro Rata Share of the Reimbursement Obligations and the amount that such Purchaser will pay to the Transferor on account of such Transfer or (B) such Purchaser’s Pro Rata Share of the amount of any LC Obligations that are fully Cash-Collateralized.
“Cut-Off Date” shall mean the last day of each Calculation Period.
“Days Sales Outstanding” and “DSO” shall mean, on any Cut-Off Date, the number of calendar days equal to the product of (a) 91 and (b) the amount obtained by dividing (i) the aggregate Outstanding Balance of all Receivables as of such Cut-Off Date by (ii) the aggregate balance of Receivables which arose during the three (3) consecutive Calculation Periods immediately preceding such Cut-Off Date, which calculation shall remain in effect until the next succeeding Cut-Off Date for all purposes of the Receivables Transfer Agreement.
“Deemed Collections” shall mean any Collections on any Receivable deemed to have been received pursuant to Section 2.09(a) or (b) of the Receivables Transfer Agreement.
“Default Horizon Ratio” shall mean, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Sellers during the last three months (or such other period as the Administrative Agent may determine based on a Review) ending on such Cut-Off Date, by (ii) the Net Receivables Balance as of such Cut-off Date.
“Default Rate” shall mean a rate per annum equal to (a) the sum of LMIR plus 200 basis points, or (b) if LMIR is not then available, the sum of the Alternate Base Rate plus the Applicable Margin, plus 200 basis points.
“Default Ratio” shall mean, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (a) the total amount of Receivables, which became Defaulted Receivables during the month that includes such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the month occurring four months prior to the month ending on such Cut-Off Date.
“Defaulted Receivable” shall mean a Receivable (which on the date of its origination was an Eligible Receivable): (i) as to which any payment, or part unpaid for more than 90 days from the original due date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof; (iii) which has been identified by the Transferor, the Seller or the Collection Agent as uncollectible; or (iv) which, in accordance with the Credit and Collection Policy, should be written off as uncollectible.
“Delinquency Ratio” shall mean, at any time, a percentage equal to (a) the aggregate outstanding principal balance of all Receivables that were Delinquent Receivables at such time divided by (b) the Outstanding Balance of all Receivables at such time.
“Delinquent Receivable” shall mean a Receivable (which on the date of its origination was an Eligible Receivable) as to which any payment, or part thereof, remains unpaid for more than 60 days past its original due date but does not constitute a Defaulted Receivable.
“Designated Obligor” shall mean, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon notice to the Transferor from the Administrative Agent, delivered at any time.
“Diluted Receivable” shall mean, any Receivable (which on the date of its origination was an Eligible Receivable) which is the subject of a reduction or cancellation as a result of any Dilution.
“Dilution” shall mean the amount of any reduction or cancellation of the Outstanding Balance of a Receivable, including, without limitation, adjustments to the Outstanding Balance of a Receivable, due to (i) any defective, rejected or returned merchandise or services, (ii) any cash discount or any other credits, discounts, disputes, warranty claims, repossessed or returned goods, charge backs, allowances, other dilutive factors and any other billing or other adjustment (whether effected through the granting of credits against the applicable Receivables or by the issuance of a check or other payment in respect of (and as payment for) such reduction by any Seller or any Affiliate thereof, or as a result of any governmental or regulatory action, (iii) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), (iii) any rebate or refund, (iv) any misstatement of the amount thereof, or (v) any misrepresentation, but excluding adjustments, reductions, or cancellations in respect of the Obligor’s payment of the Receivable or bankruptcy or insolvency, but excluding any reduction or cancellation resulting from payment by an Obligor or a Receivable becoming a Delinquent Receivable or a Defaulted Receivable.
“Dilution Horizon Ratio” shall mean, as of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (a) the aggregate sales generated by the Sellers during the three consecutive Calculation Periods (or such other period as the Administrative Agent may determine based on a Review) ending on such Cut-Off Date, by (b) the Net Receivables

Balance as of such Cut-Off Date.
“Dilution Ratio” shall mean, as of any Cut-Off Date, subject to the Special Adjustment after the Inclusion Date (if any), a ratio (expressed as a percentage), computed by dividing (a) the total amount of decreases in outstanding principal balances due to Dilution during the Calculation Period ending on such Cut-Off Date, by (b) the aggregate sales generated by the Sellers during the Calculation Period ending three months prior to the Calculation Period ending on such Cut-Off Date.
“Dilution Reserve Ratio” shall mean, for any month, the product (expressed as a percentage) of: (a) the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, times (b) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.
“Discount” shall mean, with respect to any Tranche Period:
(TR x TNI x AD)
YD

Where:
TR	=	the Tranche Rate applicable to such Tranche Period;
TNI	=	the portion of the Net Investment allocated to such Tranche Period;
AD	=	the actual number of days during such Tranche Period; and
YD	=	either (i) if the Tranche Rate is based on the LMIR, 360 or (ii) if the Tranche Rate is based on the Alternate Base Rate, 365 or 366, as applicable, provided, however, that no provision of the Receivables Transfer Agreement shall require the payment or permit the collection of Discount in excess of the maximum amount permitted by applicable law; and provided further, that Discount shall not be considered paid by any distribution if, at any time, such distribution is rescinded or must be returned for any reason.
“Discount Percentage” shall mean, on any date, the percentage obtained from the following formula:
100% - (A + B + C + D)
all determined by the Transferor as of the related Transfer Date,

Where
A	=
Adjusted Loss Reserve Percentage, which as of such Transfer Date will equal the ratio obtained by dividing (a) Charged-Off Receivables (net of recoveries in respect of Charged-Off Receivables) during the six-Fiscal Month period immediately preceding the Cut-Off Date most recently preceding such Transfer Payment Date by (b) the aggregate amount of Collections during the six-Fiscal Month period immediately preceding the Cut-Off Date most recent to such Transfer Date.

B	=
Adjusted Carrying Cost Reserve Percentage, which as of such Transfer Date will equal the amount obtained by dividing (a) the product of (i) the Stress Factor. (ii) the average of the DSO for the three Cut-Off Dates most recent to such Transfer Date and (iii) the Alternate Base Rate as of the Cut-Off Date most recent to such Transfer Date by (b) 365.

C	=	The product of (i) the Servicing Fee Percentage and (ii) 1/3.
D	=
Processing Expense Reserve Percentage; which will equal 1/10 of 1% and reflects the cost of the Transferor’s overhead, including costs of processing the purchase of Receivables and other normal operation costs and a reasonable profit margin.

None of the elements of the above-referenced formula, in respect of any purchase of Receivables, will be adjusted following the related Transfer Date.
With respect to each calculation set forth above with respect to a Cut-Off Date, such calculation as calculated on such Cut-Off Date and included in the applicable Monthly Report shall remain in effect from and including the related Cut-Off Date to but excluding the following Cut-Off Date.
For the initial Calculation Period, the Discount Percentage will be 98.6%.
Notwithstanding the foregoing, the Discount Percentage shall never be less than 97.5%.
“Dominion Date” shall mean the date, if any, on which the Administrative Agent delivers a Collection Notice to any Lock-Box Bank.
“Effective Asset Interest” shall mean, on any date of determination, an undivided percentage interest in all then outstanding Receivables, together with Related Security, Collections and Proceeds with respect thereto, then existing, as well as in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, equal to the percentage computed pursuant to the following formula:
ACE + RR
NRB
where:

ACE=
the Aggregate Credit Exposure as of the prior Cut-Off Date, plus the amount of any Incremental Transfers since such date, plus the amount of any Letter of Credit issuances or increases since such date;

RR =        the Required Reserve; and

NRB=	the Net Receivables Balance as of the most recent Settlement Report or date of recomputation pursuant to Section 2.12.
“Eligible Foreign Receivable” shall mean an Eligible Receivable as to which the Obligor is a resident of an Approved Foreign Country.
“Eligible Obligor” shall mean any Obligor, of which not more than 35% of such Obligor’s aggregate Receivables are more than 120 days past their original due date.
“Eligible Receivable” shall mean, at any time, any Receivable:
(1)    which has been originated by any Seller and subsequently sold to the Transferor pursuant to (and in accordance with) the Receivables Purchase Agreement, and to which the Transferor has good title thereto, free and clear of all Adverse Claims other than those imposed in connection with, or permitted by, the Transaction Documents and Liens for taxes, assessments or other governmental charges payable by the Transferor that are not yet due and payable;
(2)    which (together with the Collections and Related Security related thereto) has been the subject of either (A) a valid transfer and assignment from the Transferor to the Administrative Agent, on behalf of the Purchasers and the LC Issuer, of all of the Transferor’s right, title and interest therein or (B) the grant of a first priority perfected security interest therein (and in the Collections and Related Security related thereto) in favor of the Administrative Agent, on behalf of the Purchasers and the LC Issuer, in each case effective until termination of the Receivables Transfer Agreement.
(3)    the Obligor of which is (A) a resident of the United States, a U.S. territory or an Approved Foreign Country, (B) a Designated Obligor at the time of the initial creation of an interest therein under the Receivables Transfer Agreement, (C) not an Official Body or an Affiliate of any of the parties to the Receivables Transfer Agreement, (D) not the subject of an Event of Bankruptcy, and (E) an Eligible Obligor;
(4)    which is not a Delinquent Receivable or a Defaulted Receivable;
(5)    which (A) arises pursuant to a Contract with respect to which the Seller has performed all obligations required to be performed by it thereunder, including, without limitation, shipment of the merchandise and/

or the performance of the services purchased thereunder; and (B) according to the Contract related thereto, has been billed and is required to be paid in full within 60 days of the original billing date therefor in accordance with the terms of the applicable Contract;
(6)    as to which the Obligor is not required to pay cash on delivery or cash in advance;
(7)    which is (A) an “account” within the meaning of Section 9-102(a)(2) of the Relevant UCC, or (B) a “payment intangible” within the meaning of Section 9-102(a)(61) of such Relevant UCC;
(8)    which is denominated and payable only in United States dollars in the United States;
(9)    which arises under a Contract that, together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms and is not subject to any litigation, dispute, offset, counterclaim or other defense other than unexpired volume or pricing discounts or rebates to which the obligor thereon may be entitled, provided that only such portion of such receivable subject to any such dispute, offset, counterclaim or defense shall be deemed ineligible under this criterion;
(10)    which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any material respect;
(11)    which (A) satisfies in all material respects all applicable requirements of the Credit and Collection Policy, (B) is assignable without the consent of, or notice to, the Obligor thereunder, and (C) complies at the time of the initial creation of an interest therein under the Receivables Transfer Agreement with such other reasonable criteria and requirements as the Administrative Agent and the Required Purchasers have then specified to the Transferor following five (5) days’ notice;
(12)    which was originated in the ordinary course of the applicable Seller’s business or acquired from an originator approved by the Administrative Agent and the Required Purchasers which approval shall not be unreasonably withheld;
(13)    the Obligor of which has been directed to make all payments to a specified account of the Transferor with respect to which there shall be a Lock-Box Agreement in effect;

(14)    the assignment of which under the Receivables Purchase Agreement by the Seller to the Transferor and the assignment of which under the Receivables Transfer Agreement by the Transferor to the Purchasers does not violate, conflict with or contravene any applicable laws, rules, regulations, orders or writs or any contractual or other restriction, limitation or encumbrance and does not require the consent of any Person;
(15)    which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits), provided that only such portion of such receivable that has been so compromised, adjusted or modified shall be deemed ineligible pursuant to this criterion; and
(16)    which does not arise under a Contract that has been rewritten.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, supplemented or otherwise modified and in effect from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” shall mean, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.
“Event of Bankruptcy” shall mean, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, and, if instituted against such Person, shall remain undischarged for a period of 60 days; or (iii) if such Person is not an individual, such Person or any Subsidiary shall take any corporate or similar action to authorize any of the actions set forth in the preceding clauses (i) or (ii).
“Excluded Receivable” shall mean, at any time prior to satisfaction of the Inclusion Conditions with respect to a Special Obligor, all indebtedness owed to any Seller by such Special Obligor under a Contract and rights of payment and other payment obligations (whether or not earned by performance), whether constituting an account, chattel paper, instrument, investment property or general intangible, arising in connection with property or goods that have been or are to be sold, leased or otherwise disposed of, or services rendered or to be rendered, by such Seller, in each case, in its ordinary course of business and the right to payment of any Finance Charges and other obligations of such Special Obligor with respect thereto.
“Facility Limit” shall mean, at any time, an amount equal to the Aggregate Commitment at any time in effect; provided, further, that from and after the Termination Date, the Facility Limit shall at all times equal the Aggregate Credit Exposure.
“Facility Limit Increment Amount” shall mean $35,000,000.
“Federal Funds Rate” shall mean, for any day, an interest rate per annum equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day; as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 A.M. (New York time) on such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.
“Fee Letter” shall mean the fee letter dated September 15, 2011, among the Transferor, the LC Issuer and the Administrative Agent, for the benefit and on behalf of the Purchasers and the LC Issuer, with respect to the Fees and LC Fees to be paid by the Transferor under the Transaction Documents, as amended, supplemented or otherwise modified and in effect from time to time.
“Fees” shall mean the fees (other than LC Fees and Fronting Fees, if any) payable pursuant to the Fee Letter.
“Finance Charges” shall mean, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract.
“Fiscal Month” shall mean a fiscal month of TriMas Corp.
“Fiscal Year” shall mean a fiscal year of TriMas Corp.
“Fully-Diluted Receivable” shall have the meaning specified in Section 2.09(b) of the Receivables Transfer Agreement.
“Funded Amount” shall mean, with respect to any Purchaser for any day, the portion of the Net Investment funded by such Purchaser for such day.
“GAAP” shall mean generally accepted accounting principles in the United States of America, subject to Section 1.02 of the Receivables Transfer Agreement.
“Guarantor” shall mean TriMas LLC in its capacity as Guarantor under the Limited Guaranty set forth in Article IX of the Receivables Transfer Agreement.
“Guaranty” shall mean, with respect to any Person, any agreement by which such person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit; provided, however, that the term “Guaranty” shall not mean or include the endorsements by such Person of instruments for deposit or collection in the ordinary course of business.
“Inclusion Conditions” shall mean, as to Excluded Receivables owing from any Special Obligor, the following:
(a)    TriMas Corp. shall have given the Transferor and the Administrative Agent not less than 45 days’ prior written notice of its desire to include as Receivables amounts owing from such Special Obligor as of the first day of a specified future Calculation Period;
(b)    The Collection Agent shall have delivered to the Administrative Agent and the Purchasers restated Monthly Reports for not less than the 12 Calculation Periods preceding the proposed date of inclusion, recomputing the ratios and amounts set forth therein as if such Excluded Receivables had been included in Receivables for the periods covered thereby, and none of such restated Monthly Reports indicates that a Termination Event under Section 7.01(k), (l) or (m) would have occurred had they been so included;
(c)    The Administrative Agent shall have received updated UCC searches against each of the relevant Sellers in its jurisdiction of organization revealing no financing statements of record covering such Excluded Receivables, and each of the financing statements filed against any Seller or the Transferor shall have been amended to include such Excluded Receivables in the collateral covered thereby;
(d)    The Collection Agent and the Sellers shall have instructed the applicable Special Obligor to make all payments in respect of such Excluded Receivables directly to a Lock-Box Bank Account maintained pursuant to a Lock-Box Agreement, duly executed by all parties thereto; and
(e)    If reasonably deemed necessary by the Administrative Agent, a Review shall have been conducted within the 3 months prior to the proposed date of inclusion.
“Inclusion Date” shall mean the date, if any, when obligations of any Special Obligor that were formerly Excluded Receivables are included in “Receivables” following satisfaction of the Inclusion Conditions.
“Incremental Transfer” shall mean a Transfer which is made pursuant to Section 2.02(a) of the Receivables Transfer Agreement.
“Indebtedness” shall mean, with respect to any Person, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person’s business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) Guaranty obligations.
“Indemnified Amounts” shall have the meaning specified in Section 2.17 of the Receivables Transfer Agreement.
“Indemnified Parties” shall have the meaning specified in Section 2.17 of the Receivables Transfer Agreement.
“Indemnified Taxes” shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Official Body, excluding (A) all franchise taxes, all taxes, levies, imposts, duties, charges, fees, deductions and withholdings imposed on or measured by the net income, capital or net worth or all taxes, levies, imposts, duties, charges, fees, deductions and withholdings on doing business, in each case, imposed:
(i)    by the United States or any political subdivision or taxing authority thereof or therein;
(ii)    by any jurisdiction under the laws of which the Administrative Agent, any Purchaser or any Indemnified Party or lending office is organized or in which its lending office is located, managed or controlled or in which its principal office is located or any political subdivision or taxing authority thereof or therein; or
(iii)    by reason of any connection between the jurisdiction imposing such tax and the Administrative Agent, any Purchaser, such Indemnified Party or such lending office other than a connection arising-solely from the Receivables Transfer Agreement or any other Transaction Document or any transaction hereunder or thereunder,
(B) all penalties, interests, additions to taxes and expenses resulting from gross negligence or willful misconduct on the part of the Administrative Agent, any Purchaser or any Indemnified Party, as the case may be, and (C) all taxes, levies, imposts, duties, charges, fees, deductions and withholdings imposed by reason of the failure of any Indemnified Party to comply with its obligations, if any, under Section 2.19(b) of the Receivables Transfer Agreement (including, without limitation, its inability to comply with Section 2.19(b)(i) of the Receivables Transfer Agreement.
“Indenture” shall mean that certain Indenture governing the 9-3/4% senior secured notes due 2017 among TriMas Corp. the various guarantors party thereto and The Bank of New York Mellon Trust Company, as Trustee.
“Initial Incremental Transfer Date” shall mean the date of the initial Incremental

Transfer.
“Interim Report” shall mean a report, in substantially the form attached to the Receivables Transfer Agreement as Exhibit D or in such other form as is mutually agreed to by the Transferor and the Administrative Agent, delivered (in an electronic format or by facsimile) by the Collection Agent to the Administrative Agent and the Purchasers on each Interim Reporting Date occurring while any Net Investment or Letter of Credit is outstanding or in any week in which a Credit Event is to occur.
“Interim Reporting Date” shall mean, if reasonably requested by the Administrative Agent, each Business Day specified by the Administrative Agent; provided, however, that the Administrative Agent shall be limited to no more than one request per calendar week.
“Interim Settlement Date” shall mean (a) the Business Day immediately succeeding each Interim Reporting Date on which the applicable Interim Report reveals that the Effective Asset Interest exceeds the Maximum Percentage Interest, or (b) any Interim Reporting Date on which the applicable Interim Report reveals that the Aggregate Credit Exposure exceeds the Facility Limit.
“Investment Base Deficiency” shall mean, on any date of determination on or prior to the Termination Date, (a) the Effective Asset Interest (as most recently computed or recomputed in accordance with Section 2.12 of the Receivables Transfer Agreement and expressed as a percentage) is greater than the Maximum Percentage Interest, or (b) the Aggregate Credit Exposure exceeds the Aggregate Commitment.
“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.
“LC Application” shall have the meaning specified in Section 2.03 of the Receivables Transfer Agreement.
“LC Disbursement” is defined in Section 2.03(b)(i).
“LC Fee” shall have the meaning specified in the Fee Letter.
“LC Obligation” shall mean, at any time, the sum, without duplication, of (a) the Aggregate Face Amount Outstanding at such time plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations.
“LC Sublimit” shall mean, on any date of determination, the lesser of (a) $45,000,000, and (b) the Facility Limit.
“Letter of Credit” shall have the meaning set forth in the Receivables Purchase Agreement.
“Letter of Credit Collateral Account” shall mean a segregated cash collateral account at WFB in the Administrative Agent’s name that is under the exclusive control of the Administrative Agent (for the benefit of the LC Issuer).

“Letter of Credit Request” shall have the meaning set forth in the Receivables Purchase Agreement.
“Leverage Ratio” shall have the meaning specified in the Credit Agreement as in effect on the Closing Date or as such definition (or any of its components) may thereafter be amended with the consent of the Administrative Agent hereunder. For purposes of computing the Stress Factor, the Leverage Ratio for any Calculation Period (or portion thereof) shall be the Leverage Ratio in effect as of the last day of the most recently completed fiscal quarter for which financial statements are required to have been delivered by TriMas Corp. to the Administrative Agent and the Purchasers under the Receivables Transfer Agreement (it being understood that any change in the Leverage Ratio shall become effective immediately on the date on which such financial statements are required to have been delivered).
“LIBOR Market Index Rate” shall mean, for any day, the three-month Eurodollar Rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page.
“Limited Guaranty” shall mean the Guaranty of the Guarantor under Article IX of the Receivables Transfer Agreement.
“LMIR” shall mean, on any date of determination, a rate per annum equal to the LIBOR Market Index Rate, plus the Applicable Margin.
“LMIR Tranche” shall mean a Tranche as to which Discount is calculated at the LMIR plus the Applicable Margin.
“LMIR Tranche Period” shall mean, with respect to an LMIR Tranche, a calendar month or any portion thereof.
“Lock-Box Account” shall mean an account maintained by the Transferor or an account holder identified in any Lock-Box Agreement at a Lock-Box Bank for the purpose of receiving Collections from Receivables.
“Lock-Box Agreement” shall mean an agreement between the Collection Agent, the Transferor, any applicable account holder identified therein, the Administrative Agent and a Lock-Box Bank in a form reasonably acceptable to the Administrative Agent.
“Lock-Box Bank” shall mean each of the banks set forth in to the Receivables Transfer Agreement, and such banks as may be added thereto or deleted therefrom pursuant to Section 2.09 of the Receivables Transfer Agreement.
“Loss Reserve Ratio” shall mean, on any day, the product of (a) the Stress Factor, and (b) the highest three-month average Default Ratio that occurred during the twelve (12) most recent Calculation Periods, and (c) the Default Horizon Ratio.
“Material Adverse Effect” shall mean any event or condition which would have a material adverse effect on (i) the collectability of the Receivables, (ii) the condition (financial or otherwise), businesses or properties of the Transferor, the Guarantor or any

Seller, (iii) the ability of the Transferor, the Guarantor or any Seller to perform its respective obligations under the Transaction Documents, to which it is a party or (iv) the interests of the Administrative Agent or the Purchasers under the Transaction Documents; provided, however, that for purposes of clauses (ii) and (iii) an event or condition will not be deemed to have a Material Adverse Effect unless such event or condition, in the reasonable discretion of the Administrative Agent and the Required Purchasers, is reasonably likely to have a material adverse effect on the condition (financial or otherwise) of TriMas Corp. on a consolidated basis or on the Transferor.
“Maximum Percentage Interest” shall mean 100%.
“Monthly Payment Date” shall mean the fifth day of each calendar month after the date of the Receivables Transfer Agreement or, if such day is not a Business Day, the next succeeding Business Day.
“Monthly Report” shall have the meaning specified in Section 2.11(b) of the Receivables Transfer Agreement.
“Monthly Reporting Date” shall mean the 20th of each calendar month after the date of the Receivables Transfer Agreement or, if such 20th day is not a Business Day, the next succeeding Business Day.
“Monthly Settlement Date” shall mean the first Business Day after each Monthly Reporting Date unless Interim Reports are then being required to be delivered.
“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors and assigns.
“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor, the Seller or any ERISA Affiliate of the Transferor or the Seller on behalf of its employees.
“Net Investment” shall mean, with respect to any Purchaser, the sum of the cash amounts paid to the Transferor by such Purchaser for all Incremental Transfers minus the aggregate amount of Collections received and applied by such Purchaser to reduce its Net Investment pursuant to Section 2.04, 2.05 or 2.09 of the Receivables Transfer Agreement; provided that such Purchaser’s Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if, at any time, the distribution of such Collections is rescinded or must otherwise be returned for any reason.
“Net Receivables Balance” shall mean, at any time, the aggregate Outstanding Balance of the Eligible Receivables at such time, as reduced by (without duplication) the aggregate amount for all Designated Obligors by which the Outstanding Balance of all Eligible Receivables of each Designated Obligor exceeds the product of the Concentration Limit for such Designated Obligor multiplied by the Outstanding Balance of all Eligible Receivables of such Designated Obligor.
“Obligor” shall mean a Person obligated to make payments for the provision of goods and services pursuant to a Contract.
“OFAC” shall mean The U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Official Body” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.
“Outstanding Balance” shall mean, with respect to any Receivable at any time, the then outstanding principal amount thereof, excluding any accrued and outstanding Finance Charges related thereto.
“Parent Compliance Certificate” shall mean each certificate delivered pursuant to Section 5.01(c) of the Credit Agreement.
“Participant” shall have the meaning given to such term in Section 10.06(c) of the Receivables Transfer Agreement.
“Permitted Originator Encumbrances” shall mean (a) Liens for taxes, assessments or other governmental charges not yet due and payable or that are being contested in accordance with the terms and conditions of Section 4.02(q) of the Purchase Agreement (but only to the extent that any Lien imposed to secure payment of such taxes or assessments or other governmental charges is an inchoate tax lien), (b) pledges or deposits securing obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA), (c) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Seller is a party as lessee made in the ordinary course of business, (d) deposits securing statutory obligations of any Seller, (e) inchoate and unperfected workers’, mechanics’ suppliers’ or similar Liens arising in the ordinary course of business, (f) carriers’, warehousemen’s or other similar possessory Liens arising in the ordinary course of business, (g) deposits securing, or in lie of, surety, appeal or customs bonds in proceedings to which any Seller is a party, (h) any attachment or judgment Lien not constituting a Termination Event under Section 9.01(f) of the Receivables Transfer Agreement and (i) Liens in favor of lenders under the Credit Agreement and Liens in favor of holders of notes issued under the Indenture.
“Person” shall mean any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.
“Potential Termination Event” shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.
“Proceeds” shall mean “proceeds” as defined in Section 9-102(a)(64) of the Relevant UCC.
“Pro Rata Share” shall mean, on any date of determination, with respect to any

Purchaser, the ratio (expressed as a percentage) of such Purchaser’s Commitment to the Aggregate Commitment at such time.
“Purchase Price”, as used in any Receivables Purchase Agreement, shall have, the meaning set forth in Section 3.01 of the Receivables Purchase Agreement.
“Purchase Termination Date” shall have the meaning specified in Section 8.01 of the Receivables Purchase Agreement.
“Purchased Receivables Percentage” shall mean, with respect to any Seller (or Seller Division) as to which TriMas Corp. has submitted a Seller Termination Request, the percentage equivalent of a fraction, the numerator of which is an amount equal to the aggregate Outstanding Balance of Receivables sold by such Seller (or Seller Division) as of the applicable Seller Termination Request Date, and the denominator of which is an amount equal to the aggregate Outstanding Balance of all Receivables as of such date.
“Purchaser” shall mean each of the banks and other financial institutions identified on Schedule B to the Receivables Transfer Agreement, as the same may be amended, supplemented or otherwise modified and in effect from time to time.
“Purchaser Collections” shall have the meaning specified in Section 2.04(a).
“Receivable” shall mean the United States dollar-denominated indebtedness owed to the applicable Seller by an Obligor under a Contract and rights of payment and other payment obligations (whether or not earned by performance), whether constituting an account, chattel paper, instrument, investment property or general intangible, arising in connection with property or goods that have been or are to be sold, leased or otherwise disposed of, or services rendered or to be rendered, by such Seller, in each case, in its ordinary course of business and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto; provided, however, in no event shall any Excluded Receivable constitute a “Receivable.” Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 2.09 of the Receivables Transfer Agreement, it shall no longer constitute a Receivable for purposes of computing any ratio under the Receivables Transfer Agreement.
“Receivables Purchase Agreement” shall mean the Amended and Restated Receivables Purchase Agreement, dated as of December 29, 2009, by and among TriMas Corporation, the Sellers, as sellers, and the Transferor, as purchaser, as amended by Amendment No. 1 to the Receivables Purchase Agreement and as such agreement may be further amended, supplemented, restated or otherwise modified and in effect from time to time.
“Receivables Transfer Agreement” shall mean the Amended and Restated Receivables Transfer Agreement, dated as of September 15, 2011, by and between the Transferor, TriMas Corp., individually, as Collection Agent and TriMas LLC, individually, as Guarantor, the Purchasers and the Administrative Agent, as such agreement may be further amended, supplemented, restated or otherwise modified and in effect from time to time.
“Recipient” shall have the meaning specified in Section 2.14 of the Receivables

Transfer Agreement.
“Records” shall mean all Contracts and other documents, books, records and other writings and information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.
“Reduction Notice” shall mean an irrevocable notice of a reduction in the Net Investment pursuant to Section 2.02(d) of the Receivables Transfer Agreement, executed by the Transferor, substantially in the form of Exhibit G to the Receivables Transfer Agreement.
“Reimbursement Obligations” shall mean, at any time, the aggregate of all obligations of the Transferor then outstanding under Section 2.03(b) to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more LC Disbursement.
“Related Security” shall mean, with respect to any Receivable, all of the applicable Seller’s or Transferor’s right, title and interest in, to and under:
(a)    the merchandise (including returned or repossessed merchandise), if any, the sale of which by such Seller gave rise to such Receivable;
(b)    all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements naming the applicable Obligor as debtor describing any collateral securing such Receivable;
(c)    all guarantees, indemnities, warranties, insurance (and proceeds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;
(d)    all Records related to such Receivable;
(e)    in the case of the Administrative Agent for the benefit of the Purchasers, all rights and remedies of the Transferor under the Receivables Purchase Agreement, together with all financing statements naming any Seller as debtor or seller and the Transferor as secured party or buyer filed in connection therewith; and
(f)    all Proceeds of any of the foregoing.
“Relevant UCC” shall mean, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.
“Remaining Collections” shall have the meaning specified in Section 2.04(a).

“Remaining Interest” shall mean an undivided ownership interest of the Transferor (but subject to a first priority perfected security interest in favor of the Administrative Agent for the benefit of the LC Issuer and the Purchasers), equal to the Remaining Percentage, in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable.
“Remaining Percentage” shall mean, on any date of determination, 100% minus the aggregate Transferred Percentage.
“Required Purchasers” shall mean Purchasers having Pro Rata Shares in the aggregate equal to more than 50% or, if the Commitments have been terminated, having more than 50% of the Net Investment; provided that the Commitment of any Defaulting Purchaser that has not paid all amounts due and owing by it in respect of Purchases, it was obliged to make shall not be included in the Commitments for purposes of this definition.
“Required Reserve” shall mean, on any day during a Calculation Period, the product of (a) the greater of (i) the Required Reserve Factor Floor and (ii) the sum of the Loss Reserve Ratio, the Carrying Cost Reserve Ratio, the Dilution Reserve Ratio and the Servicing Fee Reserve Ratio, times (b) the Net Receivables Balance as of the Cut-Off Date immediately preceding such Calculation Period.
“Required Reserve Factor Floor” shall mean, for any Calculation Period, 15%.
“Responsible Officer” shall mean with respect to any Seller or the Transferor, any officer directly or indirectly responsible for the execution of the transactions contemplated by the Transaction Documents.
“Review” shall have the meaning specified in Section 5.01(d) of the Receivables Transfer Agreement.
“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at: http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time.
“Sanctioned Person” shall mean (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at:
http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
“Seller Addition Date” shall have the meaning specified in Section 7.02 of the Receivables Purchase Agreement.
“Seller Division” shall mean any business unit or operating assets acquired by a Seller which is made part of an existing division of a Seller or made a new division (but not a subsidiary) of a Seller.

“Seller Termination Request” shall have the meaning specified in Section 8.03(b) of the Receivables Purchase Agreement.
“Seller Termination Request Date” shall have the meaning specified in Section 8.03(b) of the Receivables Purchase Agreement.
“Sellers” shall have the meaning specified in the recitals to the Receivables Purchase Agreement.
“Servicing Fee” shall mean the fees payable by the Transferor to the Collection Agent in an amount equal to the Servicing Fee Percentage multiplied by the amount of the aggregate Outstanding Balance of the Receivables or such other amount as may be determined pursuant to Section 6.02(b) of the Receivables Transfer Agreement. Such fee shall accrue from the date of the initial purchase of an interest by a Purchaser in the Receivables to the later of the Termination Date or the date on which the Asset Interest is reduced to zero. On or prior to the Termination Date, and provided that no Potential Termination Event shall have occurred and be continuing, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.04 of the Receivables Transfer Agreement. After the Termination Date or during the continuation of a Potential Termination Event, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.05 of the Receivables Transfer Agreement.
“Servicing Fee Percentage” shall mean 0.50% per annum or, at any time when TriMas Corp. or any of its Affiliates is not the Collection Agent and a higher market rate is then prevailing, such higher market-rate percentage as may be agreed to by the Administrative Agent and the Collection Agent from time to time.
“Servicing Fee Reserve Ratio” shall mean, at any time, an amount equal to the product of (i) the Servicing Fee Percentage and (ii) a fraction having as the numerator, the highest DSO for the most recent 12 Calculation Periods, and as the denominator, 360.
“Settlement Date” shall mean a Monthly Settlement Date or an Interim Settlement Date.
“Settlement Statement” shall mean a Monthly Report or an Interim Report, as the case may be.
“Solvent” shall mean, with respect to any Person, that the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Special Adjustment” shall have the meaning specified in the Fee Letter.

“Special Obligor” shall have the meaning specified in the Fee Letter.
“Specified Bankruptcy Opinion Provisions” shall mean the factual assumptions (including those contained in the factual certificate referred to therein) and the actions to be taken by the Sellers or the Transferor, in each case as specified in the legal opinion of Cahill Gordon & Reindel llp relating to certain bankruptcy matters delivered on the date hereof.
“Specified Level” shall mean, as of the last day of any fiscal quarter ending during any period set forth below, the ratio set forth opposite such period:

Period	Ratio
July 1, 2011 to March 31, 2012	4.00 to 1.00
April 1, 2012 to September 30, 2012	3.75 to 100
October 1, 2012 to June 30, 2013	3.50 to 1.00
thereafter	3.25 to 1.00

“Standard & Poor’s” or “S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.
“Stated Termination Date” shall mean September 15, 2015.
“Stress Factor” shall mean (a) for any Calculation Period for which the Leverage Ratio is less than the Specified Level, 1.50, and (b) at the option of the Administrative Agent, for each Calculation Period for which the Leverage Ratio is greater than or equal to the Specified Level, the Stress Factor may be changed to 2.25; provided, however, that (i) if a Parent Compliance Certificate is not delivered when due in accordance with Section 5.01(a)(xi), the Stress Factor will be deemed to be 2.25 until the first day of the Calculation Period following delivery of a Parent Compliance Certificate revealing a Leverage Ratio of less than the applicable Specified Level; (ii) if any Parent Compliance Certificate delivered proves to understate the Leverage Ratio, then the Stress Factor will be retroactively adjusted to the proper level and if such adjustment results in an Investment Base Deficiency, the Transferor will immediately pay to the Administrative Agent’s Account for application to the Aggregate Net Investment and/or to the Letter of Credit Collateral Account to be held as cash collateral for the LC Obligations, and aggregate amount sufficient to eliminate such excess; and (iii) if any Parent Compliance Certificate delivered proves to overstate the Leverage Ratio, the Stress Factor shall be prospectively adjusted as of the first day of the Calculation Period in which a corrected certificate is delivered.
“Subordinated Note” shall have the meaning specified in Section 3.02(b) of the Receivables Purchase Agreement.
“Subsidiary” of a Person shall mean any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.
“Termination Date” shall mean with respect to each Purchaser the earliest of (i) the

Business Day designated by the Transferor to the Purchasers as the Termination Date at any time following thirty (30) Business Days’ written notice to the Purchasers, (ii) the day upon which a Termination Date is declared or automatically occurs relating to a Termination Event pursuant to Section 7.02 of the Receivables Transfer Agreement, (iii) the Commitment Expiry Date, and (iv) the Purchase Termination Date with respect to all of the Sellers under the Receivables Purchase Agreement.
“Termination Event” shall mean an event described in Section 7.01 of the Receivables Transfer Agreement
“Tranche” shall mean each Purchaser’s Funded Amount.
“Tranche Period” shall mean, with respect to any Tranche, an ABR Tranche Period or an LMIR Tranche Period, as applicable.
“Tranche Rate” shall mean (a) at any time while the LMIR is available, the sum of the LMIR plus the Applicable Margin, and (b) at all other times, the sum of the Alternate Base Rate plus the Applicable Margin.
“Transaction Documents” shall mean, collectively, the Receivables Transfer Agreement, the Receivables Purchase Agreement, the Fee Letter, the Lock-Box Agreements, the Subordinated Note, the Letter of Credit Requests, the LC Applications and all of the other instruments, documents, certificates and other agreements executed and delivered by the Sellers or the Transferor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Transfer” shall mean a conveyance, transfer and assignment by the Transferor to the Purchasers of an undivided percentage ownership interest in Receivables and Related Security pursuant to, and in accordance with the Receivables Transfer Agreement (including, without limitation, as a result of any reinvestment Collections in Transferred Interests pursuant to Sections 2.02(b) and 2.05 of the Receivables Transfer Agreement).
“Transfer Date” shall mean, with respect to each Transfer, the Business Day on which such Transfer is made.
“Transfer Price” shall mean, with respect to any Incremental Transfer, the amount paid to the Transferor by the Purchasers. The Transfer Price for any Incremental Transfer shall be equal to the Aggregate Net Investment (including such Incremental Transfer) minus the aggregate portion of the Aggregate Net Investment paid in connection with all prior Transfers.
“Transferor” shall mean TSPC, Inc., a Nevada corporation, and its successors and permitted assigns.
“Transferred Interest” shall mean, on any date of determination, an undivided percentage ownership interest of the Purchasers equal to the Transferred Percentage in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, which aggregate undivided ownership interest shall be equal to the Transferred Percentage at such time, and only at such time (without regard to prior calculations). The Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Transferred Percentage, the Purchasers shall be considered to have reconveyed to the Transferor an undivided percentage ownership interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, in an amount equal to such decrease such that, in each case, the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable.
“Transferred Percentage” shall mean, an undivided percentage interest (computed as set forth below) associated with a designated Funded Amount, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

FA + RR
NRB
where:
FA    = the Funded Amount of such Transferred Interest
NRB    = the Net Receivables Balance
RR    = the Required Reserve.
The Transferred Percentage shall be calculated by the Collection Agent on the day of the initial Incremental Transfer under the Receivables Transfer Agreement. Thereafter, until the Termination Date, the Collection Agent shall recompute the Transferred Percentage at the time of each Incremental Purchase pursuant to Section 2.02(a) of the Receivables Transfer Agreement and as of the close of business on each Business Day and report such recomputation to the Administrative Agent and the Purchasers in the Settlement Statements and as otherwise requested by any Purchaser. The Transferred Percentage shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation shall be made, notwithstanding any additional Receivables arising, any Incremental Transfer or Reinvestment made pursuant to the Receivables Transfer Agreement during any period between computations of the Transferred Percentage.
“Transfer Notice” shall have the meaning specified in Section 2.02(a) of the Receivables Transfer Agreement.
“Transfer Supplement” shall have the meaning specified in Section 10.06(d)(i) of the Receivables Transfer Agreement.
“TriMas Corp.” shall mean the TriMas Corporation, a Delaware corporation, and its successors and assigns.
“TriMas LLC” shall mean the TriMas Company LLC, a Delaware limited liability company, and its successors and assigns.
“U.S.” or “United States” shall mean the United States of America and its territories.
“WFB” shall mean Wells Fargo Bank, National Association, a national banking association, in its individual capacity, and its successors.

SCHEDULE B
PURCHASERS, THEIR NOTICE ADDRESSES AND THEIR COMMITMENTS

[as of September 15, 2011]

Purchaser(s)	Commitment(s)
Wells Fargo Bank, National Association 6 Concourse Parkway, Suite 1450 Atlanta, GA 30328 Attention: Ryan Tozier Telephone: (404) 732-0812 Telecopy: (404) 732-0801 E-mail: ryan.tozier@wellsfargo.com	$90,000,000

EXHIBIT A

CREDIT AND COLLECTION POLICY

(see attached)

ARROW ENGINE COMPANY                    EXHIBIT A

Department: Treasury	Policy Number: TSY-01
Date Issued: June 8, 2004	Supersedes Number: Original
Prepared By: Corporate Treasury
Approved By:
Title: CREDIT & COLLECTION POLICY

Purpose
The purpose of this policy is to ensure that sales and collection practices of TriMas Corporation (the “Company”) are consistent with the Company’s goals of (i) maximizing profitable sales, (ii) minimizing its bad debt loss, (iii) minimizing the Company’s carrying costs with respect to accounts receivable and (iv) complying with the terms of the accounts receivable securitization program to which the Company is a party. This policy is the minimum requirement. Policies that exceed these requirements are acceptable so long as such additional requirements are not inconsistent with this corporate policy.

Credit Extension
Consistent with the general management structure and philosophy of the Company, the responsibility for credit decisions is decentralized at an SBU level. These guidelines represent a basic expectation level of credit policy and procedure to be carried out at each SBU. The policy is designed for purposes of maintaining an adequate level of uniformity within the receivables portfolio, preserving the effectiveness of a decentralized management structure and otherwise achieving formulated strategies and goals that are impacted by credit decisions.

The Company will extend trade credit in the normal course of business, based on a customer’s financial strength, history of payments, industry practice and other objective and subjective criteria.

Miscellaneous
Procedures governing new account applications, credit files, obtaining historical payment information and reviewing payment trends should be conducted in a manner consistent with past business practices and designed to ensure the collectibility of receivables.

Description of Credit Terms
The Company shall extend terms to its customers consistent with past business practices and as required to support strategies and goals with respect to sales growth and minimizing the write-offs of uncollectible accounts as well as the Company’s overall investment in accounts receivable.

Collection Efforts
Collection efforts shall include the following consistent with past practices:

A. Each Company/Division shall be responsible for creating the appropriate internal reports necessary to track accounts receivable and perform the collection process. The reports should include, but are not limited to, the following:

•Monthly – Aged trial balance by customer.
•Weekly – Similar information sufficient to assist credit and collection efforts.

B. In some instances, past due accounts will be turned over to a collection agency or attorney. Strong collection efforts should be initiated immediately when the account ceases to be a customer. When all collection efforts have been exhausted, the account should be turned over to a collection agency or an attorney.

C. Bankruptcies
•Appropriate procedures should be in place to segregate receivables arising prior to a customer bankruptcy from those arising after a bankruptcy.
•A Proof of Claim should be filed and other actions considered where appropriate.

D. Non-Sufficient Funds (N.S.F.) Checks
N.S.F. checks should be automatically redeposited whenever possible. If a check is returned for a second time, a prompt evaluation of the customer should be conducted by appropriate Company management, a decision should be made concerning terms and payment of the check.

E. Write-Off of Uncollectible Accounts
Write-off of uncollectible accounts should occur when all reasonable efforts and means of collection have been exhausted. Requests for the write-off of uncollectible accounts should be documented and reviewed and approved by the business unit controller. All accounts that have filed for bankruptcy protection or that have been turned over for collection should be considered for write-off.

Reserves for Uncollectible Accounts and Accounts Receivable Write-Offs
The business unit Controller is responsible for recording and maintaining on behalf of the business unit an adequate level of reserves for uncollectible accounts based on historical performance of the collection of receivables, general economic conditions and customer specific financial conditions and other factors affecting the collectibility of receivables. These assessments and analysis of reserve requirements are required to be prepared and documented at least quarterly in a manner consistent with past business practices.

After a write-off of an accounts receivable has occurred, the debts should continue to be monitored if there is future possibility of partial or full recovery. Claims or bankruptcies need to be tracked to ensure receipt of any recoveries.

Once an account receivable is approved for write-off, the balance will be removed from accounts receivable.

Deductions/ Discrepancies
An individual at each business unit designated by the General Manager, referred to herein as the Credit Manager, together with the Controller have the responsibility for establishing policies, controls, and procedures with respect to resolving customer deductions. The Credit Manager also has the responsibility of reviewing deductions on a regular basis to ensure that all members of management are aware of problem areas and that steps are taken to resolve and eliminate their future occurrence.

Each Credit Manager (or designee) has the responsibility for addressing deductions in a timely manner. This includes determining the reason for the discrepancy, notifying the appropriate departments, following up to ensure that the discrepancy is being researched and resolved, and authorizing adjustments to be recorded in the accounts receivable sub-ledger and related general ledger control account.

Each business unit should establish a policy relating to the identification of, accounting for, and resolving discrepancies in payments from amounts invoiced. Such policy should include the following minimum requirements:

1. Circumstances in which an automatic write-off would occur, e.g., due to the size of the discrepancy, etc.;
2. The procedures to follow relating to other discrepancies for the prompt resolution of such discrepancies. This would include calling the customer to resolve discrepancies, working with other departments regarding the discrepancy, and prompt provision of additional documentation or copies of paperwork to the customer; and
3. Appropriate policies regarding approval of adjustments to accounts receivable amounts.

Each business unit shall have policies for following up on past due receivables to ensure the timely collection of receivables.

Cash Procedures
All payments (lock boxes, in-house deposits, wire transfers, etc.) should be posted on a prompt basis, consistent with past practices, to the accounts receivable sub-ledger. All customers should be instructed to make deposits to a lockbox [with business units not having a lockbox to be approved by the Treasurer, such approval will only be granted to business units not participating in the receivables securitization.] Customer payments not received through the lockbox will be deposited in the lockbox within one business day of receipt consistent with past practice. Cash items other than collections of receivables will not be deposited in lockbox accounts except in de minimus amounts consistent with past practice. Payments made by wire transfer or EDI methods may be made directly to the bank account associated with the lockbox. Changes to lockbox banks and related accounts will be made only at the direction of the Treasurer.

Other
Business units shall document and maintain adequate records of customer credit limit decisions, including but not limited to, initial extension of Credit, increases (decreases) in credit limits, periodic evaluation of a customer’s credit worthiness, etc., and back-ups of essential computer data.

Summary
This policy represents TriMas’ corporate Credit and Collection Policy. TriMas management recognizes that it is not practical to address every issue that may arise in a corporate policy. Each business unit must have its own policy that meets TriMas’ general policy, which should be approved by appropriate levels of business unit management.

CEQUENT CONSUMER PRODUCTS, INC.

Credit Policy

A. New Customer Policy and Procedure

1	All new accounts must be submitted with a credit application , anticipated sales , freight policy , and terms. Make sure all information is complete so the accounting department does not have to hold up the credit check processes, All information given to the accounting department will be kept confidential within the organization itself, and should be released with great care.

2	The Accounting Department will begin the credit investigation . The turn around time will be 1-5 business days. If the accounting department is having a problem we will immediately notify the Salesperson. The goal of the investigation is to obtain factual information that will lead to an appropriate decision about granting credit to a company.

3	The Credit Managert will issue a Credit Notification Form with their analysis . The Credit Manager will determine a credit limit and standard terms will be given unless otherwise noted. (COD, cash in adance, etc.) The Credit Manager will given this information to the VP of Finance for approval.
If there are any discrepancies the VP of Sales and the President will be notified

4	The Customer Service Manager will receive a copy of out notification . They will set up the new customer in CMS.

5	In the event open account terms cannot be established , Accounting will send a letter , which comply with the Equal Credit Opportunity Act informing the customer, the reason that the credit has been denied. They will also forward a copy of the letter to the Salesperson, the Rep and
VP of Sales.

The accounting department will have a credit file for every customer and every credit application. It will contain relevant pieces of information pertain to its credit investigation -documents , reports, correspondence, notes, and summaries of telephone conversations. Each piece of information will be dated. The credit application is the corner stone of the customers credit file.

B. Investigation of existine accounts

1	Events - triggered updating a customers accounts are as followis: events occur on an account that usually purchases small amounts suddenly starts to place large orders, a prompt payer suddenly begins to pay slow , a lot of inquires suddenly come in about an account, and checks received are dated a couple of month prior to us receiving them, messages go unanswered, and payments are made randomly, ect..

2	The Credit Manager will review all customers at least once a year to determine the information and credit for each customer is accurate. The Credit Manager will review previous year sales.
how the customer paid, and the terms before it is determined that all the information is accurate
The recap and all information to determine that an existing account should remain the same,

or either be increased or decreased will be given to the VP of fiance for approval. These files will be kept in Credit Managers office and the information will be shredde in accordance to the retention policy.

3	If an account declares bankruptcy any balance on the account will be written off and the Rep agency will be deducted the commission earned on that account.

4	The Credit Manger receives frequent updates of alerts on a change in status on an exsisting customers from
DNB, Transworld Systems, and JP Morgan . These notification will be investigated and could lead into a change in the '
in the customer credit limit or placing future shipments on hold.

C Credit hold/ watch report

1	Credit hold report is ran twice a day(10:30and 3:30). The Accounting Administrators responsible for the account will review the list. They will will review for past due receivables. If they are current they will release the order and the Credit Manger wil receive the hold report and review and sign. The Credit Manager may review the credit terms at that time.

2	If the Accounting Department decides not to release an open order we will notify the Sales Separtment , Rep
Agency, Plant, and the Customer that the account is son hold.

3	Customers that have been placed on the WATCH List are customers that the accounting department may have indiacators of problems pending and therfore , feel a need to monitor those accounts . Customers that have been placed on the watch list are simply being MONITORED more closely at that time. These customers that have given the accounting departemtn reason to believe something maybe wrong (ex. Change in payment history) . If an order is palced by that customer an assessment of the account is necessary to determine wether the order should be released.

4	Customers that are past and the the Accounting Department have ehausted all resourses will be tutrend over to Transworld Syustem and the account will be marked as a DO NOT SELL.

Part Of Sox Documentation

Accounts Receivable - Cash Application

CASH APPLIED

1. Each day the Research Analyst receives the lockbox information and breaks the receipts down by A/R Administrator. Then a Daily Lock Box Summary Report is created for each Administrator and distributed.

2. Each Administrator applies their cash receipts against the applicable customers sub ledger accounts. If there is no invoice indication on the cash receipts, the A/R Aging is reviewed to see if the invoice can be identified. If the invoice cannot be identified, the A/R Administrator contacts the customer. If the customer cannot be reached, the payment is applied to the customer’s account as unapplied cash. The unidentified cash will be applied to an invoice when the correct invoice has been identified.

3. Once all the receipts have been entered into CMS, the AR Administrators enters the actual cash applied less any Inter Company monies and the batch number on the Daily Lock Box Summary Report and an edit report is generated.

4. The cash receipts edit report is then given to either the Senior Credit Collection Analyst or Research Analyst, and they review the total bank deposits on the edit report against the amount on the Daily Lock Box Summary Report. The cash receipts edit report is electronically signed and dated via web docs and then the batch is posted (REV32). When the receipts are posted within CMS, the system automatically posts to the cash receipts journal and the customers’ sub ledger accounts (REV33).

5. The Senior Credit Collection Analyst or the Research Analyst enters the batch number on the Daily Reconciliation of the Lock Box along with the edit total from CMS and any exceptions pulled from the lock box (Inter Company monies). This report is matched against the Deposit Summary report from Comerica.

6. The Daily Reconciliation Transaction to A/R report is updated on a daily basis by the Research Analyst or Senior Credit Collections Analyst. This manually keeps track of the daily posted cash receipts, invoice register, and adjustments into the spreadsheet. The spreadsheet assists the A/R Dept. in ensuring the A/R sub ledger balance to the general ledger control account; this is checked on a weekly basis for accuracy. The cumulative spreadsheet total must match the A/R sub ledger prior to being forwarded To the Senior Credit and Collections Analyst for month end support of journal entries.

7. Transfer of receipts received by CCP for other SBU’s invoices are sent via email to the correct SBU and the money is transferred via Inter Company letter. Also, if receipts are received at other SBU’s the same process takes place and the AR Administrator applies the cash to the correct customer. A spreadsheet is kept by the AR Administrator in charge of Inter Company and all monies received by customer and monies sent by customer are documented on a spreadsheet called Inter Company Money Transferred. These totals are used to reconcile Inter Company letters and also are given to the Senior Credit Collections Analyst at month end for journal entries.

8. The A/R Administrator processing the receipts uses the conversion rate from the bank and includes the printout with the daily support for cash receipts that is reviewed by the Senior Credit & Collections Analyst. When funds are received in Canadian currency, the amounts are converted by the bank using the daily conversion spot rate. Any actual gain/loss recognized from the currency transaction is automatically posted to the appropriate general ledger accounts (REV34).

DNOTES

A Dnote is created by CMS (at time cash is posted) when a discrepancy occurs on an invoice or a deduction is taken on a remittance

1. All deductions pertaining to shortages, violations, pricing, and returns are written on a discrepancy form and an estimate credit is created by the Research Analyst (See Note Below for Signature Requirements)

a. If the debit memo includes supporting documents, the Research Analyst then logs the information into Access, it is sent to South Bend for a disposition. and an estimate credit is issued by the Research Analyst The estimate credit is kept in a file in a drawer in the Research Analyst office waiting on a disposition from South Bend. (See Note Below for Signature Requirements)

b. Any deduction without support is returned to the A/R Administrator and the est. credit is filed in the office of the Senior Credit Collection Analyst.(See Note Below for Signature Requirements). The A/R Administrator then requests support from the customer and once support is obtained the Research Analyst pull the est. credit from the Senior Credit Collection Analyst file and attaches the est. credit to the back. This information is logged into Access awaiting disposition from South Bend and the est. credit is kept in the Research Analyst office until approval is received from South Bend. (See Note Below for Signature Requirements)

2. All other deductions are researched by the A/R Administrator.

a. If support is received at the time of cash application and the research is validated the A/R Administrator creates the credit and then all information is given to the Research Analyst to check and to acquire signatures before the credit can be printed or posted. . (See Note Below for Signature Requirements)

b. If support is received and not validated an estimate credit is created by the A/R Administrator and a charge back letter is sent to the customer these estimate credits are kept in the Senior Credit and Collections Analyst office waiting on a response from the customer. (See Note Below for Signature Requirements)

Note: All credits over $3,000 need to be signed by the VP of Finance or the Finance Manager before the credit can be printed or posted. In addition if the credit memo is over $100,000, then the VP of Sales or the President needs to sign approval. Caption: If the research has been validated and is over $3,000 it needs to be signed by the VP of Finance or the Finance Manager and any credits over $100,000 must be signed by the President, VP of Sales, National Salesmen, and the VP of Finance. All deductions under $100 are accepted without investigation.

CREDITS ISSUED

Credits are created by both the A/R Administrators and the Research Analyst. The Research Analyst prints the credit invoice and all credit invoices are reviewed by the Senior Credit and Collections Analyst before they are posted.

ADJUSTMENTS

When a deduction is validated the Dnote and credit are adjusted from the A/R.

a.       An A/R Administrator manually adjusts the Dnote and credit memo or estimate credit memo from the Receivable. The A/R Administrator places the batch number on the documentation that is being adjusted. After all their adjustments are finished the A/R Administrator prints an edit and gives all the documentation and the edit to the Senior Credit Collection Analyst. The Senior Credit and Collection Analyst approve the adjustments and checks for keying errors and then sign the edit. Then the Senior Credit and Collection analyst post the adjustments.

All types of RGA credits must follow the Consumer return authorization procedures and RGA credit procedures which detail the types of credits allowed, authorization required, and threshold levels for approval. (REV35)

Accounts Receivable-Reconciliation

The Senior Credit & Collections Analyst prepares an Accounts Receivable Reconciliation at the end of each month. An Accounts Receivable Aging Report is run from CMS, and the appropriate Accounts Receivable account balance is obtained from this report. The Senior Credit & Collections Analyst lists and provides support for any reconciling items (e.g. Intercompany receivables). The Accounts Receivable balance is reconciled to the sub ledger aging on a monthly basis, and is reviewed, signed, and dated by the V.P. of Finance (REV37).

Reserves

Bad Debt Reserve

Each month a reserve is calculated by the Senior Credit & Collections Analyst for uncollectible accounts based on the A/R Aging Report. The aging is downloaded into excel and sorted by days overdue. Any accounts over 60 days past due are included in the analysis. The customers’ accounts are discussed with the A/R Administrators on a case by case basis. Any accounts that are known to be collectible are considered exceptions to the reserve, and are subtracted from the total population. Past due accounts from 61 – 90 days are reserved for at 25%; 91 – 120 days are reserved for at 50%; 121 – 150 days are reserved for at 75%; over 150 days past due are reserved for at 100%. Each month the bad debt reserve calculation is reconciled to the general ledger by the Senior Credit and Collections Analyst (REV38). The V.P. of Finance then reviews, signs, and dates the bad debt reserve reconciliation (REV39). The Senior Credit & Collections Analyst compares the bad debt reserve per the calculation to the bad debt reserve general ledger account and makes a journal entry to adjust the account balance to the reserve calculation with the offsetting debit/credit going to uncollectible accounts expense.

Reserve for Future Debit Memos
Each month a reserve is calculated by the Senior Credit & Collections Analyst for deductions (DNotes) that are estimated to be taken by customers for various reasons (e.g. shortages, violations, deal sheets.) When a claim is made by a customer, the reserve is estimated at 100% of the value of the claim. Each DNote is discovered by analyzing the remittances from customers included with their payments. Each DNote is then researched by the A/R Administrator / Research Analyst. The Research Analyst handles deductions related to shortages, violations, pricing, and returns. The A/R Administrators handle anything that has to do with the deal sheets. Deal sheets are the pricing / promotions and order discount claims. Each month the debit notes reserve calculation is reconciled to the general ledger by the Senior Credit and Collections Analyst. (REV40). The V.P. Finance then reviews, signs, and dates the debit notes reserve reconciliation (REV41). The Senior Credit & Collections Analyst compares the debit notes reserve per the calculation to the reserve for future debit memos general ledger account and makes a journal entry to adjust the account balance to the reserve calculation with the offsetting debit/credit going to the sales returns and allowances account.

CEQUENT PERFORMANCE PRODUCTS, INC.

CREDIT AND COLLECTIONS
POLICY UPDATE
AUGUST 17, 2009

15 days past due –

•	First Dunning Letter issued

•	First telephone call made

30 days past due – if no payment or payment plan in place

•	Issue 10-Day Demand Letter – sent by certified mail

•	More telephone contact made

If no response from demand letter – no payment plan - Third Party collection agency contacted

Over 60 days past due

•	Customer automatically put on hold (unless disputes being reviewed)

◦	Salesmen, VP Sales, VP Finance, President, Credit Manager notified

•	Credit limit reduced to current balance

•	Payments must be greater than shipments – until past due status is resolved

•	Payment plan must be put in place

Over Credit Limit

•	Review credit limit

•	Payments must be greater than shipments – until past due status is resolved

•	Payment plan must be put in place

Total Balance over $150K

•	UCC Filing (US) – customer and sales notified prior to filing

•	Canada?

Total Balance over $300K

•	Personal Guaranty or

•	Irrevocable Standby Letter of Credit from Bank

•	There will be exceptions for some accounts; Ford and Ford suppliers, and other automotive OEM suppliers.

Warning signs –

•	Child takes over parent’s business

•	Customer goes from paying in discount terms – to paying late

•	Key personnel turnover

•	D&B alerts (financial score or commercial credit score has dropped)

HI-VOL PRODUCTS LLC

Business Unit: Lake Erie Products - Livonia	Date Issued:
Group Controller Approval:	General Manager Approval:
Prepared By:	Process Owner Approval:	BU Controller Approval:
Sarbanes-Oxley Section 404 Controls Documentation

Process:	Revenues	Financial Statement Caption:	All

Process Sub-cycle:	Credit Policy	Level Within TriMas:	BU

Process Owner:	Bob Dow, Controller

Control Objective Number	REV 03

Control Objective:	The Company maintains a credit policy which it follows to determine whether and how much customers may order items on credit.

Control Risks:	Validity, Fraud, Liability

Possible Control Types:	Authorization, Monitoring, Manual Procedure, Business Application, Budgeting, Segregation of Duties, Physical Custody.

Control Guidance:	Is there a formal credit policy? Where is this policy documented? If not formal or documented, what is the general policy? How is it reviewed or how are customers reviewed that are on credit?

Description of Process and Control Activities:
Most customers have a long history with the company and are well-established large businesses.
The retail customers that purchase the Amcor line of products are not provided any credit.
There are no credit limits.

Key Control Techniques:
There is no formalized credit policy.
Credit checks are performed on new customers with orders in excess of $10,000.
Orders from new customers for less than $10,000 are granted credit without a credit check.
Under $1,000 orders are cash only for any new customers.
The controller reviews monthly, established customers credit history and payment patterns as the primary factors used to determine creditworthiness.
The sales director will make accounting aware of changes in the customers business that may indicate a problem.

Overall Control Objective Maturity Rating (This should be your combined rating of all of the Key Control Techniques shown above): 3

Supporting documentation for controls:
A/R TOS Chart

Control level of importance:
X    High – Critical to organization/reporting; Must be in place.
•Medium – Good control; Should be in place.
•Low – Good control; Best practice, but not absolutely necessary.

	Business Unit: Lake Erie Products - Livonia	Date Issued:
	Group Controller Approval:	General Manager Approval:
Prepared By:	Process Owner Approval:	BU Controller Approval:
Sarbanes-Oxley Section 404 Controls Documentation

Process:	Revenues	Financial Statement Caption:	All
Process Sub-cycle:	Customer Credit Checks	Level Within TriMas:	BU
Process Owner:	Bob Dow, Controller

Control Objective Number	REV 04

Control Objective:	Credit checks are performed consistent with credit management policy to determine credit limits and creditworthiness.

Control Risks:	Validity, Fraud, Liability

Possible Control Types:	Authorization, Monitoring, Manual Procedure, Business Application, Budgeting, Segregation of Duties, Physical Custody.

Control Guidance:
What is the procedure for performing credit checks? How/where is this information these retained? Is credit granted to all customers or do they have to meet certain thresholds or be a customer for a defined length of time?

Description of Process and Control Activities:
The customer provides credit references.
The controller, at his discrection, has accounts receivable check references or obtains a D&B report.
The controller may obtain information from sales any knowledge information they may have.
The controller reviews monthly the A/R aging to determine customer payment patterns are not potential problems.
Management discusses customers who exhibit problems meeting payment terms.

Key Control Techniques:
Accounts receivable will obtain a D&B report or obtain credit references as directed by the controller.
Customers are placed on hold when account balances are not resolved to the satisfaction of management
Bankruptcies are placed on C.O.D.
Accounts receivable maintains a file of credit information.
Customers are granted credit as spelled out in Rev 03.

Overall Control Objective Maturity Rating (This should be your combined rating of all of the Key Control Techniques shown above): 3

Supporting documentation for controls:

Control level of importance:
•High – Critical to organization/reporting; Must be in place.
X Medium – Good control; Should be in place.
•Low – Good control; Best practice, but not absolutely necessary.

KEO CUTTERS, INC.

Credit policy & procedures are as follows:

A new customer (distributor) will contact either KEO directly or a sales rep, at which point they will send in a credit application, consisting of the following information:

•	3 trade credit references

•	Federal tax ID #

•	Bank reference

•	Years in business

Once approved by the Customer Service Manager and recommended by independent manufacturers reps, they will given a credit line of $2000, net 30, unless otherwise authorized by the VP of Sales & Marketing.

Collections policy & procedures are as follows:

The A/R Aging is regularly monitored by Accounting to identify potential collectability issues, and any issues are investigated. Calls are generally placed to customers after the due date has passed depending on the dollar amount past due, specific customer history, and other customer-specific factors. Phone calls to the customers are tracked through Syteline in the “communication log” by recording specifics of phone conversation including person talked to, promises made, other details and the initials of the person originating the call. If the customer does not follow up with payment, A/R discusses the situation with the VP of Sales & Marketing and/or Customer Service or Sales Representative and determines a course of action. This may include placing the customer on hold, or writing off the receivable.

LAMONS GASKET COMPANY

Business Unit:	Date Issued:
Group Controller Approval:	General Manager Approval:
Prepared By:	Process Owner Approval:	BU Controller Approval:
Sarbanes-Oxley Section 404 Controls Documentation

Process:	Revenues	Financial Statement Caption:	All

Process Sub-cycle:	Credit Policy	Level Within TriMas:	BU

Process Owner:	John Streeter, Credit Manager

Control Objective Number	REV 03

Control Objective:	The Company maintains a credit policy which it follows to determine whether and how much customers may order items on credit.

Control Risks:	Validity, Fraud, Liability

Possible Control Types:	Authorization, Monitoring, Manual Procedure, Business Application, Budgeting, Segregation of Duties, Physical Custody.

Control Guidance:	Is there a formal credit policy? Where is this policy documented? If not formal or documented, what is the general policy? How is it reviewed or how are customers reviewed that are on credit?

Description of Process and Control Activities:
•Customer requests open account with Lamons Gasket
•Inside or Outside Sales sends customer all required forms to be completed per procedure for AR New Account Set Up
•Customer completes and sends back to Lamons’ inside or outside sales
•Customer’s opening order must meet $ 200 minimum to qualify for open account with terms
•Sales forwards completed forms to AR for credit review

Key Control Techniques:
•Forms forwarded to AR Clerk by Sales are reviewed for completeness
•Sales are not authorized to access Customer Master (enter new accounts)
•Credit Policy of 8.22.01 outlines process and control activities for establishing new accounts.

Overall Control Objective Maturity Rating (This should be your combined rating of all of the Key Control Techniques shown above): 3 - Standardized

Supporting documentation for controls:
•New Account Set Up forms:
Credit Application
Bank Release
Tax Exempt Certificate
•AR procedure for New Accounts

Control level of importance:
X    High – Critical to organization/reporting; Must be in place.
•Medium – Good control; Should be in place.
•Low – Good control; Best practice, but not absolutely necessary.

Assessment of Design Effectiveness:

Procedures performed to assess documentation:

Remediation plans identified:

Status of remediation plan:

Conclusion on Design Effectiveness:

Person Completing Assessment: ____________________________

Test of Operating Effectiveness:

Test plan steps completed:

Summary of issues identified:

Remediation plans implemented:

Results of remediation plan:

Conclusion on Operating Effectiveness:

Person completing assessment: ________________________

MONOGRAM AEROSPACE FASTENERS, INC.
TriMas Corporation
Sarbanes Oxley 404 Documentation

Cycle:	Revenue	Business Unit:	Monogram Aerospace Fasteners
Last Revision Date	11/2/2009	Responsible Individual:	Controller, Divisional Finance Officer, Supply Chain Manager, Materials Manager

General Information
The revenue cycle consists of the process flow from the establishment of the customer to order entry, picking of the order, shipment, billing, and cash application. The departments involved in the revenue cycle include the Sales, Shipping, and Accounting Departments. The systems utilized in this process include Manage 2000 (M2K -- Monogram’s ERP system), Microsoft Excel, and Microsoft Word.

System Security
System access is restricted based on individual permissions for each user. Each user is assigned to a primary group (e.g. sales, accounting, purchasing etc) and is set up to have access to specific M2K functions within that group. The permissions for each user are compared to the Segregation of Duties (SOD) matrix to ensure no user has a conflict in allowable permissions (REV 01). M2K is fully integrated between Order Entry, Sales, Credit and Collections, Accounts Receivable, Cash and General Ledger processes. Each M2K function has restricted access with only appropriate users given permission (REV 02).

Segregation of Duties
The Supply Chain Manager and Contract Administrators (CA) maintain all customer set-up information in M2K, except for credit limits and payment terms. The credit limits are set and approved by the Controller or Divisional Finance Officer (DFO), and are maintained and entered into M2K by the Administrative Assistant. Access to the Customer Master File is restricted to Vice President of Sales and Marketing, Supply Chain Manager, CA’s, and the Administrative Assistant (REV 03). Customer orders are entered into M2K by authorized CA’s or Supply Chain Manager , against valid / established customer accounts, and M2K will not allow an order to be entered without a valid / established customer in the system (REV 04). Orders are picked, shipped and confirmed in M2K by warehouse/shipping personnel. These employees are separate from the CA’s. The Administrative Assistant performs cash application. The Supply Chain Manager and Accounting Department monitor accounts receivable aging for collectibility issues.

Customer and Credit Limits
Setting up a new customer account is initiated by Sales Department personnel who complete a “New Account Form”. The new account form lists various identifying pieces of information such as customer contact name, company profile, and the value of the pending order if applicable. A new credit application form S-18 is completed by the customer and forwarded to the appropriate CA. Once these two forms have been completed, the CA sets the new customer up in M2K, and then forwards both forms to the Controller or DFO. The Controller or DFO reviews the credit application form and, if applicable, the Dun and Bradstreet report, to determine a recommended credit limit and payment terms (REV 05). The Controller or DFO signs the new credit application form to show approval and forwards a copy to the Administrative Assistant who will enter the credit limit and terms into M2K. The completed new account form and new credit application form are kept by the accounting department for future reference. If a customer has a pending order at the time of setup, the order will not be released for shipment until valid credit limit / terms are established in the customer’s master file.

M2K is configured such that if a customer’s account satisfies various credit attributes, the system will flag any new sales orders as ‘on-hold’ and will not allow shipment of the order (REV 06). These attributes include a receivable balance that is too high in relation to their credit limit, a receivables balance that is past due, or if the customer’s receivable balance is in excess of their credit limit. The CA’s also have the ability to place an order on hold or approve a hold order for processing. Each time an order is placed on hold, or changed from hold to approved for any circumstance, an event condition action (ECA) is triggered and an e-mail is automatically sent by M2K to the Supply Chain Manager and either the Controller or DFO (REV 07). The Supply Chain Manager and Controller or DFO then follow up on the issue at hand, and decide whether to release an order on hold or inform a CA to contact the customer.

Changes to customer master data can originate either internally or from the customer. Changes to the credit limits are made in M2K by the Administrative Assistant. Support for changes must be written, and any change to a customer file triggers an ECA, which automatically sends an e-mail to the Controller or DFO and Supply Chain Manager detailing the new information. Changes to credit limits are done by way of completing a new credit application form. Instead of completing each field on the application, as is done above for a new customer, only the customer name and address are completed. The requested amount and the reason for the change are detailed on the form. The new credit application form is forwarded to the Controller or DFO for approval, and upon approval the Administrative Assistant receives a copy of the approved form and updates the Customer Master File (REV 08). An M2K Customer Master File Change report (FILE.AUDIT.RPT for CM) showing changes to the master file is reviewed by the Controller or DFO monthly (REV 09).

Pricing
Price quotes are originated by the CA’s. A quote is entered into M2K and is set to ‘Logged’ within the system. Once logged, the Supply Chain Manager enters/reviews the pricing and changes the quote to ‘Reviewed’. The quotes are not printed without being designated as reviewed within the system. Once reviewed, the quote is then printed and faxed back to the customer (REV 10). Quoted prices are typically valid for 30 days from the date of issuance, and acceptance of the quote is deemed inherent upon the customer placing an order. The customer can request an extension in the validity of a quote (e.g. governmental bidding). Each week the Supply Chain Manager runs the Quote Activity Report that shows all quotes entered into the system for the week, and the status of each quote (REV 11). The Supply Chain Manager reviews the report for any discrepancies/errors. Any discrepancies/errors found are investigated by the Supply Chain Manager. Any price that has been overridden in M2K for quoting purposes is designated by showing “new price is overridden” within each order screen (REV 12).

There are two price lists maintained within M2K. The LST price list is the base prices for customers without a discount. The DIS price list is used for authorized distributors, and the prices are a specified percentage reduction off of the base prices. When a CA enters a quote and it has completed the review process, the prices are assigned within M2K to that specific customer. The LST and DIS price lists are used as a baseline for analysis purposes. When invoicing a customer’s order, the invoice prices and customer information are populated by M2K based on the orders entered into the system and the Customer Master File (REV 13).

Order Entry

Orders from customers are received by the CA’s via email, fax or mail. Verbal orders are not accepted.

Fax and E-mail Orders
Upon the receipt of fax and e-mail orders, the CA verifies customer information on the fax/e-mail sheet against the Customer Master File (REV 17). After the information has been validated, the order is entered into M2K. M2K automatically assigns a sequential internal order number. The CA who entered the Purchase Order into M2K is required to stamp the order, sign off, and manually write in the internal order number, indicating entry into the system (REV 18). The order confirmation is printed from M2K, and verified against the original documentation by a different CAand each order is initialed as checked (REV 19). The order confirmation is faxed or e-mailed to the customer for verification (per the customer’s preferred contact method in the customer’s preferred format), and filed with the original faxed or e-mailed Purchase Order in the Customer Order File (REV 20).

M2K will message users that a customer purchase order number is already being used by another sales order if an identical number is entered into the system (REV 21). Each month a duplicate purchase order report is run by the Supply Chain Manager, and reviewed by the CA, with any duplicate numbers being investigated (REV 22). Most duplicate P.O. numbers relate to the same customer order with several “ship to” locations. If a duplicate purchase order is found, the order is zeroed out and closed by the CA. A query run daily by the Supply Chain Manager in M2K creates a report that identifies all pricing changes entered into the system, and all orders entered that day. The Supply Chain Manager reviews this report daily for any issues that require follow up or investigation (REV 23).

Product Shipment and Delivery

There are several ways to generate shipper(s) from M2K to prepare for customer shipments. A query run daily by the Traffic Manager in M2K creates a report looking forward 30 days to show inventory that meets the customer’s shipping requirements. This report will generate shipper(s), which are used to pick the inventory. Additionally when a manufacturing work order is complete and sent to Shipping from the Assembly Department a shipper is created. Shipping Personnel will verify the hardware, scale count and package on all shippers (REV 24). A copy of the last page of the work order showing the close quantity and inventory location will be turned into the shipping office to have a Shipper manually generated. The Sales Department can also request by telephone, or send a copy of a new Sales Order to the Shipping Department to have a Shipper generated.

The Shipper is then sent to the Packaging Coordinators to have the inventory picked and ensure that all packaging and labeling requirements have been satisfied. Prior to shipment, the shippable quantity of bagged parts are placed in shipping container (i.e. box) which has the Monogram Aerospace Fasteners logo imprinted. The inventory then goes to the UPS station to be weighed. Once weighed, the information is recorded on Shipper, along with the number of boxes. As a final step, regular shipments (i.e. no test report required) are staged on the Shipping Inspection table for Quality Assurance sign-off, while shipments requiring customer source inspection, or with special inspection requirements, are forwarded to Quality Assurance Document Control.

For shipments requiring source or special inspection, a copy of the Shipper is then sent to Quality Assurance Document Control Department (QADC) for Test Reports to be generated. All parts with lot traceability requirements must have a Test Report. When the Shipper and Test Report are returned from QADC, they are placed inside the container for review and approval by Quality Assurance Inspector. Once reviewed and approved, the inspector will buy off with their approval stamp on the Shipper. The packing slip part numbers / quantities are then checked against the Shipper part numbers / quantities, and the actual parts to ensure the proper parts are shipped (REV 25). The shipping box is then sealed, weighed and placed in the designated shipping area. A copy of the Shipper is turned in to the shipping office for recording the shipment in M2K, which automatically relieves the allocated inventory, and books the expense (REV 26). The Shipping Coordinator forwards all Shippers to the Accounting Department for invoicing. The Accounting Department prints all invoices from M2K, which automatically books the revenue and receivable (REV 27). The Accounting Department views the shipping queue, which lists all shipped orders that have not been invoiced, to ensure that all shipped orders are properly invoiced (REV 28). The Shippers are then sent to the Sales Department for filing. Bills of Lading and Manifests are sent directly to the Sales Department.

All shipments leaving the building must have the appropriate courier sign and date the paperwork (REV 29). MAF can use a third party trucking company in the event that the designated courier is not available due to the time or day of the month (e.g. Saturday). At month-end, appropriate accounting personnel reconciles all inventory accounts per the perpetual listing, as generated by the M2K inventory module, to the general ledger. The inventory reconciliation is then reviewed/approved by at least the next level supervisor (REV 30).

Consignment Revenue
Monogram Aerospace Fasteners maintains inventory on consignment at two locations for one customer. Each month the Supply Chain Manager or a CA logs into a third party website to retrieve the recorded usage of parts. The Supply Chain Manager or a CA will enter an order into M2K detailing the usage for the month, and forwards it to the shipping office for the Shipping Coordinator to process the shipper in M2K. When the Shipping Coordinator processes the shipper in M2K, the allocated inventory is relieved, and the associated cost of goods sold is booked. The Shipping Coordinator forwards the shipper to the Accounting Department and prints the invoice from M2K, which automatically books the appropriate revenue and receivable.

Accounts Receivable - Cash Application

The Administrative Assistant receives a report from the bank called “Cash Management System” daily, including the copies or original remittances from the customer. The LockBox Check sheet contains batches of checks that have been received in the lockbox the prior day, and any wire transfer processed the previous day. The cash receipts are entered into the system by the Administrative Assistant, and the cash receipt is applied to the appropriate account and invoice number indicated on the check remittance advice. If there is no invoice indication on the cash receipt, the A/R Aging is reviewed to see if the invoice can be identified. If the invoice cannot be identified, the appropriate CA is informed, and the CA contacts the customer. If the customer cannot be reached, the payment is applied to the customer’s account as an open payment. The unidentified cash will be applied to an invoice when the correct invoice has been identified. Each day the “Cash Journal” is then generated from M2K, and the total receipts entered is matched to the cash management system report to ensure all cash receipts were entered (REV 31). Appropriate accounting personnel runs the bank deposit report for the month and reconciles it against the cash journal total for the month. Each month the cash accounts are reconciled from the bank statements to the general ledger, and the appropriate accounting personnel compares the general ledger cash receipt total to the monthly bank receipt total to ensure that all deposits have been entered into M2K (REV 32). The Administrative Assistant posts the cash receipts into M2K on a daily basis, and M2K automatically posts the cash receipts to the applicable customers subledger accounts (REV 33). If an invoice is short paid, the Administrative Assistant contacts the appropriate CA to research and/or contact the customer to determine why the invoice was short paid. The CA will instruct the Administrative Assistant on what the issue is and how to enter it into the system.

Credit and Collections - Monitoring

The A/R Aging is run at least monthly in M2K by the Supply Chain Manager. The A/R Aging is regularly monitored to identify potential collectibility issues, and each month the Supply Chain Manager and

Controller or DFO discuss the A/R Aging and any customers deemed to have collectibility issues (REV 34). Calls are generally placed to customers after the due date has passed depending on the dollar amount past due, specific customer history, and other customer specific factors. If the customer still does not follow up with payment, the CA and external sales representative are contacted and they follow up with the customer. If the customer still does not follow up with payment, the Supply Chain Manager and Controller or DFO recommend a course of action which may include placing the customer on hold, sending a periodic account statement (with or without finance charges), or sending the account to collections. Each month the Supply Chain Manager and Controller or DFO discuss the A/R Aging and any customers deemed to have collectibility issues and if necessary writing off the customer balance to the allowance for doubtful accounts.

Accounts Receivable-Reconciliation

Appropriate accounting personnel prepares a reconciliation of accounts receivable at the end of each month. An Accounts Receivable Aging Report is run from M2K, and the appropriate Accounts Receivable account balance is obtained from this report. The accounting personnel lists and provides support for any reconciling items (e.g. intercompany receivables). The Accounts Receivable balance is reconciled to the subledger aging on a monthly basis, and is reviewed, signed, and dated at least the next level supervisor from the preparer (REV 35).

Allowance for Doubtful Accounts

Each month a reserve is calculated by appropriate accounting personnel for uncollectible accounts. The calculation is a combination of a general reserve based on historical bad debt write-offs, and a specific customer reserve based on an account by account review.

The general reserve is a calculation based on an average of the last three years write-offs in relation to the budgeted sales. This percentage is then used in conjunction with the year to date actual sales to calculate a general reserve amount. The Controller or DFO also reviews the A/R Aging report to identify reserve needs by customer and aging bucket.

These two numbers are combined to form the allowance for doubtful accounts. Each month appropriate accounting personnel reconciles the allowance for doubtful accounts calculation to the general ledger (REV 36). At least the next level supervisor of the preparer then reviews, signs, and dates the allowance for doubtful accounts reconciliation (REV 37). Appropriate accounting personnel compares the allowance for doubtful accounts per the calculation to the allowance for doubtful accounts general ledger account and makes a journal entry to adjust the account balance to the reserve calculation with the offsetting debit/credit going to uncollectible accounts expense.

Accounts Receivable Adjustments:
Returns
A customer notifies CA that a purchased product is incorrect, defective, damaged, or otherwise unusable and needs to be returned. The CA fills out a “Return Materials Authorization” (RMA) in M2K, and a sequential RMA number is automatically assigned by the system. The RMA requires the following information: customer, part number, quantity, and any description or comments required to describe the reason for the RMA. After the RMA has been entered into M2K, an ECA is sent to the following staff: Receiving Clerk, Supply Chain Manager, Production Manager, Director of Quality, and the Administrative Assistant. All RMA’s require Supply Chain Manager approval (REV 38). All returned goods must have an RMA present in the system to be received and processed (REV 41). If a replacement or rework is required the appropriate sales order activity takes place.

Material Review Board (MRB) dispositions goods returned by customers issuing a Discrepancy Report (DR) as documentation. An independent carrier (e.g. UPS) delivers the item to the receiving department. Receiving notifies QA of the RMA delivery. MRB physically verifies the part number and quantity of the returned goods, and then inspects the goods to determine disposition (e.g. scrap, rework, resale) (REV 42). Once the quantity and part number are verified, the goods are processed in M2K by the CA against the RMA, which triggers the creation of a credit memo and populates the appropriate fields (REV 43). If the item is defective or otherwise unable to be sold, it is segregated and disposed of in the system by a member of production control. MRB forwards the DR with the findings of the inspection, to the Sales Department for approval by the Supply Chain Manager and records retention with the original copy of the claim form, and the credit memo (REV 44).

Credits processing
Billing adjustments can be initiated by customers and/or internal personnel. The CA responsible for the specific customer fills out a “Billing Adjustment Form.” This form details the customer, the type of adjustment, and any description or comments required to describe the reason for the adjustment. Adjustments of this type are reviewed and approved by Supply Chain Manager (REV 45). If the claim requires authorization, it is forwarded to the appropriate person, who reviews the form and signs off as approved. Once authorized, the form is forwarded to the Administrative Assistant who enters the customer information into M2K, and prints the credit memo. When the credit memo is entered, M2K automatically posts the credit amount to the customer subledger and accounts receivable (REV 39). The credit memo, any appropriate support, and a copy of the original invoice are saved for records. If requested, a copy of the credit memo is mailed to the customer.

The types of adjustments processed include: over or short shipment, price adjustments, non-conforming goods, customer accommodation, sales/use taxes, shipping charges. The Sales Department keeps a running log of all adjustments that have prepared to ensure timely processing (REV 40). There are also transactions within M2K that credit an incorrect invoice in the invoice creation cycle. REVERSE.INVOICE is used by accounting to correct an invoice; leaving an audit trail of the original and new invoices within M2K.

Sales Commissions – see documentation in the FSC cycle.

Key Control Activities:

Performed By:
Supply Chain Manager
I.T. Manager
Contract Administrators
Administrative Assistant
Controller
Divisional Finance Officer
Assembly Department
Shipping Personnel
Shipping Coordinator
Traffic Manager
Accounting Department
Cost Accountant
General Accounting Supervisor

Receiving Clerk
Production Manager
Director of Quality

Supporting documentation for controls:
New account form
New credit application form
Purchase orders
Invoices
Bill of lading/packing slip
Customer master file
Return material authorization (RMA)
Event condition actions (ECA)
Price quote sheet
Quote activity report
Pricing change system report
Cash management system report
Cash journal
Billing adjustment form
Credit memo
Discrepancy report

Application/SAS 70:
M2K
Microsoft Excel
Microsoft Word

NORRIS CYLINDER COMPANY

TriMas Corporation
Sarbanes Oxley 404 Documentation

Cycle:	Revenue	Business Unit:	Norris Cylinder

Last Revision Date :	5/10/08	Responsible Individual:	Controller

GENERAL INFORMATION

The Revenue Cycle consists of the processes to establish customer; order entry; picking of the order; shipment; billing; and cash application. The functions involved in the Revenue Cycle include Customer Service, Credit and Collections, Sales, Shipping, and Accounts Receivable. The systems utilized in this process are ABW (Norris Cylinder’s Financial System and General Ledger) and Global Payments.

SYSTEM SECURITY

System access is restricted based on Role Based Security implemented in ABW (REV01). The ABW system is fully integrated between the Order Entry, Sales, Credit and Collections, Accounts Receivable, Cash and General Ledger modules.

SEGREGATION OF DUTIES

The Customer Service Department maintains the Customer Master File information in ABW, except for credit limits (REV02). The Credit Manager has the ability to change credit limits and payment terms in ABW (REV03). Customer Sales Order Forms (quote orders) are entered into ABW by authorized Customer Service Representatives or authorized Regional Sales Managers, against valid / established customer accounts (REV04). Orders are shipped and confirmed in ABW by Shipping Department personnel. These employees are separate from the Customer Service Representatives. The Credit Manager issues invoices and monitors the Accounts Receivable Aging. Cash application is also done by the Credit Manager, with review and approval by the Controller (REV05).

CUSTOMER AND CREDIT LIMITS

Setting up a new customer account is typically initiated by a Regional Sales Manager, who completes a Sales Order Form that lists the customer information, proposed payment terms (i.e., 2% 10, Net 30), and proposed pricing. The General Manager maintains all hardcopy price lists and is the only person who has the authority to change such lists (REV06).

The Sales Order Form is sent to a Customer Service Representative who inputs the address and other basic information directly into the Customer Master File in ABW. An account number is manually assigned by a Customer Service Representative. The Customer Service Representative forwards all customer information to the Credit Manager.

A new credit application is completed by the customer and is forwarded to the Credit Manager by the customer or the Regional Sales Manager. The Credit Manager reviews the credit application form, Dun & Bradstreet report (if applicable), and credit references to determine a credit limit (REV07). If the customer is going to pay cash in advance, then the customer will be placed on credit hold and no shipment will be made until payment is received. An ABW report indicating changes to the Customer Master File is reviewed by the Controller on a quarterly basis (REV08).

Credit Limits are reviewed when sales orders exceed established credit lines; or through customer requests. The Credit Manager will review payment history and determine if a change in the credit line is appropriate. From this data, all credit limit changes are approved by the Credit Manager who updates credit limit amounts in ABW (REV09).

PRICING/PROMOTIONS

When a Regional Sales Manager receives an inquiry from a new customer, he uses a tier pricing list to quote the customer a price (e.g., predefined group, quantity, location).

When an order is received, the Credit Manager compares the Sales Order Form to a tier pricing list for approval (REV10).

Norris may offer customers discounted or premium prices on certain product models. Special price adjustments are initially input by a Regional Sales Manager or a Customer Service Representative. The Credit Manager reviews the order, and compares it to a special price adjustment sheet for discounted prices and approves by initialing and dating the Sales Order Form (REV11).

ORDER ENTRY

When a customer submits an order, the product ordered is customized to the customer’s requirements (i.e.,colors, stamping). The order input into ABW creates a unique part number for the customer. Every cylinder has a serial number that is tracked to a specific customer.

Orders are placed by customers via phone, fax or e-mail.

Phone orders are received by a Regional Sales Manager or Customer Service Representative and the quote order information is entered directly into ABW for customers that have valid accounts in ABW (REV12). A Regional Sales Manager or Customer Service Representative verifies the customer order information while on the phone with the customer.

Upon the receipt of a fax or email order from a customer, a Customer Service Representative will determine what area the customer is from and then fax the order to the appropriate Regional Sales Manager. A Regional Sales Manager will verify the customer information against a Customer Master File before filling out a Sales Order Form (quote order) that contains a customer number, order date, freight and payment terms, and tentative pricing (REV13). The Regional Sales Manager will then send an email or fax back to a Customer Service Representative with the quote order and either a customer purchase order or an email from the customer which reflects their order requirements. A Customer Service Representative enters the quote order in ABW, reviews it for completeness and accuracy, and initials the quote order form.

The quote order form is forwarded to the Credit Manager who then approves the pricing after comparing it to a tiered-pricing list (REV14). Once pricing is approved, the quote order goes back to a Customer Service Representative where it is booked to a Sales Order, reviewed, and initialed again by a different Customer Service Representative before being confirmed in ABW (REV15). The Sales Acknowledgment is faxed or emailed to the customer, and filed with the original fax in the customer order file (REV16).

PRODUCT SHIPMENT AND DELIVERY

Once a Sales Order with a unique part number and customer specific information is input into ABW, a work order is then automatically created within ABW based on the Sales Order (REV17).

In the high pressure plant, the Purchasing, Production, and Inventory Analyst maintains control of work orders so that duplicates are not created. In the Acetylene Plant, the Plant Manager and Production Supervisor maintain control of work orders so that duplicates are not created.

Production is then issued against the work order. After the work order is completed, the Finished Goods go directly from the production line to the shipping dock.

The Traffic and Distribution Coordinator has a listing of all inventory which is categorized as Work-In-Process (WIP) or Finished Goods. Prior to an order being shipped, the Traffic and Distribution Coordinator will reconcile the quantity of Finished Goods on the ABW generated listing to the quantity on the shipping dock (REV18). If there are no differences, the Traffic and Distribution Coordinator will use the Sales Order number to generate a Bill of Lading (BOL), also called a packing list, from ABW. If a full truckload is being shipped, one packing list is placed on one of the pallets in the truckload. If less than a full truckload is being shipped, a sticker is placed on every pallet which indicates the ship to address to help with identification of the pallet. A packing list for each less than truckload shipment is assigned to one of the pallets. Both the truck driver and the Traffic and Distribution Coordinator sign and date the BOL (REV19).

A hard copy of the BOL is sent to the Credit Manager who then selects the appropriate BOL number from a drop down menu in ABW. Daily, the BOLs are entered and an invoice is automatically created in ABW based on the BOL and sales order information (REV20). Once a week, the Credit Manager runs an invoice register through ABW that contains FOB Origin invoices created that week and FOB Destination invoices where written customer receipt has been confirmed. Then the Senior Accountant is able to roll the sales from the sub-ledger to the Trial Balance, thus recognizing revenue.

Although the majority of shipments are FOB Origin, Norris has an international customer with FOB Destination shipping terms. Invoices with FOB Origin terms are automatically transferred to the invoice register (REV21). Invoices with FOB Destination terms are manually selected to populate onto the invoice register. The Credit Manager only selects FOB Destination invoices after written confirmation of receipt (REV22). The invoice register highlights FOB Destination invoices. On a quarterly basis the Controller will review the invoice register for FOB Destination invoices to determine that revenue was appropriately recognized (REV23). On a quarterly basis the Controller will obtain a listing of the FOB Destination invoices that have not been populated to the invoice register to verify that a customer confirmation has not yet been received (REV24).

ACCOUNTS RECEIVABLE-CASH APPLICATION

Daily, the Credit Manager prints a Prior Day Account Detail report from Comerica’s Gateway Cash Management system that shows total checks and wire transfers received that day in the lockbox. The Credit Manager receives daily a Deposit Detail Report with attached check images and check stubs from the prior day. The cash receipts are entered into the system by the Credit Manager. Cash receipts are applied to the appropriate account and invoice number indicated on the remittance advice. If there is no invoice number on the receipt, the A/R Aging is reviewed to see if the invoice can be identified, or the Credit Manager calls the customer to confirm the invoice(s) being paid. If the invoice number for the receipt cannot be identified, the Credit Manager will apply the receipt to the customer account. The Controller performs a second level of review of receipts entered by the Credit Manager to verify that all receipts are applied to valid customer accounts (REV25). Any receipts received in the Norris office are sent directly to the bank.

For credit card payments, the Credit Manager pulls the customer name and contact information from the invoice. The customer then provides the Credit Manager with the appropriate credit card number and expiration date. The Credit Manager enters customer and credit card information and the invoice amount into Global Payments software. After the transaction is submitted through the software, the Credit Manager prints out two copies of the transaction details. One copy is maintained by the Credit Manager as a record. The Credit Manager writes the invoice and customer number on the second copy and includes it with the weekly receipts.

For all receipts, the Credit Manager posts receipts into ABW on a weekly basis. Monthly, the Senior Accountant reconciles the amount of receipts on the bank report to the cash account in the G/L (ABW) as a verification that all cash receipts are posted to the G/L (REV26).
CREDIT AND COLLECTIONS -MONITORING

The A/R Aging is run monthly in ABW by the Credit Manager. The Credit Manager reviews the status of accounts and contacts customers with past due amounts regarding payment status. In addition, the Credit Manager monitors the A/R Aging throughout the month to identify potential collection issues. Phone calls to the customers are tracked on the A/R Aging by noting specifics of phone conversations including person talked to, promises made, and other details. Customers with past due accounts, 90 days and over, are discussed weekly by the Credit Manager and Controller.

The Controller and the Credit Manager work together to determine when an account is no longer collectible. An account that is deemed uncollectible will be discussed with the appropriate Regional Sales Manager, who will be notified that the account will be sent to the collection agency if the payment is not received. After an item is sent to the collection agency, the write-off amount is determined if payment is not received within a reasonable amount of time. The write-off entry is approved by the Controller and the Credit Manager makes an adjustment to A/R and the allowance for doubtful accounts (REV27).

ACCOUNTS RECEIVABLE-RECONCILIATION

At the end of each month, the Senior Accountant runs an account balance detail report from the G/L (ABW). The appropriate Accounts Receivable balance is obtained from this report. The Senior Accountant reconciles the Accounts Receivable balance per the G/L (ABW) to the A/R Aging on a monthly basis. The Controller reviews and approves the A/R reconciliation (REV28). The Senior Accountant reconciles all receipts from the G/L to the bank statement on a monthly basis. The Controller reviews and approves the bank reconciliation (REV29). Variances are typically due to returned checks, errors, deposits in transit, and misclassified credit card payments.

RESERVES

Allowance for Doubtful Accounts
The allowance for doubtful accounts is the total of the reserve for Trade A/R and contract receivables. Once a quarter, the Credit Manager calculates a reserve for Trade A/R based on A/R Aging. An Allowance for Bad Debt Analysis Excel spreadsheet contains a breakdown of A/R balances that are separated into five different categories: Current (0-30 days outstanding), 1-30 days outstanding (past the original 30 days), 31-60 days outstanding (past the original 30 days), 61-90 days outstanding (past the original 30 days), and 90+ days outstanding (past the original 30 days). Balances within each category have a specified reserve percentage as determined based on management’s judgment of A/R collectibility. The reserve for contract receivables is based on a specific percentage of the contract receivable based on management’s judgment of contract receivable collectibility. The reserve for doubtful accounts calculated by the Credit Manager together with related supporting documentation is reviewed by the Controller on a quarterly basis (REV30).

Credits processing
A customer complaint is created for each customer call that indicates there was a shipping, billing, pricing, or other problem experienced by the customer. Complaints are input into a Corrective Action Form / Customer Complaint spreadsheet in Excel by a Regional Sales Manager or the Quality Assurance Manager. Before a case is entered, a review of the existing customer complaints is performed to ensure that a case is not duplicated. The customer name, date of contact, and description of the issue(s) is entered into the Corrective Action Form / Customer Complaint spreadsheet and forwarded via email to the appropriate individuals for follow up. Returns are sent to the attention of the Quality Assurance Manager. Pricing disputes are sent to a Regional Sales Manager and/or a Customer Service Representative. Shipping errors are sent to the Materials Manager. Billing adjustments are sent to either the Credit Manager or a Regional Sales Manager. The Quality Assurance Manager enters the action taken, completion date, and person responsible for any complaints into the Corrective Action Form / Customer Complaint spreadsheet. The Credit Manager will issue a credit invoice through ABW after obtaining the approved Return Materials Authorization (RMA) or Controller approval (REV31). The Credit Manager will attach a copy of the Corrective Action Form / Customer Complaint spreadsheet to the invoice. Once the issue is resolved, the Quality Assurance Manager closes the complaint by signing and dating the Corrective Action Form / Customer Complaint spreadsheet.

Returns
A customer notifies a Customer Service Representative, Regional Sales Manager, or the Quality Assurance Manager that a purchased product is the incorrect product, defective, damaged, or otherwise unusable and needs to be returned. The issue is documented in the Corrective Action Form / Customer Complaint spreadsheet. An RMA is created in Excel by the Quality Assurance Manager. Approval of the return is completed by the Quality Assurance Manager (REV32). If the return is deemed re-sellable, the Corrective Action Form / Customer Complaint spreadsheet is issued to Production Control so that a negative sales order can be created. Once the negative sales order has been created, shipping will need to create a negative BOL based on the negative sales order. From that point, a credit invoice will be created by the Credit Manager. If a return is not deemed re-sellable, the Credit Manager will issue a miscellaneous credit and the item will be scrapped.

Sales Commissions– see documentation in the Financial Statement Close cycle under Management/ Sales Bonuses.

KEY CONTROL ACTIVITIES:

REV 08 -- An ABW report indicating changes to the Customer Master File is reviewed by the Controller on a quarterly basis.
REV.19-- Both the truck driver and the Traffic and Distribution Coordinator sign and date the BOL.

REV 26 -- Monthly, the Senior Accountant reconciles the amount of receipts on the bank report to the cash account in the G/L.
REV 28 -- The Senior Accountant reconciles the Accounts Receivable balance per the G/L (ABW) to the A/R Aging on a monthly basis. The Controller reviews and approves the A/R reconciliation.
REV 30 -- The reserve for doubtful accounts calculated by the Credit Manager and together with related supporting     documentation is reviewed by the Controller on a quarterly basis.
REV31 -- The Credit Manager will issue a credit invoice through ABW after obtaining the approved Return Materials     Authorization (RMA) or Controller approval.

PERFORMED BY:
Credit Manager
Customer Service Representative
Regional Sales Manager
Shipping Department
Controller
General Manager
Purchasing, Production, and Inventory Analyst
Plant Manager
Production Supervisor
Traffic and Distribution Coordinator
Truck Driver
Senior Accountant
Quality Assurance Manager
Materials Manager
Production Control

SUPPORTING DOCUMENTATION FOR CONTROLS:
Customer Master File
Sales Order Form (Quote Order)
Invoice
Accounts Receivable Aging
Tier Price List
Changes to the Customer Master File Report
Special Price Adjustment List
Purchase Order
Sales Order
Sales Acknowledgment
Invoice Register
Prior Day Account Detail
A/R Aging Reconciliation to the G/L
A/R Bank Reconciliation
Allowance for Bad Debt Analysis
Corrective Action Form / Customer Complaint spreadsheet
Return Materials Authorization

APPLICATION/ SAS70:
ABW
Global Payments

RICHARDS MICRO-TOOL, INC.

		Business Unit: RMT/CET	Date Issued: 5-1-04
		Prepared by: D. Bent	Approved by: Mike Fucillo
Sarbanes-Oxley Section 404 Controls Documentation

Process:	Revenues	Financial Statement Caption:	All

Process Sub-cycle:	Customer Credit Checks	Level Within TriMas:	BU: RMT/CET

Process Owner:	Enter Name and Title: Doreen Bent, FM

Control Objective Number	REV 04

Control Objective:	Credit checks are performed consistent with credit management policy to determine credit limits and creditworthiness.

Control Risks:	Validity, Fraud, Liability

Possible Control Types:	Authorization, Monitoring, Manual Procedure, Business Application, Budgeting, Segregation of Duties, Physical Custody.

Control Guidance:
What is the procedure for performing credit checks? How/where is this information these retained? Is credit granted to all customers or do they have to meet certain thresholds or be a customer for a defined length of time?

Description of Process and Control Activities:
The general policy for new customers to buy on credit – open account is to request 3 credit references and a bank reference. A letter for open account with a brief description of the company and the lines that they are interested in buying from our company. A letter/ fax is given to the customer requesting this information stating our terms at the time. To avoid delay of shipping first time order maybe shipped COD. The sales department requests this information.
Key Control Techniques:
Upon review and authorization of a credit line by the FM or GM the order is released and the account is watched. Information is filed for 3 years. If no sale within a year, a request maybe made again for current credit information.

Overall Control Objective Maturity Rating (This should be your combined rating of all of the Key Control Techniques shown above):
Rating 3 Standardized integrated into the weekly & monthly process with proprietary software to run standard accounting reports.
Supporting documentation for controls:
Aged accounts receivable reports, cash receipts journal, sales journal, & letters of requests for open account
Control level of importance:
X High – Critical to organization/reporting; Must be in place.
•Medium – Good control; Should be in place.
•Low – Good control; Best practice, but not absolutely necessary.

	Business Unit: RMT/CET	Date Issued: April 30, 2004
	Group Controller Approval:	General Manager Approval: Mike Fucillo
Prepared By: Mike Fucillo	Process Owner Approval: Doreen Bent, Mike Fucillo	BU Controller Approval:
Sarbanes-Oxley Section 404 Controls Documentation

Process:	Revenues	Financial Statement Caption:	All

Process Sub-cycle:	Credit Policy	Level Within TriMas: PTC	BU RMT/CET

Process Owner:	Doreen Bent Financial Manager, Mike Fucillo GM

Control Objective Number	REV 03

Control Objective:	The Company maintains a credit policy which it follows to determine whether and how much customers may order items on credit.

Control Risks:	Validity, Fraud, Liability

Possible Control Types:	Authorization, Monitoring, Manual Procedure, Business Application, Budgeting, Segregation of Duties, Physical Custody.

Control Guidance:	Is there a formal credit policy? Where is this policy documented? If not formal or documented, what is the general policy? How is it reviewed or how are customers reviewed that are on credit?

Description of Process and Control Activities:

The company has a formal credit policy in flow chart form. Certain operations on the flow chart require updating when referencing individual names. A copy of the policy resides in the offices of the GM and FM.

The policy requires a customer to fax three credit and one bank reference ; that are verified by customer service by faxing the inquiries the references. Customer service will collect the returned references and forward to the FM or GM for approval.

Credit limits vary on new customers and can be increased or decreased over time based on the collection experience.
The FM or GM will note on the approval the initial credit line if necessary. Collaboration with sales representatives and Keo Cutter aid in the credit worthiness of a potential and existing customer.

The system will flag a customer that exceeds the credit limit and prevent the order or shipment from being processed.
The customer service rep will review the account with the FM and customer for resolution.

Key Control Techniques:
Business Application- Flags in the Profit Key software that prevent potential collection issues.
Manual Process-In order for an order to be shipped over the customers credit limit or for a credit limit to be changed customer service and the FM must be contacted.
Overall Control Objective Maturity Rating (This should be your combined rating of all of the Key Control Techniques shown above): 3

Supporting documentation for controls:
Credit references verified and approved by the GM or FM

Business Unit: RMT/CET	Date Issued:5-1-04
Prepared by: D. Bent	Approved by: Mike Fucillo
Sarbanes-Oxley Section 404 Controls Documentation

Process:	Revenues	Financial Statement Caption:	Accounts receivable

Process Sub-cycle:	A/R - Aging & Collections	Level Within TriMas:	BU

Process Owner:	Enter Name and Title: Doreen Bent, FM

Control Objective Number	REV 26

Control Objective:	Accounts receivable aging and collection is regularly monitored to identify potential collectibility issues in a timely manner.

Control Risks:	Validity, Accuracy, Completeness, Timeliness

Possible Control Types:	Authorization, Monitoring, Manual Procedure, Business Application, Budgeting, Segregation of Duties, Physical Custody.

Control Guidance:	How is A/R aging and collection monitored? Are calls placed to the customer? How are these tracked? What are the triggering points to create a specific reserve for an invoice?

Description of Process and Control Activities:
Monthly reports are run by the FM, Cash applications are done by CSR, and Part time person also reviews info weekly. The ageing is reviewed monthly, weekly, and daily through 3 different people Amounts reviewed are disallowed deductions, customer service issued, and past due amounts.
Key Control Techniques:
Notification of amounts in question are given to the customer by fax or by telephone by CSR, RM Also, amounts are reviewed weekly when the AR report is run. Part time personnel Tom Muggett reviews and sends statements & copies to customers, and also telephone calls are made. When a customer cannot be reached and no reply is given items are placed for collection and written off.
Overall Control Objective Maturity Rating (This should be your combined rating of all of the Key Control Techniques shown above):
Rating 2 Informal control structure defined but not documented
Supporting documentation for controls:
Aged accounts rec. reports, statements, copies of remittance and telephone log notes, third party information, and documented information in the system.
Control level of importance:
•High – Critical to organization/reporting; Must be in place.
X Medium – Good control; Should be in place.
•Low – Good control; Best practice, but not absolutely necessary.

Rieke Auburn
Collections Policy

Purpose	The purpose is to ensure that our outstanding receivables are current.

Timeline for Collection	The following timeline has been created to outline which actions should occur when a receivable is X many days past due.

Days Past Due	Action Required
0 - 30 days	Normal process is to send out statements at the end of each month
31 - 60 days	A letter will be sent to let the customer know that the invoice(s) are past due.
61 - 90 days	A phone call will be made to let the customer know that the invoice(s) are past due. A confirming e-mail or letter will be sent.
91 – 120 days	Customer will be placed on credit hold and the Credit Manager will request assistance from the Sales department on collection of past due invoices.
121 – 180 days	Account will be turned over to collections.

Bad Debt Reserve	We will utilize the Balance Sheet Approach to Accounts Receivable Bad Debt Reservation.
If we are notified of liquidation or bankruptcy, the account will be 100% reserved for.

Days Past Due	Reservation
61 – 120 days	25%
121 – 365 days	50%
366 + (+ liquidation/bankruptcy)	100%

EXHIBIT B

LOCK-BOX ACCOUNTS

Bank Name	Account Number	Lockbox Number	Account Name
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521154	203065	Arrow Engine Company
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521162	774624	Cequent Consumer Products, Inc.
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521188	774615	Cequent Performance Products, Inc.
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521196	774609	Hi-Vol Products LLC
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521204	774657	Keo Cutters, Inc.
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521212	203061	Lamons Gasket Company
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521220	3272	Monogram Aerospace Fasteners, Inc.
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521279	203069	Norris Cylinder Company
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521287	774633	Richards Micro-Tool, Inc.
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521295	774640	Rieke Corporation

EXHIBIT C

FISCAL MONTHS

FY 2011
01/30
02/27
03/31
05/01
05/29
06/30
07/31
08/28
09/30
10/30
11/27
12/31

FY 2012
01/29
02/26
03/31
04/22
05/20
06/30
07/29
08/26
09/30
11/04
12/02
12/31

FY 2013

[To come not later than 12/1/2012]

FY 2014

[To come not later than 12/1/2013]

FY 2015

[To come not later than 12/1/2014]

EXHIBIT D

FORM OF INTERIM REPORT

EXHIBIT E

FORM OF MONTHLY REPORT

TriMas Servicer Report-Amended
For the Month Ended:
MM/DD/YYYY
(Page 2)
($000's)

	Current Month	One Month Prior	Two Months Prior
BORROWING BASE			
NET RECEIVABLES BALANCE			
RESERVES			
Loss Reserve Ratio			
Dilution Reserve Ratio			
Carrying Cost Reserve Ratio			
Servicing Reserve Ratio			
Subtotal			
Required Reserve Factor Floor			
Required Reserve %			
Required Reserve $ (RR)			
FUNDING AVAILABILITY			
Net Receivables Balance (NRB)			
Less: Required Reserve			
AVAILABILITY			
Current Net Investment (NI)			
Current Letters of Credit Outstanding (LCs)			
Incremental Availability or (Required Paydown)			
Purchase or Paydown at Settlement			

TRIGGER COMPLIANCE

	Compliance Test	Compliance Level	Current Month	One Month Prior	Two Months Prior
Asset Interest	(NI+LCs+RR) / NRB < 100%	In Compliance			
3M Delinquency Trigger	Less than 5%	In Compliance			
3M Default Ratio	Less than 3%	In Compliance			
3M Dilution Ratio	Less than 9%	In Compliance			

EXCESS CONCENTRATIONS

	Obligor Name	Short Term Debt Rating	Allowable %	Total Receivables		
1.						
2.						
3.						
4.						
5.						
6.						
7.						
8.						
9.						
10.						

OTHER FINANCIAL INFORMATION

Discount Percentage			

The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to outstanding receivables as of MM/DD/YYYY is in accordance with the Amended & Restated Receivables Transfer Agreement dated September 13, 2011 and that all representations and warranties related to such Agreement are restated and reaffirmed.

Signed: ______________________ Date: __________

Title:

EXHIBIT F

FORM OF TRANSFER NOTICE

[Date]

Wells Fargo Bank, National Association, individually
and as Administrative Agent
6 Concourse Parkway, Suite 1450
Atlanta, GA 30328
Attention:     Ryan Tozier
Telephone:     (404) 732-0812
Telecopy:     (404) 732-0801
E-mail:     ryan.tozier@wellsfargo.com

Re: TRANSFER NOTICE

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Transfer Agreement dated as of September 15, 2011 (as amended, restated or otherwise modified from time to time, the “Agreement”) by and among TSPC, INC., a Nevada corporation, as transferor (in such capacity, the “Transferor”), TRIMAS CORPORATION (“TriMas Corp.”), a Delaware corporation, individually, as collection agent (in such capacity, the “Collection Agent”), TRIMAS COMPANY LLC (“TriMas LLC”), a Delaware limited liability company, individually, as Guarantor , the several financial institutions identified on Schedule B thereto and their respective permitted successors and assigns (the “Purchasers”; each, individually, a “Purchaser”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the benefit of the Purchasers (in such capacity, together with its successors in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

1.    The Administrative Agent and the Purchasers are hereby notified of the following proposed Incremental Transfer:

Transfer Date:                            ____________, 20__
Transfer Price (aggregate):                    $______________
[Purchaser Name, ____% of Transfer Price = $___________]
[Purchaser Name, ____% of Transfer Price = $___________]

Effective on the Transfer Date, the Transferor hereby conveys, transfers and assigns to the Administrative Agent, for the benefit of the Purchasers, an undivided ownership interest in the Receivables and the Related Security, Collections and Proceeds with respect thereto.

2.    By its signature below, the Transferor hereby represents and warrants that on the applicable Transfer Date, the following statements shall be true (and acceptance of the proceeds of such Transfer shall be deemed a representation and warranty by Transferor that such statements are then true):
(i)    the representations and warranties set forth in Section 3.01 are true and correct in all material respects on and as of the date of such Transfer as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall remain true and correct in all material respects as of such earlier date;
(ii)    no event has occurred and is continuing, or would result from such Transfer, that will constitute a Termination Event or a Potential Termination Event; and
(iii)    after giving effect to such Credit Event, no Investment Base Deficiency will exist and be continuing.

Very truly yours,

TSPC, INC.

By: ______________________________
    Name:
    Title:

cc: other Purchasers

EXHIBIT G

FORM OF REDUCTION NOTICE

[Date]

Wells Fargo Bank, National Association, individually
and as Administrative Agent
6 Concourse Parkway, Suite 1450
Atlanta, GA 30328
Attention:     Ryan Tozier
Telephone:     (404) 732-0812
Telecopy:     (404) 732-0801
E-mail:     ryan.tozier@wellsfargo.com

Re: REDUCTION NOTICE

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Receivables Transfer Agreement dated as of September 15, 2011 (as amended, restated or otherwise modified from time to time, the “Agreement”) by and among TSPC, INC., a Nevada corporation, as transferor (in such capacity, the “Transferor”), TRIMAS CORPORATION (“TriMas Corp.”), a Delaware corporation, individually, as collection agent (in such capacity, the “Collection Agent”), TRIMAS COMPANY LLC (“TriMas LLC”), a Delaware limited liability company, individually, as Guarantor , the several financial institutions identified on Schedule B thereto and their respective permitted successors and assigns (the “Purchasers”; each, individually, a “Purchaser”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the benefit of the Purchasers (in such capacity, together with its successors in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

The Administrative Agent and the Purchasers are hereby notified of the following proposed reduction in the Net Investment:

Proposed reduction date:                    ____________, 20__
Aggregate reduction amount:                $______________

[Purchaser Name, ____% of aggregate reduction = $___________]
[Purchaser Name, ____% of aggregate reduction = $___________]

Very truly yours,

TSPC, INC.

By: ______________________________
    Name:
    Title:

cc: other Purchasers

EXHIBIT H

TRADE NAMES

Corporate Name	Trade and Other Names Since 05/04
Arrow Engine Company	None
Cequent Performance Products, Inc.	Cequent Electrical Products, Inc. Cequent Trailer Products, Inc. Cequent Towing Products, Inc. Hidden Hitch Acquisition Company Hitch ‘N Post, Inc.
Cequent Consumer Products, Inc.	Highland Group Corporation
Hi-Vol Products LLC	Fittings Products LLC
KEO Cutters, Inc.	None
Lamons Gasket Company	None
Monogram Aerospace Fasteners, Inc.	None
Norris Cylinder Company	None
Richards Micro-Tool, Inc.	None
Rieke Corporation	None

EXHIBIT I

FORM OF SECRETARY’S CERTIFICATE

[Date]

I, [ ], the undersigned Secretary of [ ], a [ ] (the “Company”) am delivering this certificate in my official capacity (and not in any personal capacity) pursuant to that certain Amended and Restated Receivables Transfer Agreement, dated as of September 15, 2011, by and among TSPC, Inc. as transferor, TriMas Corporation, individually, as collection agent, TriMas Company LLC, individually, as guarantor under the Limited Guaranty set forth in Article IX thereto, the several financial institutions identified on Schedule B thereto and their respective permitted successors and assigns (the “Purchasers”; each, individually, a “Purchaser”), and Wells Fargo Bank, National Association, a national banking association, as letter of credit issuer (in such capacity, together with its successors in such capacity, the “LC Issuer”) and as administrative agent for the benefit of the Purchasers and the LC Issuer (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and DO HEREBY CERTIFY as follows:
(b)    Attached hereto as Annex A is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of each of the documents (the “Documents”) mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.
(c)    Attached hereto as Annex B is a true and complete copy of the By-laws of the Company (the “By-laws”) as in effect on the date hereof. Such By-laws have not been modified, amended or rescinded and are still in full force and effect.
(d)    Attached hereto as Annex C is a true and complete copy of the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) as in effect on the date hereof. Such Certificate of Incorporation has not been modified since the date shown thereon, and remains in full force and effect.
(e)    Attached hereto as Annex D is a copy of the good standing certificate of the Company, certified by the Secretary of the State of [ ], the jurisdiction of its [incorporation].
(f)    Each person who, as a director or officer of the Company, signed the Documents, or any other document or certificate delivered prior hereto or on the date hereof in connection with the execution and delivery of the Documents was duly elected or appointed, qualified and acting as such director or officer at the respective times of such signing and delivery, and the signatures of such persons appearing on such Documents were their genuine signatures.

(g)    Cahill Gordon & Reindel llp may rely on this certificate in connection with any opinion that such firm is rendering pursuant to the agreement referenced in the preamble.

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first written above.
[ ]
By:
Secretary
I, the undersigned, [ ] of [ ], DO HEREBY CERTIFY that [ ] is the duly elected and qualified Secretary of the Company and the signature above is his genuine signature.

By:	[Officer]

[Attachments:

Annex A-Resolutions
Annex B-By-laws
Annex C-Certificate of Incorporation
Annex D-Good Standing Certificate]